UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

THE WESTERN UNION COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

THE WESTERN UNION COMPANY
7001 E. Belleview Avenue
Denver, Colorado 80237

March 28, 2023

DEAR STOCKHOLDER:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of The Western Union Company (the “Company”), to be held at 8:00 a.m., local time, on Friday, May 12, 2023, at the Company’s headquarters located at 7001 E. Belleview Avenue, Denver, Colorado 80237. The registration desk will open at 7:30 a.m.

The attached notice and Proxy Statement contain details of the business to be conducted at the Annual Meeting. In addition, the Company’s 2022 Annual Report, which is being made available to you along with the Proxy Statement, contains information about the Company and its performance. Directors and certain officers of the Company will be present at the Annual Meeting.

Your vote is important! Whether or not you plan to attend the Annual Meeting, please read the Proxy Statement and then vote at your earliest convenience by telephone, Internet, tablet or smartphone, or request a proxy card to complete, sign, date and return by mail. Using the telephone, Internet, tablet or smartphone voting systems, or mailing your completed proxy card, will not prevent you from voting in person at the Annual Meeting if you are a stockholder of record and wish to do so.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the Company.

Regards, Devin B. McGranahan President, Chief Executive Officer and Director

YOUR VOTE IS IMPORTANT!
PLEASE PROMPTLY VOTE BY TELEPHONE, INTERNET, TABLET OR SMARTPHONE, OR REQUEST A PROXY CARD TO COMPLETE, SIGN, DATE AND RETURN BY MAIL SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. YOUR PROMPT ACTION WILL AID THE COMPANY IN REDUCING THE EXPENSE OF PROXY SOLICITATION.

THE WESTERN UNION COMPANY
7001 E. BELLEVIEW AVENUE
DENVER, COLORADO 80237
(866) 405-5012

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
When: May 12, 2023 at 8:00 a.m. Mountain Time	Where: Company Headquarters 7001 E. Belleview Avenue Denver, Colorado 80237	Record Date: March 15, 2023

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement before voting.

ITEMS OF BUSINESS		BOARD’S RECOMMENDATION	FURTHER INFORMATION
1	Election of Directors named in this Proxy Statement to serve as members of the Company’s Board of Directors until the Company’s 2024 Annual Meeting of Stockholders	FOR each director nominee	Page 14
2	Hold an advisory vote to approve executive compensation	FOR	Page 71
3	Hold an advisory vote on the frequency of the vote on executive compensation	FOR one year	Page 73
4	Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2023	FOR	Page 74
5	Approve an amendment to the charter to limit liability for certain officers	FOR	Page 76
6	Vote on the stockholder proposal described in the accompanying Proxy Statement, if properly presented at the Annual Meeting	AGAINST	Page 78
7	Transact any other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting

ATTENDING THIS MEETING

All stockholders will be required to show valid, government-issued, photo identification or an employee badge issued by the Company. If you own shares as a stockholder of record (a “Registered Holder”), your name will be compared to the list of registered stockholders to verify your share ownership. If you own shares through a broker, agent, or other nominee (a “Beneficial Holder”), you will need to bring evidence of your share ownership, such as your most recent brokerage account statement or a legal proxy from your broker, agent or other nominee. If you do not have valid picture identification and proof that you own Company shares, you will not be admitted to the Annual Meeting. All packages and bags are subject to inspection. Please note that the registration desk will open at 7:30 a.m. Please arrive in advance of the start of the Annual Meeting to allow time for identity verification.

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

WHO CAN ATTEND AND VOTE

Our stockholders of record on March 15, 2023 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement that may take place. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for ten days prior to the Annual Meeting at our principal executive offices during normal business hours located at 7001 E. Belleview Avenue, Denver, Colorado 80237.

YOUR VOTE IS EXTREMELY IMPORTANT.

TELEPHONE	INTERNET	BY MAIL	BY TABLET OR SMARTPHONE	IN PERSON
Beneficial Holders call toll free at 1-800-454-8683 Registered Holders call toll free at 1-866-883-3382	Beneficial Holders visit www.proxyvote.com Registered Holders visit www.proxypush.com/WU	Request a paper proxy card to complete, sign, date and return

Beneficial Holders vote your shares online with your tablet or smartphone by scanning the QR code above.

Registered Holders vote your shares online with your tablet or smartphone by scanning the QR code on your Proxy Card.

Attend the Annual Meeting

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

The Company’s Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com or www.proxydocs.com/brokers/WU for Beneficial Holders and www.proxydocs.com/WU for Registered Holders. To access such proxy materials, you will need the control/identification numbers provided to you in your Notice of Internet Availability of Proxy Materials or your Proxy Card.

We appreciate your prompt vote. After reading the Proxy Statement, please vote at your earliest convenience, by telephone, Internet, tablet or smartphone, or request a proxy card to complete, sign, date and return by mail. If you decide to attend the Annual Meeting and would prefer to vote in person by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

Please note that all votes cast via telephone, Internet, tablet or smartphone must be cast prior to 11:59 p.m., Eastern Time on Thursday, May 11, 2023. For shares held in The Western Union Company Incentive Savings Plan, direction regarding how to vote such shares must be received by mail on or before Tuesday, May 9, 2023, or by telephone, Internet, tablet or smartphone by 11:59 p.m., Eastern Time, on May 9, 2023.

By Order of the Board of Directors

Darren Dragovich

Secretary

March 28, 2023

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PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement before voting.

2023 ANNUAL MEETING OF STOCKHOLDERS OF THE WESTERN UNION COMPANY (the ”Company,” “Western Union,” “we,” “our,” or “us”)
When: May 12, 2023 at 8:00 a.m. Mountain Time	Where: Company Headquarters 7001 E. Belleview Avenue Denver, Colorado 80237	Record Date: March 15, 2023

MEETING AGENDA AND VOTING MATTERS

ITEM	MANAGEMENT PROPOSALS	BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)
1	Election of Directors named in this Proxy Statement to serve as members of the Company’s Board of Directors until the Company’s 2024 Annual Meeting of Stockholders	FOR each director nominee	14
2	Advisory Vote to Approve Executive Compensation	FOR	71
3	Advisory Vote on the Frequency of the vote on executive compensation	FOR one year	73
4	Ratify the Selection of Ernst & Young LLP as our independent registered public accounting firm for 2023	FOR	74
5	Approve an Amendment to the Company’s charter to limit liability for certain officers	FOR	76

ITEM	STOCKHOLDER PROPOSAL	BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)
6	Stockholder proposal regarding stockholder right to act by written consent	AGAINST	78
INFORMATION ABOUT OUR DIRECTOR NOMINEES (PAGE 6)

2023 Proxy Statement  |  i

PROXY SUMMARY

OUR DIRECTOR NOMINEES

Martin I. Cole Independent	Devin B. McGranahan	Betsy D. Holden Independent
Age 66 Director Since 2015	Age 54 Director Since 2021	Age 67 Director Since 2006
Committee(s) • Compensation and Benefits Committee • Compliance Committee	Committee(s) • None	Committee(s) • Compensation and Benefits Committee • Corporate Governance, ESG, and Public Policy Committee Chair

Jeffrey A. Joerres Independent	Michael A. Miles, Jr. Independent	Timothy P. Murphy Independent
Age 63 Director Since 2015 Chair of the Board	Age 61 Director Since 2006	Age 61 Director Since 2020
Committee(s) • None	Committee(s) • Compensation and Benefits Committee Chair • Corporate Governance, ESG, and Public Policy Committee	Committee(s) • Audit Committee • Compliance Committee Chair

Jan Siegmund Independent	Angela A. Sun Independent	Solomon D. Trujillo Independent
Age 58 Director Since 2019	Age 48 Director Since 2018	Age 71 Director Since 2012
Committee(s) • Audit Committee Chair • Compliance Committee	Committee(s) • Audit Committee • Compensation and Benefits Committee	Committee(s) • Audit Committee • Compliance Committee

ii  |  The Western Union Company

PROXY SUMMARY

GOVERNANCE HIGHLIGHTS (PAGE 15)

✓	Annual Election of Directors
✓	Proxy Access
✓	Majority Vote Standard in Uncontested Elections
✓	Stockholder Right to Call Special Meetings at 10% Ownership Threshold
✓	No Stockholder Rights Plan (“Poison Pill”)
✓	No Supermajority Voting Provisions in the Company’s Organizational Documents
✓	Independent Board, Except Our Chief Executive Officer (“CEO”)
✓	Independent Non-Executive Chair
✓	Independent Board Committees
✓	Confidential Stockholder Voting
✓	Board Committee Authority to Retain Independent Advisors
✓	Robust Codes of Conduct
✓	Board Committee Oversight of Environmental, Social, and Governance (“ESG”) Matters
✓	Robust Stock Ownership Guidelines for Senior Executives and Directors
✓	Prohibition Against Pledging and Hedging of Company Stock by Senior Executives and Directors
✓	Regular Stockholder Engagement

CORE COMPONENTS OF 2022 EXECUTIVE COMPENSATION (PAGE 40)

•	Base Salary - Fixed compensation component payable in cash
•	Annual Incentive Awards - Variable compensation component payable in cash based on performance against annually established performance objectives
•	Performance-Based Restricted Stock Units (“PSUs”) - Restricted stock units vest based on the Company’s achievement of financial performance objectives, with a payout modifier based on the Company’s relative total stockholder return (“TSR”) versus the Standard & Poor’s 500 Index (“S&P 500 Index”)
•	Restricted Stock Units (“RSUs”) - RSUs vest in one-third annual increments based on continued service during the vesting period
•	Stock Options - For our CEO, non-qualified stock options granted with an exercise price equal to fair market value on the date of grant that expire ten years after grant and become exercisable in 25% annual increments over a four-year vesting period

2023 Proxy Statement  |  iii

PROXY SUMMARY

KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM (PAGE 31)

WHAT WE DO

✓    Pay-for-performance and at-risk compensation.

A significant portion of our targeted annual compensation is performance-based and/or subject to forfeiture (“at-risk”), with emphasis on variable pay to reward short- and long-term performance measured against pre-established objectives informed by our Company’s strategy. For 2022, performance-based compensation comprised approximately 76% of the targeted annual compensation for our CEO, and, on average, approximately 57% of the targeted annual compensation for our other named executive officers (“NEOs”), excluding Messrs. Cagwin and Adams due to their mid-year employment commencement. The remaining components of such NEOs’ 2022 targeted annual compensation consisted of base salary and service-based RSUs, with the Compensation and Benefits Committee (the “Compensation Committee”) viewing RSUs as at-risk as their value fluctuates based on our stock price performance.

✓    Align compensation with stockholder interests.

Performance measures for incentive compensation are linked to the overall performance of the Company and are designed to be aligned with the creation of long-term stockholder value.

✓    Emphasis on future pay opportunity vs. current pay.

Our long-term incentive awards are equity-based, use multi-year vesting provisions to encourage retention, and are designed to align our NEOs’ interests with long-term stockholder interests. For 2022, long-term equity compensation comprised approximately 75% of the targeted annual compensation for our CEO and, on average, approximately 63% of the targeted annual compensation for our other NEOs, excluding Messrs. Cagwin and Adams due to their mid-year employment commencement.

✓    Mix of performance metrics.

The Company utilizes a mix of performance metrics that emphasize both absolute performance goals, which provide the primary links between incentive compensation and the Company’s strategic operating plan and financial results, and a relative payout modifier, which measures Company performance in comparison to the S&P 500 Index.

✓    Stockholder engagement.

The Compensation Committee chair and members of management engage with stockholders regularly to discuss and understand their perceptions or concerns regarding our executive compensation program.

✓    “Clawback” policy.

The Company may recover incentive compensation paid to certain officers in the event of an accounting restatement or if such officers engaged in detrimental conduct, as defined in the clawback policy. In addition, the Company may recover incentive compensation paid to certain officers for conduct that is determined to have contributed to material compliance failures, subject to applicable laws.

✓    Robust stock ownership guidelines.

We require our executive officers to own a meaningful amount of Company stock to align them with long-term stockholder interests (6x base salary in the case of our CEO and 3x base salary for our other continuing NEOs).

✓    Include ESG metrics in compensation program.

Our annual incentive program incorporates ESG metrics, which qualitatively assess progress towards the Company’s three ESG pillars - Integrity of Global Money Movement, Economic Prosperity, and Diversity, Equity and Inclusion. In addition, our annual incentive program incorporates compliance and leadership metrics.

✓    Multi-year vesting and/or performance periods for long-term incentive awards.

✓    Independent compensation consultant retained by the Compensation Committee.

✓    “Double trigger” severance benefits in the event of a change-in-control.

✓    Maximum payout caps for annual cash incentive compensation and PSUs.

iv  |  The Western Union Company

PROXY SUMMARY

WHAT WE DON’T DO

✘  No repricing or buyout of underwater stock options without stockholder approval.

✘  No change-in-control tax gross ups.

✘  Prohibition against pledging and hedging of Company securities by senior executives and directors.

Please see “Summary of Corporate Governance Practices” for additional details.

✘  No dividends or dividend equivalents are paid on unvested or unearned PSUs or RSUs.

✘  No service-based defined benefit pension plan.

CHIEF EXECUTIVE OFFICER COMPENSATION

The following chart illustrates our CEO pay philosophy of heavily weighting targeted CEO compensation toward variable, performance-based pay elements.

CEO 2022 TOTAL TARGET DIRECT COMPENSATION

2023 Proxy Statement  |  v

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PROXY STATEMENT

The Board of Directors (the “Board of Directors” or the “Board”) of The Western Union Company (“Western Union” or the “Company”) is, on the Company’s behalf, soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 12, 2023 at 8:00 a.m., local time, and any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held at the Company’s Headquarters, 7001 E. Belleview Avenue, Denver, Colorado 80237.

In accordance with U.S. Securities and Exchange Commission (the “SEC”) rules and regulations, instead of mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner, we furnish proxy materials, which include this Proxy Statement and the accompanying Proxy Card, Notice of Meeting, and Annual Report to Stockholders, to our stockholders over the Internet unless otherwise instructed by the stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

The Notice of Internet Availability of Proxy Materials was first mailed on March 28, 2023 to all stockholders of record as of March 15, 2023 (the “Record Date”). The only voting securities of the Company are shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), of which there were 374,422,475 shares outstanding as of the Record Date. The closing price of the Company’s Common Stock on the Record Date was $10.77 per share.

The Company’s Annual Report to Stockholders, which contains consolidated financial statements for the year ended December 31, 2022 (the “2022 Annual Report”), accompanies this Proxy Statement. You also may obtain a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 that was filed with the SEC, without charge, by writing to Investor Relations, The Western Union Company, 7001 E. Belleview Avenue, WU-HQ-10, Denver, Colorado 80237, or by calling (866) 405-5012. Requests may also be directed to westernunion.ir@westernunion.com. If you would like to receive a copy of any exhibits listed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, please call (866) 405-5012 or submit a request in writing to Investor Relations at the above address, and the Company will provide you with the exhibits upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits). The Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and these exhibits are also available in the “Investor Relations” section of www.westernunion.com. This Proxy Statement and the 2022 Annual Report are also available on the SEC’s website at sec.gov.

Information on the Company’s website, including our Environmental, Social, and Governance (ESG) Reports and EEO-1 reports, is not incorporated by reference into, and does not form part of, this Proxy Statement.

2023 Proxy Statement  |  1

THE PROXY PROCESS AND STOCKHOLDER VOTING

WHY DID I RECEIVE THESE MATERIALS?

A	Our Board of Directors has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at our Annual Meeting, which will take place on May 12, 2023, or any adjournment or postponement thereof. Our stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR SET OF PROXY MATERIALS?

A	This means you hold shares of the Company in more than one way. For example, you may own some shares directly as a Registered Holder and other shares through a broker or you may own shares through more than one broker, agent or other nominee (a “broker”). In these situations, you may receive multiple Notices of Internet Availability of Proxy Materials or, if you request proxy materials to be delivered to you by mail, Proxy Cards. It is necessary for you to vote, sign, and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Notices of Internet Availability of Proxy Materials you receive in order to vote all of the shares you own. If you request proxy materials to be delivered to you by mail, each Proxy Card you receive will come with its own prepaid return envelope; if you vote by mail, make sure you return each Proxy Card in the return envelope that accompanied that Proxy Card.

WHY DID MY HOUSEHOLD RECEIVE ONLY ONE COPY OF THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR PROXY MATERIALS?

A	In addition to furnishing proxy materials electronically, we take advantage of the SEC’s “householding” rules to reduce the delivery cost of materials. Under such rules, only one Notice of Internet Availability of Proxy Materials or, if you have requested paper copies, only one set of proxy materials is delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. If you are a stockholder sharing an address and wish to receive a separate Notice of Internet Availability of Proxy Materials or copy of the proxy materials, you may so request by contacting the Broadridge Householding Department by phone at 1-866-540-7095 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717. A separate copy of the proxy materials will be promptly provided following receipt of your request, and you will receive separate materials in the future. If you currently share an address with another stockholder but are nonetheless receiving separate copies of the materials, you may request delivery of a single copy in the future by contacting the Broadridge Householding Department at the number or address shown above.

DOES MY VOTE MATTER AND WHAT IS A QUORUM?

A	YOUR VOTE MATTERS! We are required to obtain stockholder approval for the election of directors and other important matters. Each share of Common Stock is entitled to one vote and every share voted has the same weight. In order for the Company to obtain the necessary stockholder approval of proposals, a “quorum” of stockholders (a majority of the issued and outstanding shares entitled to vote) must be represented at the Annual Meeting in person or by proxy. If a quorum is not obtained, the Company must adjourn or postpone the Annual Meeting and solicit additional proxies; this is an expensive and time-consuming process that is not in the best interest of the Company or its stockholders. Since few stockholders are able to attend the Annual Meeting in person, voting by proxy is important to obtain a quorum and complete the stockholder vote. See also below “How Many Votes are Required to Approve a Proposal?”

HOW DO I VOTE?

A

 By Telephone or Internet—You may vote your shares via telephone as instructed on the Proxy Card, or the Internet as instructed on the Proxy Card or the Notice of Internet Availability of Proxy Materials. The telephone and Internet procedures are designed to authenticate your identity, to allow you to vote your shares, and confirm that your instructions have been properly recorded.

The telephone and Internet voting facilities will close at 11:59 p.m., Eastern Time, on May 11, 2023.

2  |  The Western Union Company

THE PROXY PROCESS AND STOCKHOLDER VOTING

By Mail—If you request or otherwise receive one or more paper Proxy Cards, you may elect to vote by mail. If you elect to do so, you should complete, sign, and date each Proxy Card you receive, indicating your voting preference on each proposal, and return each Proxy Card in the prepaid envelope that accompanied each Proxy Card. If you return a signed and dated Proxy Card but you do not indicate your voting preferences, your shares will be voted in accordance with the recommendations of the Board of Directors. By returning your signed and dated Proxy Card or providing instructions by the alternative voting procedure in time to be received for the Annual Meeting, you authorize Devin McGranahan and Darren Dragovich to act as your proxies (the “Proxies”) to vote your shares of Common Stock as specified.

By Tablet or Smartphone—If you are a Beneficial Holder, you may vote your shares online with your tablet or smartphone by scanning the QR code above. If you are a Registered Holder, you may vote your shares online with your tablet or smartphone by scanning the QR code on your Proxy Card. The ability to vote in this way by tablet or smartphone will expire at 11:59 p.m., Eastern Time, on May 11, 2023.

At the Annual Meeting—Shares held in your name as a Registered Holder may be voted by you in person at the Annual Meeting. Shares held by Beneficial Holders may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker that holds your shares giving you the right to vote the shares, and you bring such proxy to the Annual Meeting. For shares held in The Western Union Company Incentive Savings Plan (the “ISP”), that plan’s trustee will vote such shares as directed. If no direction is given on how to vote such shares to the trustee by mail on or before May 9, 2023 or by Internet, telephone, tablet or smartphone by 11:59 p.m., Eastern Time, on May 9, 2023, the trustee will vote your shares held in that ISP in the same proportion as the shares for which it receives instructions from all other participants in the ISP.
HOW MANY VOTES ARE REQUIRED TO APPROVE A PROPOSAL?

A

The Company’s By-Laws (the “By-Laws”) require that directors be elected by the majority of votes cast with respect to such director in uncontested elections (the number of shares voted “for” a director must exceed the number of votes cast “against” that director with abstentions and broker non-votes not counted as votes “for” or “against”). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

The advisory vote to approve executive compensation (Proposal 2), the ratification of Ernst & Young LLP’s selection as independent registered public accounting firm for 2023 (Proposal 4), and the stockholder proposal regarding stockholder right to act by written consent (Proposal 6) each require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. For the advisory vote on the frequency of the vote on executive compensation (Proposal 3) the option of every one, two, or three years that receives greatest number of votes will be considered the frequency recommended by the Company’s stockholders. The proposal to amend the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) (Proposal 5) requires the affirmative vote of the holders of a majority of the outstanding common stock of the Company entitled to vote thereon.

WHAT IS THE EFFECT OF NOT VOTING?
A

It depends on how ownership of your shares is registered and the proposal to be voted upon. If you own shares as a Registered Holder, rather than through a broker, your unvoted shares will not be represented at the Annual Meeting and will not count toward the quorum requirement.

If you own shares as a Beneficial Holder through a broker and do not give voting instructions to your broker, your broker may represent your shares at the meeting for purposes of obtaining a quorum by voting on “routine matters” as further described in the answer to the following question, but will not be able to vote on any “non-routine” matter without your instruction.

2023 Proxy Statement  |  3

THE PROXY PROCESS AND STOCKHOLDER VOTING

IF I DON’T VOTE, WILL MY BROKER VOTE FOR ME? WHICH MATTERS ARE CONSIDERED “ROUTINE”?

A

If you own your shares as a Beneficial Holder through a broker and you don’t vote, your broker may vote your shares in its discretion on some “routine matters.” With respect to other proposals, however, your broker may not vote your shares for you. With respect to these proposals, the aggregate number of unvoted shares is reported as the “broker non-vote.” A “broker non-vote” share will not affect the determination of whether the matter is approved, other than the proposal to amend the Charter to limit the liability for certain officers (Proposal 5), on which broker non-votes will have the same effect as votes “against.” The Company believes that the proposal to ratify Ernst & Young LLP’s selection as independent registered public accounting firm for 2023 (Proposal 4) set forth in this Proxy Statement is the only routine matter to be presented at the Annual Meeting on which brokers will be permitted to vote shares on your behalf, even without voting instructions. If your broker votes these shares on your behalf, your shares will be counted as present for purposes of establishing a quorum at the Annual Meeting.

Other than Proposal 4, the Company believes that all proposals set forth in this Proxy Statement are not considered routine matters and brokers will not be able to vote on behalf of their clients if no voting instructions have been furnished. Please give your broker voting instructions on all proposals to ensure your shares are represented in the vote.

HOW ARE ABSTENTIONS TREATED?

A	Whether you own your shares as a Registered Holder or as a Beneficial Holder, abstentions are counted toward the quorum requirement and have the same effect as votes “against” a proposal, other than the proposal to elect directors (Proposal 1) and the advisory vote on the frequency of the vote on executive compensation (Proposal 3), on which they have no effect.

IF I OWN MY SHARES THROUGH A BROKER, HOW IS MY VOTE RECORDED?

A	Brokers typically own shares of Common Stock for many stockholders. In this situation, the Registered Holder on the Company’s stock register is the broker. This often is referred to as holding shares in “Street Name.” The Beneficial Holders of such shares do not appear in the Company’s stockholder register. If you hold your shares in Street Name, and elect to vote via telephone, Internet, tablet or smartphone, your vote will be submitted to your broker. If you request paper Proxy Cards and elect to vote by mail, the accompanying return envelope is addressed to return your executed Proxy Card with voting instructions to your broker. Shortly before the Annual Meeting, each broker will total the votes submitted by telephone, Internet, tablet or smartphone or mail by the Beneficial Holders for whom it holds shares and submit a Proxy Card reflecting the aggregate votes of such Beneficial Holders. If you would like to vote at the Annual Meeting see “How Do I Vote? – At the Annual Meeting” above.

IS MY VOTE CONFIDENTIAL?

A	In accordance with the Company’s Corporate Governance Guidelines, the vote of any stockholder will not be revealed to anyone other than a non-employee tabulator of votes or an independent election inspector (the “Inspector of Election”), except (i) as necessary to meet applicable legal and stock exchange listing requirements, (ii) to assert claims for or defend claims against the Company, (iii) to allow the Inspector of Election to certify the results of the stockholder vote, (iv) in the event a proxy, consent, or other solicitation in opposition to the voting recommendation of the Board of Directors takes place, (v) if a stockholder has requested that his or her vote be disclosed, or (vi) to respond to stockholders who have written comments on Proxy Cards.

CAN I REVOKE MY PROXY AND CHANGE MY VOTE?

A	Yes. You have the right to revoke your proxy at any time prior to the time your shares are voted. If you are a Registered Holder, your proxy can be revoked in several ways: (i) by delivery of a written revocation to the Corporate Secretary, The Western Union Company, 7001 E. Belleview Avenue, Denver, Colorado 80237, by 11:59 p.m., Eastern Time, on May 11, 2023, (ii) by timely submission of another valid proxy bearing a later date (including through any alternative voting procedure described on the Notice of Internet Availability of Proxy Materials or Proxy Card), or (iii) by attending the Annual Meeting and giving the Inspector of Election notice that you intend to vote your shares in person. If your shares are held by a broker, you must contact your broker to receive instructions on how to revoke your proxy. See “How do I Vote?” above for additional information about how to timely submit another proxy.

4  |  The Western Union Company

THE PROXY PROCESS AND STOCKHOLDER VOTING

WILL ANY OTHER BUSINESS BE TRANSACTED AT THE MEETING? IF SO, HOW WILL MY PROXY BE VOTED?

A	Management does not know of any business to be transacted at the Annual Meeting other than those matters described in this Proxy Statement. The period specified in the Company’s By-Laws for submitting additional proposals to be considered at the Annual Meeting has passed and there are no such proposals to be considered. However, should any other matters properly come before the Annual Meeting, and any adjournments and postponements thereof, shares with respect to which voting authority has been granted to the Proxies will be voted by the Proxies in accordance with their judgment.

WHO COUNTS THE VOTES?

A	Votes will be counted and certified by the Inspector of Election, who is an employee of Equiniti Trust Company, the Company’s Transfer Agent and Registrar (“Equiniti”). If you are a Registered Holder, your telephone, Internet, tablet, or smartphone vote is submitted, or your executed Proxy Card is returned, directly to Equiniti for tabulation. As noted above, if you hold your shares as a Beneficial Holder, your broker returns a single Proxy Card to Equiniti on behalf of its clients.
HOW MUCH DOES THE PROXY SOLICITATION COST?

A	The Company has engaged the firm of MacKenzie Partners, Inc., 1407 Broadway, New York, NY 10018, to assist in distributing and soliciting proxies for a fee of approximately $20,000, plus expenses. However, the proxy solicitor fee is only a small fraction of the total cost of the proxy process. A significant expense in the proxy process is printing and mailing the proxy materials. The Company will also reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to Beneficial Holders of our Common Stock. Proxies also may be solicited on behalf of the Company by directors, officers, or employees of the Company in person or by mail, telephone, email, or facsimile transmission. No additional compensation will be paid to such directors, officers, or employees for soliciting proxies. The Company will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing, and mailing of the Notice of Internet Availability of Proxy Materials, and this Proxy Statement and the accompanying Proxy Card, Notice of Meeting, and 2022 Annual Report.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

The Company’s Proxy Statement and 2022 Annual Report are available at www.proxyvote.com or www.proxydocs.com/brokers/WU for Beneficial Holders and www.proxydocs.com/WU for Registered Holders. To access such materials, you will need the control/identification numbers provided to you in your Notice of Internet Availability of Proxy Materials or your Proxy Card.

2023 Proxy Statement  |  5

BOARD OF DIRECTORS INFORMATION

In accordance with applicable Delaware law, the business of the Company is managed under the direction of its Board of Directors. Pursuant to the Company’s Charter, the Board of Directors is to consist of not less than one nor more than 15 directors. All directors’ terms will expire at the Annual Meeting. At the Annual Meeting, director nominees will stand for election for one-year terms, expiring at the 2024 Annual Meeting of Stockholders.

The Board currently consists of eleven directors. Richard A. Goodman will retire from the Board effective at the Annual Meeting because he has reached the Board’s mandatory retirement age, as set forth in the Company’s Corporate Governance Guidelines. Joyce A. Phillips has declined to stand for re-election at the Annual Meeting. Effective as of the Annual Meeting, the size of the Board will be reduced to nine directors.

The Board selects director nominees on the basis of experience, integrity, skills, diversity, ability to make independent analytical inquiries, understanding of the

Company’s business environment, and willingness to devote adequate time to Board duties, all in the context of an assessment of the perceived needs of the Board at a given point in time. In addition to the individual attributes of each of the directors described above, the Company highly values the collective business experience and qualifications of the directors. We believe that the diversity of experiences, viewpoints, and perspectives of our directors result in a Board with the commitment and energy to advance the interests of our stockholders. In light of the departures of Mr. Goodman and Ms. Phillips from the Board, the Board plans to add at least one gender diverse director by December 2023. The Board has initiated a director search through a third-party search firm that includes diverse directors.

During 2022, the Board of Directors met 8 times (not including committee meetings). Each of the directors attended at least 75% of the aggregate number of meetings of the Board and Board committees on which they served during 2022. More information regarding our director nominees is provided below.

CEO Experience Regulated Industry/ Government Financial Literacy Emerging Markets Global Operational Experience	MARTIN I. COLE
	Former Chair of the Board and Interim CEO of Cloudera, Inc.
	Age	66	Committee(s)	Compensation and Benefits Committee, Compliance Committee
	Director Since	2015	Term Expires	2023
	Other Public Directorship	Western Digital Corporation

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS

Mr. Cole served as Chair of the Board of Magnitude Software Inc., a provider of enterprise application data integration and analytics solutions to businesses from August 2020 to October 2021 and served as its Interim Chief Executive Officer from July 2020 to August 2020. Previously, Mr. Cole served as the Chair of the Board of Directors and Interim Chief Executive Officer of Cloudera, Inc., an enterprise data cloud company from August 2019 to January 2020, and served as a director of Cloudera, Inc. from 2014 to 2020. Prior to August 2014, Mr. Cole served as Chief Executive of the Technology Group at Accenture plc (“Accenture”), a professional services company, from 2012 until his retirement from Accenture in 2014. During his career at Accenture, Mr. Cole also served as the Chief Executive of the Communications, Media & Technology Operating Group from 2006 to 2012, Chief Executive of the Government Operating Group from 2004 to 2006, Managing Partner of the Outsourcing and Infrastructure Delivery Group from 2002 to 2004 and Partner in the Outsourcing and Government Practices Group from 1989 to 2002. Mr. Cole joined Accenture in 1980. Mr. Cole has served as a director of Western Digital Corporation since 2014.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*

Mr. Cole brings to the Board experience as a former chief executive and chair of the board of directors of an enterprise data cloud company and a provider of enterprise application data integration and analytics solutions, and as a former executive officer of a multinational management consulting, technology services, and outsourcing company, leading various practice groups, including: outsourcing and infrastructure; communications, media, and technology; and government services and technology. Mr. Cole also brings to the Board his experience as a member of the board of directors of a large multinational manufacturer of computer storage products and solutions and a software company.

6  |  The Western Union Company

BOARD OF DIRECTORS INFORMATION

CEO Experience Regulated Industry/Government Financial Literacy Emerging Markets Global Operational Experience	BETSY D. HOLDEN
	Former Senior Advisor to McKinsey & Company and Former Co-CEO of Kraft Foods Inc.
	Age	67	Committee(s)	Compensation and Benefits Committee, Corporate Governance, ESG, and Public Policy Committee Chair
	Director Since	2006	Term Expires	2023
	Other Public Directorships	Dentsply Sirona Inc. and National Retail Properties, Inc.

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS

Ms. Holden served as Senior Advisor to McKinsey & Company, a global management consulting company, from 2007 to 2020 leading strategy, marketing and board effectiveness initiatives for consumer goods, healthcare, and financial services clients. Prior to that, Ms. Holden spent 25 years in marketing and line positions in consumer goods. Ms. Holden served as President, Global Marketing and Category Development of Kraft Foods Inc. from 2004 to 2005, Co-Chief Executive Officer of Kraft Foods Inc. from 2001 to 2003, and President and Chief Executive Officer of Kraft Foods North America from 2000 to 2003. Ms. Holden began her career at General Foods in 1982. Ms. Holden currently serves as a Director of Dentsply Sirona and National Retail Properties, Inc. Ms. Holden also serves on the Food Chain Advisory Board and several private portfolio company boards for Paine Schwartz Partners, a private equity firm focused on sustainable agriculture and food products. She has served on nine public boards over the last 20 years, including Diageo Plc (from 2009 to 2018), Time, Inc. (from 2014 to 2018), and Catamaran Corporation (from 2012 to 2015).

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*

Ms. Holden brings to the Board experience as a former chief executive officer of a large global public company and as a board member and former consultant to multiple, large international companies. She is familiar with the challenges of operating in a highly regulated industry. She brings extensive corporate governance experience across multiple industries. Ms. Holden has held numerous leadership roles in marketing and product management both as an executive and as a consultant, successfully implementing growth strategies and innovative marketing plans to win in competitive industries.

CEO Experience Financial Literacy Global Operational Experience Regulated Industry/ Government Emerging Markets	JEFFREY A. JOERRES
	Non-Executive Chair of the Board of Directors
	Age	63	Committee(s)	None
	Director Since	2015	Term Expires	2023
	Other Public Directorships	Artisan Partners Asset Management Inc. and ConocoPhillips

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS

Mr. Joerres served as the Executive Chair of ManpowerGroup Inc. (“ManpowerGroup”), a provider of workforce solutions, from 2014 to 2015. From 1999 to 2014, Mr. Joerres served as Chief Executive Officer of ManpowerGroup and from 2001 to 2014, he served as its Chair of the Board. Mr. Joerres joined ManpowerGroup in 1993, and also served as Vice President of Marketing and Senior Vice President of European Operations and Marketing and Major Account Development. Mr. Joerres served as a director of Artisan Funds, Inc. from 2001 to 2011 and of Johnson Controls International plc from 2016 to 2017. Mr. Joerres currently serves as a director of Artisan Partners Asset Management Inc. and ConocoPhillips.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*

Mr. Joerres brings to the Board experience as the former chief executive officer and executive chair of a large, U.S.-based global company that delivers workforce solutions around the world. Mr. Joerres also brings to the Board his prior experience as a board member of global industrial and energy companies and an investment firm.

2023 Proxy Statement  |  7

BOARD OF DIRECTORS INFORMATION

CEO Experience Regulated Industry/ Government Financial Literacy Global Operational Experience	DEVIN B. MCGRANAHAN
	President and Chief Executive Officer
	Age	54	Committee(s)	None
	Director Since	2021	Term Expires	2023
	Other Public Directorships	None

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS

Mr. McGranahan has served as the Company’s President and CEO since December 2021. Prior to joining Western Union, Mr. McGranahan was with Fiserv, Inc., a global provider of payments and financial services technology solutions, where he served as Executive Vice President, Senior Group President, Global Business Solutions, from 2018 to 2021 and Group President, Billing and Payments Group, from 2016 to 2018. Before joining Fiserv, Mr. McGranahan served as a senior partner at McKinsey & Company, a global management consulting firm. While there, he held a variety of senior management roles, including leader of the global insurance practice from 2013 to 2016 and as a co-chair of the global senior partner election committee from 2013 to 2015. In addition, Mr. McGranahan served as co-leader of the North America financial services practice from 2009 to 2016. He joined McKinsey & Company in 1992 and served in a variety of other leadership positions prior to 2009.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*

Mr. McGranahan is the only Director who is also an executive of the Company. Mr. McGranahan provides his insight as the Company’s leader, and from his prior financial services and operations insight gained through his experience with a global payments and financial services technology firm and a global management consulting firm.

Financial Literacy Global Operational Experience	MICHAEL A. MILES, JR.
	Advisory Director, Berkshire Partners and Former President and Chief Operating Officer, Staples, Inc.
	Age	61	Committee(s)	Compensation and Benefits Committee Chair, Corporate Governance, ESG, and Public Policy Committee
	Director Since	2006	Term Expires	2023
	Other Public Directorships	Portillo’s Inc.

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS

Since 2013, Mr. Miles has served as an Advisory Director for Berkshire Partners, a private equity firm. Previously, he was President and Chief Operating Officer of Staples, Inc., an office products provider, from 2006 until 2013, and Chief Operating Officer from 2003 to 2006. Prior to that, Mr. Miles was Chief Operating Officer, Pizza Hut for Yum! Brands, Inc. from 2000 to 2003. From 1996 to 1999, he served Pizza Hut as Senior Vice President of Concept Development & Franchise. Mr. Miles also serves as Chair of the Board of Portillo’s Inc.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*

Mr. Miles has experience as an executive of an international consumer goods retailer with large acquisitions outside of the United States and franchise distribution networks, which are similar to the Company’s agent network. Mr. Miles also brings U.S. and global operational expertise to the Board discussions.

8  |  The Western Union Company

BOARD OF DIRECTORS INFORMATION

CEO Experience CFO Experience Financial Literacy Regulated Industry/ Government	TIMOTHY P. MURPHY
	President and Chief Executive Officer of Consortium Networks
	Age	61	Committee(s)	Compliance Committee Chair, Audit Committee
	Director Since	2020	Term Expires	2023
	Other Public Directorships	Genius Group

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS

Mr. Murphy has served as President and Chief Executive Officer of Consortium Networks, a cybersecurity and networking company since 2019. Previously, he served as President of Thomson Reuters Special Services, a wholly-owned subsidiary of Thomson Reuters (“TRSS”), from 2015 to 2019. TRSS provides management consulting services to help customers with intelligence collection and analysis, network analysis, insider threat, and global risk management solutions. Mr. Murphy currently serves as Chair of the Board of Directors for TRSS and as a Board member of Genius Group. From 1988 to 2011, Mr. Murphy served in the United States Federal Bureau of Investigation (the “FBI”), where he held various positions of increasing responsibility until retiring from the FBI in 2011 as Deputy Director.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*

Mr. Murphy has substantial global law enforcement, cybersecurity, intelligence, counterterrorism, and business and operational experience gained through his time as chief financial officer and chief operating officer at the FBI and as president and chief executive officer of a cybersecurity and networking company. Mr. Murphy also brings experience in intelligence collection and analysis, network analysis, and insider threat and global risk management gained during his tenure with TRSS.

CFO Experience Financial Literacy Eligible for Audit Committee Financial Expert Global Operational Experience	JAN SIEGMUND
	Chief Financial Officer of Cognizant Technology Solutions Corporation
	Age	58	Committee(s)	Audit Committee Chair, Compliance Committee
	Director Since	2019	Term Expires	2023
	Other Public Directorships	None

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS

Mr. Siegmund has served as Chief Financial Officer of Cognizant Technology Solutions Corporation, a professional services company, since September 2020. Prior to that, Mr. Siegmund served as Corporate Vice President and Chief Financial Officer of Automatic Data Processing, Inc. (“ADP”), a global provider of cloud-based human capital management solutions, from 2012 to 2019. Prior to his appointment as Chief Financial Officer in 2012, he served as President, Added Value Services and Chief Strategy Officer of ADP from 2009 to 2012. Prior to that time, Mr. Siegmund held various positions of increasing responsibility with ADP. Mr. Siegmund joined ADP in 1999.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*

Mr. Siegmund brings to the Board experience as chief financial officer of a professional services provider and former chief financial officer and chief strategy officer of a global provider of cloud-based human capital management solutions.

2023 Proxy Statement  |  9

BOARD OF DIRECTORS INFORMATION

Financial Literacy Regulated Industry/ Government Emerging Markets Global Operational Experience	ANGELA A. SUN
	Former Chief Operations Officer & Partner, Alpha Edison
	Age	48	Committee(s)	Audit Committee, Compensation and Benefits Committee
	Director Since	2018	Term Expires	2023
	Other Public Directorships	Cushman & Wakefield plc and Apollo Strategic Growth Capital II

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS

Ms. Sun served as Chief Operations Officer and Partner of Alpha Edison, a venture capital firm, from 2019 to 2021. Previously, Ms. Sun served as Global Head of Strategy and Corporate Development for Bloomberg L.P, a privately held financial software, data, and media company. from 2014 to 2017, where she led new business development, and acquisitions and commercial partnerships across the company’s media, financial products, enterprise and data businesses. From 2008 to 2014, Ms. Sun served as Chief-of-Staff to Bloomberg’s former CEO. Prior to joining Bloomberg, L.P., Ms. Sun served as a Senior Policy Advisor in the Bloomberg Administration where she oversaw a citywide portfolio of economic development agencies and led urban planning and real estate development projects. From 2001 to 2005, Ms. Sun served as a management consultant at McKinsey & Company, where she focused on the Financial Services and Healthcare sectors. Prior to McKinsey, from 1996 to 1998, Ms. Sun was an investment banker at J.P. Morgan and in 2001 was a Visiting Associate at the Henry L. Stimson Center, a non-partisan international security and defense analysis think tank in Washington, D.C. Ms. Sun currently serves on the board of Cushman & Wakefield plc and Apollo Strategic Growth Capital II.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*

Ms. Sun brings to the board substantial operations management experience and valuable insight into the technology industry. Ms. Sun also has extensive strategic, operational, and government experience from her time in the Bloomberg Administration and at Bloomberg L.P. Ms. Sun also gained financial services experience at McKinsey & Company and J.P. Morgan.

CEO Experience Regulated Industry/ Government Financial Literacy Emerging Markets Global Operational Experience	SOLOMON D. TRUJILLO
	Founder and Chair, Trujillo Group, LLC
	Age	71	Committee(s)	Audit Committee, Compliance Committee
	Director Since	2012	Term Expires	2023
	Other Public Directorship	Cano Health, Inc.

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS

Mr. Trujillo founded Trujillo Group, LLC, a private investment company, and has served as its chair since 2003. Mr. Trujillo also served as the Chief Executive Officer and as director of Telstra Corporation Limited, Australia’s largest media-communications enterprise, from 2005 to 2009. From 2003 to 2004, Mr. Trujillo was Orange SA’s Chief Executive Officer. Earlier in his career, Mr. Trujillo was President and Chief Executive Officer of US West Communications and President, Chief Executive Officer and Chair of the Board of US West Inc. Mr. Trujillo previously served as a director of globally branded companies including WPP plc from 2010 to 2020, and PepsiCo, Target Corporation, Fang Holdings Ltd. (formerly SouFun Holdings Limited), Bank of America, EDS, Orange S.A., Telstra Communications, and Gannett. Mr. Trujillo currently serves on the board of Cano Health, Inc.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*

Mr. Trujillo is an international business executive with experience as a chief executive officer of global companies in the telecommunications, media, and cable industries headquartered in the United States, the European Union, and the Asia-Pacific region. He has global operations experience and provides the Board with substantial international experience and expertise in the retail, technology, media, and communications industries.

10  |  The Western Union Company

BOARD OF DIRECTORS INFORMATION

DIRECTOR SKILLS, QUALIFICATIONS, AND CHARACTERISTICS

The following matrix and charts are provided to illustrate the skills, qualifications, and characteristics of our Board of Directors nominated for election at the 2023 Annual Meeting.

Skills and Qualifications
CEO Experience
CFO Experience
Financial Literacy
Audit Committee Financial Expert
Regulated Industry/Government Experience
Emerging Markets Experience
Global Operational Experience
Gender
Female
Male
Race and Ethnicity
White
Hispanic/Latino
Asian
LGBTQ+
Age	66	67	63	54	61	61	58	48	71
Tenure	8	17	8	2	17	3	4	5	11
*	The demographic information listed above is based on responses from the director nominees in our annual director questionnaires.

2023 Proxy Statement  |  11

BOARD OF DIRECTORS INFORMATION

KEY EXPERIENCE

* Asian Female

12  |  The Western Union Company

BOARD OF DIRECTORS INFORMATION

DIVERSITY, EQUITY, AND INCLUSION

As a global company operating in more than 200 countries and territories, diversity, equity and inclusion (“DEI”) is central to who we are and an important factor in driving innovation and performance at Western Union. We are focused on bringing more diverse candidates into our organization while creating a culture of inclusion and belonging to support retention and career growth. Our commitment to DEI also includes providing equitable pay.

We advance this work in a variety of ways, including through our policies and practices in hiring, training, promotion, and compensation. We have a longstanding commitment to fair and equitable compensation practices, and regularly review our compensation programs and practices to ensure they support pay equity. We also support 13 Employee Resource Groups (“ERGs”) and have allyship, mentorship, and sponsorship programs to further build our culture of inclusion, drive engagement, and support equity in opportunity.

Leadership: The DEI office is led by our Chief Diversity and Talent Officer and supported by the DEI Talent Acquisition Manager. In 2022, we expanded the DEI office to include two additional roles: a DEI Group Leader and a DEI Program Lead. In 2022, the DEI office was guided by a steering committee of executive officers, and our global ERGs were sponsored by senior leaders within our organization.

Metrics: In 2022, we continued to focus on our public goals to increase women in leadership globally, increase the Hispanic/Latino and Black/African American employee population in the U.S., and to maintain gender pay equity globally and racial and ethnicity pay equity in the U.S.

Highlights:

As of December 31, 2022:

-	women accounted for more than 50% of our global workforce;
-	two out of our nine executive officers were women;
-	women accounted for approximately 37% of senior management and above employees; and
-	approximately 22% of our U.S. employees identified as Hispanic/Latino or Black/African American.

In 2022, we made public the findings of an overall pay equity assessment in partnership with an independent third party that confirms that we have achieved gender pay equity globally and racial/ethnicity pay equity in the U.S. After accounting for relative pay factors, such as role, level, tenure, and geography, the results of our review show that as of March 1, 20221:

-	Globally, women at Western Union earn more than 99 cents for every $1 earned by men; and
-	In the U.S., colleagues who identify as racially or ethnically diverse[2] earn more than 99 cents for every $1 earned by Caucasian/white colleagues.

More details, metrics and workforce demographics appear in our latest environmental, social, and governance report (“ESG Report”), which can be found on our Investor Relations website: https://corporate.westernunion.com/esg/, in the Human Capital Management section of our Annual Report on Form 10-K for the year ended December 31, 2022, and in our EEO-1 report, which can be found on our website: https://corporate.westernunion.com/wp-content/
uploads/2022/07/2021-EEO-1-Consolidated-Report.pdf

(1)	We completed the first closing of the sale of our Business Solutions segment on March 1, 2022. In connection with the first closing, approximately 240 U.S. employees became employees of the buyer as of March 1, 2022. Accordingly, our pay equity data does not include this employee population.
(2)	Racially or ethnically diverse includes U.S. EEO-1 defined categories Asian, Black or African American, Hispanic or Latino, American Indian or Alaskan Native, Native Hawaiian or Pacific Islander, or Two or More Races.

2023 Proxy Statement  |  13

PROPOSAL 1
ELECTION OF DIRECTORS

At the 2023 Annual Meeting, all director nominees will be elected for one-year terms.

The terms of each director if elected or re-elected, as the case may be, will expire at the 2024 Annual Meeting of Stockholders. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal. See the “Board of Directors Information” section of this Proxy Statement for information concerning all nominees.

The Board currently consists of eleven directors. Richard A. Goodman will retire from the Board effective at the Annual Meeting because he has reached the Board’s mandatory retirement age, as set forth in the Company’s Corporate Governance Guidelines. Joyce A. Phillips has declined to stand for re-election at the Annual Meeting. Effective as of the Annual Meeting, the size of the Board will be reduced to nine directors. In light of the departures of Mr. Goodman and Ms. Phillips from the Board, the Board plans to add at least one gender diverse director by December 2023. The Board has initiated a director search through a third-party search firm that includes diverse directors.

The Company’s By-Laws require that directors be elected by the majority of votes cast with respect to such director in uncontested elections (the number of shares voted “for” a director must exceed the number of votes cast “against” that director, with abstentions and broker non-votes not counted as cast either “for” or “against”). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

Under the Company’s By-Laws, if an incumbent director does not receive the majority of votes cast, the director will promptly tender his or her resignation to the Board of Directors. The Corporate Governance, ESG, and Public Policy Committee,

or such other committee as may be designated by the Board of Directors, will make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors will act on the resignation, taking into account the Corporate Governance, ESG, and Public Policy Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days following certification of the election results. If such incumbent director’s resignation is not accepted by the Board of Directors, such director will continue to serve until the next annual meeting and until his or her successor is duly elected or his or her earlier resignation or removal. In the case of a vacancy, the Board of Directors may appoint a new director as a replacement, may leave the vacancy unfilled or may reduce the number of directors on the Board.

Your shares will be voted as you instruct via the voting procedures described on the Proxy Card or the Notice of Internet Availability of Proxy Materials, or as you specify on your Proxy Card(s) if you elect to vote by mail. If unforeseen circumstances (such as death or disability) require the Board of Directors to substitute another person for any of the director nominees, your shares will be voted for that other person.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RE-ELECT MR. COLE, MS. HOLDEN, MR. JOERRES, MR. MCGRANAHAN, MR. MILES, MR. MURPHY, MR. SIEGMUND, MS. SUN, AND MR. TRUJILLO, EACH TO SERVE UNTIL THE 2024 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL HIS OR HER RESPECTIVE SUCCESSOR IS ELECTED AND QUALIFIED.

14  |  The Western Union Company

CORPORATE GOVERNANCE

SUMMARY OF CORPORATE GOVERNANCE PRACTICES

The Board of Directors believes that strong corporate governance is key to long-term stockholder value creation. Over the years, our Board of Directors has responded to evolving governance standards by enhancing our practices to best serve the interests of the Company’s stockholders, including:

✓	Annual election of directors.
✓	Proxy access. Our By-Laws permit qualifying stockholders or groups of qualifying stockholders that have each beneficially owned at least 3% of the Company’s Common Stock for three years to nominate up to the greater of (x) two or (y) an aggregate of 20% of the members of the Board and have information and supporting statements regarding those nominees included in the Company’s Proxy Statement.
✓	Majority vote standard in uncontested elections. In an uncontested election, each director must be elected by a majority of votes cast, rather than by a plurality.
✓	Stockholder right to call special meetings at 10% ownership threshold.
✓	No stockholder rights plan (“poison pill”).
✓	No supermajority voting provisions in the Company’s organizational documents.
✓	Independent Board, except our CEO. Our Board is comprised of all independent directors, except our CEO.
✓	Independent non-executive chair. The Chair of the Board of Directors is a non-executive independent director.
✓	Independent Board committees. All of our Board Committees are made up of independent directors. Each standing committee operates under a written charter that has been approved by the Board.
✓	Confidential stockholder voting. The Company’s Corporate Governance Guidelines provide that the vote of any stockholder will not be revealed to anyone other than a non-employee tabulator of votes or an independent election inspector, except under circumstances set forth in the Company’s Corporate Governance Guidelines.
✓	Board Committee authority to retain independent advisors. Each Board Committee has the authority to retain independent advisors.
✓	Robust codes of conduct. The Company is committed to operating its business with honesty and integrity and maintaining the highest level of ethical conduct. These shared values are embodied in our Code of Conduct and require that every customer, employee, agent and member of the public be treated accordingly. The Company Code of Conduct applies to all employees, but the Company’s senior financial officers are also subject to an additional code of ethics, reflecting the Company’s commitment to maintaining the highest standards of ethical conduct. In addition, the Board of Directors is subject to a Directors’ Code of Conduct.
✓	Board oversight of ESG matters. The Board oversees Western Union’s ESG strategy development and relevant ESG matters. To assist the Board with its oversight duties:
¡	The Corporate Governance, ESG, and Public Policy Committee is responsible for reviewing and advising the Board with respect to ESG matters related to the Company.
¡	The Audit Committee oversees ESG internal controls and process as well as integration of ESG risks in the Company’s enterprise risk management framework.
¡	The Compensation Committee oversees the alignment of the Company’s ESG strategy with compensation practices.
¡	The Compliance Committee evaluates executive performance of the Company’s ESG compensation metric related to compliance.

The Company has produced an ESG Report annually since 2018 and intends to continue to do so. The ESG Report for fiscal year 2021 can be found on the Company’s investor relations website: https://corporate.westernunion.com/esg/.

✓	Robust stock ownership guidelines for senior executives and directors. Robust stock ownership requirements for our senior executives and directors strongly link the interests of management and the Board with those of stockholders.

2023 Proxy Statement  |  15

CORPORATE GOVERNANCE

✓	Prohibition against pledging and hedging of Company stock. The Company’s insider trading policies prohibit the Company’s executive officers and directors from pledging the Company’s securities and prohibit all employees (including executive officers) and directors from engaging in hedging or short-term speculative trading of the Company’s securities, including, without limitation, short sales or put or call options involving the Company’s securities. Please see “Compensation of Directors—Prohibition Against Pledging and Hedging of the Company’s Securities” and “Compensation Discussion and Analysis—The Western Union 2022 Executive Compensation Program—Prohibition Against Pledging and Hedging of the Company’s Securities,” below.
✓	Regular stockholder engagement. The Company regularly seeks to engage with its stockholders to better understand their perspectives.

You can learn more about our corporate governance by visiting the “Investor Relations, Corporate Governance” portion of the Company’s website, www.westernunion.com, or by writing to the attention of: Investor Relations, The Western Union Company, 7001 E. Belleview Avenue, WU-HQ-10, Denver, Colorado 80237.

INDEPENDENCE OF DIRECTORS

The Board of Directors has adopted Corporate Governance Guidelines, which contain the standards that the Board of Directors uses to determine whether a director is independent. A director is not independent under these categorical standards if:

-	The director is, or has been within the last three years, an employee of Western Union, or an immediate family member of the director is, or has been within the last three years, an executive officer of Western Union.
-	The director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from Western Union, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).
-	(i) The director is a current partner or employee of a firm that is Western Union’s internal or external auditor; (ii) the director has an immediate family member who is a current partner of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and personally works on Western Union’s audit; or (iv) the director or an immediate family member was within the last three years a partner or employee of such firm and personally worked on Western Union’s audit within that time.
-	The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Western Union’s present executive officers at the same time serves or served on that company’s compensation committee.
-	The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Western Union for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues.
-	The director is a current employee, or an immediate family member is a current executive officer, of a company which was indebted to Western Union, or to which Western Union was indebted, where the total amount of either company’s indebtedness to the other, in any of the last three fiscal years, exceeded 5% or more of such other company’s total consolidated assets.
-	The director or an immediate family member is a current officer, director, or trustee of a charitable organization where Western Union’s (or an affiliated charitable foundation’s) annual discretionary charitable contributions to the charitable organization, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues.

The Board has reviewed the independence of the current directors under the Company’s categorical standards and the rules of the New York Stock Exchange (the “NYSE”) and found Mr. Cole, Mr. Goodman, Ms. Holden, Mr. Joerres, Mr. Miles, Mr. Murphy, Ms. Phillips, Mr. Siegmund, Ms. Sun, and Mr. Trujillo to be independent.

16  |  The Western Union Company

CORPORATE GOVERNANCE

BOARD LEADERSHIP STRUCTURE

The Board has a non-executive Chair. This position is independent from management. The Chair sets the agendas for and presides over the Board meetings, as well as meetings of the independent directors. Our CEO is a member of the Board and participates in its meetings. The Board believes that this leadership structure is appropriate for the Company at this time because it allows for independent oversight of management, increases management accountability, and encourages an objective evaluation of management’s performance relative to compensation.

The Board will determine its leadership structure in a manner that it determines to be in the best interests of the Company and its stockholders at the time. The Chair of the Board and CEO positions may be filled by the same individual or separated, as deemed appropriate by the Board.

The Chair of the Board, among other things:

•	presides at, and chairs, Board meetings and meetings of stockholders;
•	establishes agendas for each Board meeting in consultation with the chairs of applicable committees of the Board;
•	leads executive sessions of the Board;
•	has authority to call Board meetings;
•	leads the Board in discussions concerning the CEO’s performance and CEO succession;
•	approves meeting schedules for the Board;
•	approves information sent to the Board;
•	if requested by major stockholders, is available for consultation and direct communication; and
•	performs such other duties and responsibilities as requested by the Board.

However, if the Chair of the Board is not independent, the independent directors of the Board shall elect a Lead Director.

RISK OVERSIGHT

The Board regularly devotes time during its meetings to review and discuss the most significant risks facing the Company and management’s process for identifying, prioritizing, and responding to those risks. During these discussions, the CEO, the Chief Legal Officer, the Chief Financial Officer, the Chief Enterprise Risk Officer, the Chief Compliance Officer (the “CCO”), the Chief Information Security Officer, the Chief Privacy and Data Governance Officer, and the Chief Internal Auditor present management’s process for assessment of risks, a description of the most significant risks facing the Company, and any mitigating factors, plans, or policies in place to address and monitor those risks. The Board has also delegated certain risk oversight responsibilities to its committees.

Our management team, led by the Chief Enterprise Risk Officer, utilizes a range of processes to identify risks associated with our strategy and business, financial activities and reporting, legal and regulatory issues, information technology, and people related skills and availability. Information technology risks include those related to cybersecurity. In 2022, management’s risk assessment process included a cybersecurity risk assessment involving, among other things, an evaluation of external annual audits (service organization controls (“SOC”) 2 report and payment card industry (“PCI”) compliance).

Key Board Committee Oversight Responsibilities

Audit Committee. Consistent with the NYSE listing standards, to which the Company is subject, the Audit Committee bears responsibility for oversight of the Company’s policies with respect to risk assessment and risk management and must discuss with management the major risk exposures facing the Company and the steps the Company has taken to monitor and control such exposures. The Audit Committee is also responsible for assisting Board oversight of the Company’s compliance with legal and regulatory requirements, which represent many of the most significant risks the Company faces. During the Audit Committee’s discussion of risk, the Company’s CEO, Chief Financial Officer, Chief Legal Officer, CCO, the Chief Information Security Officer, the Chief Privacy and Data Governance Officer, Chief Enterprise Risk Officer, and Chief Internal Auditor present information and participate in discussions with the Audit Committee regarding risk and risk management. Risks discussed regularly include those related to global economic and political trends, business and financial performance, legal and regulatory matters, cybersecurity, data privacy, competition, legislative developments, and other matters.

Compliance Committee. While the Board committee with primary oversight of risk is the Audit Committee, the Board has delegated to other committees the oversight of risks within their areas of responsibility and expertise. For example, in light of the breadth and number of responsibilities that the Audit Committee must oversee, and the importance of the evaluation and management of the Company’s compliance programs, policies, and key risk exposures associated with anti-money laundering (“AML”), sanctions, anti-corruption, fraud prevention, consumer

2023 Proxy Statement  |  17

CORPORATE GOVERNANCE

protection, and privacy laws, including investigations or other matters that may arise in relation to such laws, the Board formed the Compliance Committee in 2013 to assist the Audit Committee and the Board with oversight of those areas. This function was previously performed by the Corporate Governance, ESG, and Public Policy Committee. Oversight of privacy matters was formally added to the Compliance Committee charter in February 2021. The Compliance Committee reports regularly on these matters to the Board and Audit Committee and during the Compliance Committee’s meetings, each of the Chief Legal Officer, CCO, and Chief Privacy and Data Governance Officer regularly present and participate in discussions.

Compensation Committee. In addition, the Compensation Committee oversees the risks associated with the Company’s compensation practices, including an annual review of the Company’s risk assessment of its compensation policies and practices for its employees and the Company’s succession planning process.

COMMITTEES OF THE BOARD OF DIRECTORS

The current members of each Board Committee are indicated in the table below.

Director	Audit	Corporate Governance, ESG and Public Policy	Compensation and Benefits	Compliance
Martin I. Cole
Richard A. Goodman(1)
Betsy D. Holden(2)
Jeffrey A. Joerres
Devin B. McGranahan
Michael A. Miles, Jr.
Timothy P. Murphy
Joyce A. Phillips(3)
Jan Siegmund
Angela A. Sun(4)
Solomon D. Trujillo
Chair of the Board
Committee Chair
Member
(1)	Mr. Goodman will retire from the Board effective at the Annual Meeting because he has reached the Board’s mandatory retirement age, as set forth in the Company’s Corporate Governance Guidelines.
(2)	On February 23, 2023, the Board appointed Ms. Holden Chair of the Corporate Governance, ESG, and Public Policy Committee.
(3)	Ms. Phillips has declined to stand for re-election at the Annual Meeting.
(4)	On February 23, 2023, the Board appointed Ms. Sun to the Compensation and Benefits Committee and removed her from the Compliance Committee.

18  |  The Western Union Company

CORPORATE GOVERNANCE

BOARD AND COMMITTEE GOVERNING DOCUMENTS

Each committee operates under a charter approved by the Board. The Company’s Audit Committee Charter, Compensation and Benefits Committee Charter, Corporate Governance, ESG, and Public Policy Committee Charter, Compliance Committee Charter, and Corporate Governance

Guidelines are available without charge through the “Investor Relations, Corporate Governance” portion of the Company’s website, www.westernunion.com, or by writing to the attention of: Investor Relations, The Western Union Company, 7001 E. Belleview Avenue, WU-HQ-10, Denver, Colorado 80237.

Audit Committee

“During 2022, the Audit Committee continued to oversee financial reporting, internal audit, and legal and regulatory matters, with a strong focus on the Company’s controls, culture of compliance, and enterprise risk management. The Committee is continuing to focus on these areas and risk management and mitigation, with an emphasis on the Company’s cybersecurity, technology, and data privacy maturity.”

Jan Siegmund, Committee Chair

Additional Committee Members: Richard A. Goodman, Timothy P. Murphy, Angela A. Sun, and Solomon D. Trujillo

Meetings Held in 2022: 8

Primary Responsibilities: Pursuant to its charter, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to:

•  integrity of the Company’s consolidated financial statements;

•  compliance with legal and regulatory requirements;

•  review of the Company’s guidelines and policies that govern the process by which the Company goes about assessing and managing its exposure to risks;

•  the independent registered public accounting firm’s qualifications, independence and compensation;

•  review of critical accounting matters with the independent registered public accounting firm; and

•  performance of the Company’s internal audit function and independent registered public accounting firm.

Independence: Each member of the Audit Committee meets the independence requirements of our Corporate Governance Guidelines, the NYSE and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as the Board has determined, has no material relationship with the Company. Each member of the Audit Committee is financially literate, knowledgeable, and qualified to review financial statements. The Board has designated Mr. Siegmund as a “financial expert” as defined by Item 407(d) of Regulation S-K.

Service on Other Audit Committees: No director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee. Currently, none of the Audit Committee members serve on more than two other public company audit committees.

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CORPORATE GOVERNANCE

Compensation and Benefits Committee

“In 2022, the Compensation and Benefits Committee continued to focus on pay-for-performance to set the foundation for the Company’s new strategy through the Company’s executive compensation program. The Committee also established compensation arrangements for several executives hired to support the new strategy.”

Michael A. Miles, Jr., Committee Chair

Additional Committee Members: Martin I. Cole, Richard A. Goodman, Betsy D. Holden, Joyce A. Phillips, and Angela A. Sun

Meetings Held in 2022: 5

Primary Responsibilities: Pursuant to its charter, the Compensation Committee has the authority to administer, interpret, and take any actions it deems appropriate in connection with any incentive compensation or equity-based plans of the Company, any salary or other compensation plans for officers and other key employees of the Company, and any employee benefit or fringe benefit plans, programs, or policies of the Company. Among other things, the Compensation Committee is responsible for:

•  in consultation with senior management, establishing the Company’s general compensation philosophy, and overseeing the development and implementation of compensation and benefits policies;

•  reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and other executive officers, evaluating the performance of the CEO and other executive officers in light thereof, and setting compensation levels and other benefits for the CEO (with the ratification by the independent directors of the Board) and other executive officers based on this evaluation;

•  overseeing the Company’s regulatory compliance with respect to compensation matters;

•  reviewing and making recommendations to the Board regarding severance or similar termination agreements with the Company’s CEO or to any person being considered for promotion or hire into the position of CEO;

•  approving grants and/or awards of options, restricted stock, restricted stock units, and other forms of equity-based compensation under the Company’s equity-based plans;

•  developing and implementing policies with respect to the recovery or “clawback” of any excess compensation paid to any executive officers based on erroneous data;

•  reviewing with management and preparing an annual report regarding the Company’s Compensation Discussion and Analysis to be included in the Company’s Proxy Statement and Annual Report;

•  determining stock ownership guidelines for the Company’s directors and monitoring compliance with such guidelines;

•  in consultation with the CEO, reviewing management succession planning;

•  reviewing and recommending to the Board of Directors compensation for non-employee directors; and

•  periodically reviewing the overall effectiveness of the Company’s principal strategies related to human capital management, recruiting, retention, career development, and diversity.

The Compensation Committee has the authority to delegate all or a portion of its duties and responsibilities to a subcommittee and, in some situations, may also delegate its authority and responsibility with respect to certain compensation and benefit plans and programs to one or more employees.

Independence: Each member of the Compensation Committee meets the independence requirements of our Corporate Governance Guidelines, the NYSE, the Exchange Act and such other independence or other requirements as may be applicable from time to time, and as the Board has determined, has no material relationship with the Company.

20  |  The Western Union Company

CORPORATE GOVERNANCE

Compliance Committee

“The Compliance Committee shares with regulators the goals of protecting consumers and the integrity of the global money transfer network and remains at the forefront of the Company’s focus on the execution and enhancement of the Company’s compliance policies and procedures, and privacy and data governance initiatives. In 2022, the Compliance Committee continued to focus on sustaining and enhancing the Company’s compliance programs in light of increasing regulatory requirements around the globe, including sanctions applicable to Russia and Belarus.”

Timothy P. Murphy, Committee Chair

Additional Committee Members: Martin I. Cole, Jan Siegmund, and Solomon D. Trujillo

Meetings Held in 2022: 4

Primary Responsibilities: Pursuant to its charter, the Compliance Committee assists the Audit Committee and the Board in fulfilling the Board’s oversight responsibility for the Company’s compliance with legal and regulatory requirements. Among other things, the Compliance Committee is responsible for reviewing and discussing with management:

•  the Company’s compliance programs, policies and key risk exposures relating to AML, sanctions, anti-corruption, fraud prevention, consumer protection, and privacy laws, including establishing procedures to be apprised of material investigations or other material matters that may arise in relation to such laws; and

•  legal, compliance or other regulatory matters that may have a material effect on the Company’s business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies.

Independence: Each voting member of the Compliance Committee meets the independence requirements of our Corporate Governance Guidelines, the NYSE, and the Exchange Act, and as the Board has determined, has no material relationship with the Company. The Board may appoint non-voting members to the Compliance Committee that are not independent from the Company.

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CORPORATE GOVERNANCE

Corporate Governance, ESG, and Public Policy Committee

“In 2022, the Committee continued to focus on oversight of the Company’s ESG disclosures and strategy development. The Committee also assisted the Board in reviewing proposed SEC rules regarding insider trading, share repurchase disclosure modernization, cybersecurity risk management and disclosure, and climate change disclosure.”

Betsy Holden, Committee Chair

Additional Committee Members: Michael A. Miles, Jr. and Joyce A. Phillips

Meetings Held in 2022: 4

Primary Responsibilities: Pursuant to its charter, the Corporate Governance, ESG, and Public Policy Committee is responsible for:

•  recommending to the Board of Directors criteria for Board and committee membership;

•  considering, in consultation with the Chair of the Board and the CEO, and recruiting candidates to fill positions on the Board of Directors;

•  evaluating current directors for re-nomination to the Board of Directors;

•  recommending director nominees to the Board of Directors;

•  recommending to the Board of Directors appointments to committees of the Board of Directors;

•  recommending to the Board of Directors corporate governance guidelines, reviewing the Corporate Governance Guidelines at least annually, and recommending modifications to the Corporate Governance Guidelines to the Board of Directors;

•  advising the Board of Directors with respect to the charters, structure, and operations of the various committees of the Board of Directors and qualifications for membership thereon;

•  overseeing the development and implementation of an orientation and continuing education program for directors;

•  establishing and implementing self-evaluation procedures for the Board of Directors and its committees;

•  reviewing stockholder proposals submitted for inclusion in the Company’s Proxy Statement;

•  reviewing the Company’s related persons transaction policy, and as necessary, reviewing specific related person transactions; and

•  reviewing and advising the Board of Directors regarding public policy and ESG matters that are relevant to the Company or the industries in which the Company operates.

Independence: Each member of the Corporate Governance, ESG, and Public Policy Committee meets the independence requirements of our Corporate Governance Guidelines, the NYSE and the Exchange Act, and as the Board has determined, has no material relationship with the Company.

22  |  The Western Union Company

CORPORATE GOVERNANCE

CHIEF EXECUTIVE OFFICER SUCCESSION PLANNING

The Company’s Board of Directors has developed a governance framework for CEO succession planning that is intended to provide for a talent-rich leadership organization that can drive the Company’s strategic objectives. Under its governance framework, the Board of Directors:

-	Reviews succession planning for the CEO on an annual basis. As part of this process, the CEO reviews the annual performance of each member of the management team with the Board and the Board engages in a discussion with the CEO and the Chief People Officer regarding each team member and the team member’s development;
-	Maintains a confidential plan to address any unexpected short-term absence of the CEO and identifies candidates who could act as interim CEO in the event of any such unexpected absence; and
-	Ideally three to five years before the retirement of the current CEO, manages the succession process and determines the current CEO’s role in that process.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Any stockholder of the Company or other interested party who desires to contact the non-management directors either as a group or individually, or Mr. McGranahan in his capacity as a director, may do so by writing to: The Western Union Company, Board of Directors, 7001 E. Belleview Avenue, Denver, Colorado 80237. Communications that are intended specifically for non-management directors should be addressed to the attention of the Chair of the Corporate Governance, ESG, and Public Policy Committee. All communications will be forwarded to the Chair of the Corporate Governance, ESG, and Public Policy Committee unless the communication is specifically addressed to another member of the Board, in which case, the communication will be forwarded to that director.

BOARD ATTENDANCE AT ANNUAL MEETING OF STOCKHOLDERS

Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s Annual Meeting of Stockholders, it

encourages directors to attend. All members of the Board of Directors serving at the time attended the Company’s 2022 Annual Meeting of Stockholders.

PRESIDING DIRECTOR OF NON-MANAGEMENT DIRECTOR MEETINGS

The non-management directors meet in regularly scheduled executive sessions without management. The Chair of the Board of Directors is the presiding director at these meetings.

NOMINATION OF DIRECTORS

The Company’s Board of Directors is responsible for nominating directors for election by the stockholders and filling any vacancies on the Board that may occur. The Corporate Governance, ESG, and Public Policy Committee is responsible for identifying, screening, and recommending candidates to the Board for Board membership. The Corporate Governance, ESG, and Public Policy Committee does not have any single method for identifying director candidates, but will consider candidates suggested by a wide range of sources, including by any stockholder, director, or officer of the Company.

The Corporate Governance, ESG, and Public Policy Committee will consider candidates for election to the Board suggested in writing by a stockholder and will make a recommendation to the Board using the same criteria as it does in evaluating candidates submitted by members of the Board of Directors. Any such suggestions should be submitted to the Corporate Secretary, The Western Union Company, 7001 E. Belleview Avenue, Denver, Colorado 80237. If the Company receives such a suggestion, the Company may request additional information from the candidate to assist in its evaluation.

2023 Proxy Statement  |  23

CORPORATE GOVERNANCE

DIRECTOR QUALIFICATIONS, REQUIREMENTS, AND EVALUATIONS

CRITERIA

General criteria for the nomination of director candidates include experience, high ethical standards and integrity, skills, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties–all in the context of an assessment of the perceived needs of the Board at that point in time. In exercising its director nomination responsibilities, the Corporate Governance, ESG, and Public Policy Committee considers diversity in gender, ethnicity, geography, background, and cultural viewpoints when considering director nominees, given the global nature of the Company’s business. However, the Board has not adopted a formal policy governing director diversity.

RETIREMENT POLICY

Our Corporate Governance Guidelines also require that a director retire effective at the next annual meeting of stockholders following the time such director reaches the age of 74. The Board may waive this requirement for one year if it determines it is in the best interests of our Company. Each director is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a Board or Committee member.

BOARD EVALUATIONS

Pursuant to our Corporate Governance Guidelines, we evaluate the overall effectiveness of the Board annually. The Board together with the Corporate Governance, ESG, and Public Policy Committee conducts annual self-evaluations of Board and committee performance, including an evaluation of the effectiveness of the nomination process. In addition, the Board conducts annual evaluations of each individual independent director.

STOCKHOLDER NOMINEES

Stockholders may submit nominations for director candidates by giving notice to the Corporate Secretary, The Western Union Company, 7001 E. Belleview Avenue, Denver, Colorado 80237. The requirements for the submission of such stockholder nominations are set forth in Article II of the Company’s By-Laws, which are available on the “Investor Relations, Corporate Governance” section of the Company’s website, www.westernunion.com.

SUBMISSION OF STOCKHOLDER PROPOSALS

Stockholder proposals, including stockholder director nominations, requested to be included in the Company’s Proxy Statement for its 2024 Annual Meeting of Stockholders must be received by the Company not later than November 29, 2023. Such stockholder proposals must comply with the requirements of Rule 14a-8, and such nominations must comply with the Company’s proxy access By-laws. Otherwise, a stockholder proposal or director nomination to be considered at the Company’s 2024 Annual Meeting of Stockholders must be received by the Company no sooner than January 13, 2024 and no later than February 12, 2024 and must comply with the requirements set forth in the Company’s By-Laws.

All proposals or nominations a stockholder wishes to submit at the meeting should be directed to the Corporate Secretary, The Western Union Company, 7001 E. Belleview Avenue, Denver, Colorado 80237. In addition to satisfying the foregoing requirements and those under the Company’s By-Laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 13, 2024.

CODE OF ETHICS

The Company’s Director’s Code of Conduct, Code of Ethics for Senior Financial Officers, Reporting Procedure for Accounting and Auditing Concerns, Attorney’s Professional Conduct Policy, and the Code of Conduct are available without charge through the “Investor Relations, Corporate Governance” section of the Company’s website, www.westernunion.com, or by writing to the attention of: Investor Relations, The Western Union Company, 7001 E. Belleview Avenue, WU-HQ-10, Denver, Colorado 80237. In the event of an amendment to, or a waiver from, the Company’s Code of Ethics for Senior Financial Officers, the Company intends to post such information on its website, www.westernunion.com.

24  |  The Western Union Company

COMPENSATION OF DIRECTORS

The following table provides information regarding the compensation of our outside directors for 2022. Mr. McGranahan, our President and CEO, did not receive additional compensation in 2022 for his service as a director, and has been excluded from the table. Please see the “2022 Summary Compensation Table” for the compensation received by Mr. McGranahan with respect to 2022.

2022 DIRECTOR COMPENSATION
NAME	FEES EARNED OR PAID IN CASH ($000)	STOCK AWARDS ($000)(2)	OPTION AWARDS ($000)(3)	ALL OTHER COMPENSATION ($000)(4)	TOTAL ($000)(5)
Martin I. Cole	105.0	160.0	—	22.5	287.5
Richard A. Goodman	110.0	—	160.0	25.0	295.0
Betsy D. Holden	110.0	80.0	80.0	33.0	303.0
Jeffrey A. Joerres	125.0(1)	360.0	—	5.0	490.0
Michael A. Miles, Jr.	120.0(1)	160.0	—	—	280.0
Timothy Murphy	130.0	160.0	—	—	290.0
Joyce A. Phillips	105.0	160.0	—	—	265.0
Jan Siegmund	125.0	160.0	—	—	285.0
Angela A. Sun	110.0	160.0	—	13.0	283.0
Solomon D. Trujillo	110.0	80.0	80.0	—	270.0

Footnotes:

(1)	Messrs. Joerres and Miles elected to receive their annual retainer fees for 2022 in the form of equity compensation as described below under “Compensation of Directors—Equity Compensation.”
(2)	The amounts in this column represent the value of stock units granted to director as annual equity grants. Stock awards consist of stock units that are settled in shares of Common Stock, with a one-year vesting schedule and which may be subject to a deferral election consistent with Section 409A of the Internal Revenue Code. The amounts shown in this column are valued based on the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). See Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of the relevant assumptions used in calculating these amounts.
(3)	The amounts in this column represent the value of stock options granted to directors as an annual equity grant. The amounts shown in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of the relevant assumptions used in calculating these amounts.
(4)	All Other Compensation represents matches under the Company’s gift matching program that the Company made in 2022. Outside directors are eligible to participate in the Company’s gift matching program on the same terms as the Company’s executive officers and employees. As noted below, contributions made or directed to be made to an eligible organization, up to an aggregate amount of $25,000 per calendar year, will be matched by the Company. Matching contributions to various charities were made in 2022 on behalf of the following directors: Messrs. Cole, Goodman and Joerres, Ms. Holden, and Ms. Sun. Contributions up to $100,000 per calendar year that a director makes to the Western Union Foundation (the “Foundation”) without designating a recipient organization will be matched by the Company $2 for every $1 contributed.
(5)	As of December 31, 2022, each outside director had outstanding the following number of stock units, including fully vested deferred stock units, and options:
NAME	STOCK UNITS	OPTIONS
Martin I. Cole	17,279	9,208
Richard A. Goodman	58,849	121,722
Betsy D. Holden	106,487	23,130
Jeffrey A. Joerres	155,042	11,448
Michael A. Miles, Jr.	145,143	—
Timothy Murphy	11,830	20,084
Joyce A. Phillips	12,302	—
Jan Siegmund	8,593	79,247
Angela A. Sun	22,217	22,620
Solomon D. Trujillo	37,949	200,210

2023 Proxy Statement  |  25

COMPENSATION OF DIRECTORS

DETERMINATION OF DIRECTOR COMPENSATION

The Compensation Committee is responsible for recommending to the Board the compensation of the Company’s outside directors. As part of this process, the Compensation Committee reviews the outside director compensation program annually to evaluate whether it is competitive with market practices by considering input from Meridian Compensation Partners, LLC (“Meridian”), the Compensation Committee’s independent compensation consultant, regarding the Company’s historical practices with respect to outside director compensation as well as market data for the same peer group used for determining executive compensation.

CASH COMPENSATION

In 2022, each outside director (other than our Non-Executive Chair) received the following cash compensation for service on our Board and committees of our Board:

-	an annual Board retainer fee of $85,000;
-	an annual committee chair retainer fee of $30,000 for the chairs of the Audit Committee and the Compliance Committee and $25,000 for the chairs of the Compensation Committee and the Corporate Governance, ESG and Public Policy Committee; and
-	an annual committee member retainer fee of $15,000 for non-chair members of the Audit Committee and $10,000 for non-chair members of each other committee of our Board.

Cash compensation payable to an outside director will be pro-rated for any partial years of service on the Board or a committee.

EQUITY COMPENSATION

The 2022 outside director equity awards were granted pursuant to our Long-Term Incentive Plan. The purpose of these awards is to advance the interests of the Company and its stockholders by encouraging stock ownership by our outside directors and by helping the Company attract, motivate, and retain highly qualified outside directors.

In 2022, all of our outside directors (other than our Non-Executive Chair) were eligible to receive an annual equity grant with a value of $160,000 for service on our Board and committees of our Board.

The 2022 equity grant will be settled in shares of common stock and have a one-year vesting requirement, subject to pro-rata vesting for a qualifying departure from the Board. For 2022, each outside director had the choice to receive such director’s annual retainer fees described above in the form of cash, equity or a combination thereof. For 2022, each outside director had the choice to receive such director’s annual equity grant in the form (a) all stock options, (b) all restricted stock units, (c) a combination of 75% stock options and 25% restricted stock units, (d) a combination of 50% stock options and 50% restricted stock units, or (e) a combination of 75% restricted stock units and 25% stock options.

COMPENSATION OF OUR NON-EXECUTIVE CHAIR

In 2022, our Non-Executive Chair received the following compensation in lieu of the compensation described above for our other outside directors:

-	an annual retainer fee of $125,000; and
-	an annual equity grant with a value of $360,000.

Our Non-Executive Chair has the choice to receive his annual retainer fee in the forms discussed above under “Compensation of Directors—Equity Compensation.” The Non-Executive Chair annual equity grant has a one-year vesting condition, subject to pro-rata vesting for a qualifying departure from the Board.

26  |  The Western Union Company

COMPENSATION OF DIRECTORS

CHARITABLE CONTRIBUTIONS

Outside directors may participate in the Company’s gift matching program on the same terms as the Company’s executive officers and employees. Under this program, contributions up to $100,000 per calendar year that the director makes to the Foundation without designating a recipient organization will be matched by the Company $2 for every $1 contributed. Contributions made or directed to be made to an eligible organization, as defined in the program, up to an aggregate amount of $25,000 per calendar year will be equally matched by the Company through the Foundation.

REIMBURSEMENTS

Directors are reimbursed for their expenses incurred by attending Board, committee, and stockholder meetings, including those for travel, meals, and lodging. Occasionally, a spouse or other guest may accompany directors on corporate aircraft when the aircraft is already scheduled for business purposes and can accommodate additional passengers. In those cases, there is no aggregate incremental cost to the Company and, as a result, no amount is reflected in the 2022 Director Compensation table.

INDEMNIFICATION AGREEMENTS

Each outside director has entered into a Director Indemnification Agreement with the Company to clarify indemnification procedures. Consistent with the indemnification rights already provided to directors of the Company in the Company’s Charter, each agreement provides that the Company will indemnify and hold harmless each outside director to the fullest extent permitted or authorized by the General Corporation Law of the State of Delaware in effect on the date of the agreement or as such laws may be amended or replaced to increase the extent to which a corporation may indemnify its directors.

EQUITY OWNERSHIP GUIDELINES

Each outside director is expected to maintain an equity investment in Western Union equal to five times his or her annual cash retainer, which must be achieved within five years of the director’s initial election to the Board. The holdings that generally may be counted toward achieving the equity investment guidelines include outstanding stock awards or units, shares obtained through stock option exercises, shares owned jointly with or separately by the director’s spouse, and shares purchased on the open market. As of the Record Date, all outside directors have met or, within the applicable period, are expected to meet, these equity ownership guidelines.

PROHIBITION AGAINST PLEDGING AND HEDGING OF THE COMPANY’S SECURITIES

The Company’s Insider Trading Policy prohibits the Company’s directors from pledging the Company’s securities or engaging in hedging or short-term speculative trading of the Company’s securities, including, without limitation, short sales or put or call options involving the Company’s securities.

2023 Proxy Statement  |  27

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently comprised of five independent directors and operates under a written charter adopted by the Board. The Audit Committee reviews the charter at least annually, reviewing it last in December 2022. The charter is available through the “Investor Relations, Corporate Governance” portion of the Company’s website www.westernunion.com.

The Board has the ultimate authority for effective corporate governance, including the role of oversight of the management of the Company. The Audit Committee’s purpose is to assist the Board in fulfilling its oversight responsibilities with respect to the Company’s consolidated financial statements, independent registered public accounting firm qualifications and independence, performance of the Company’s internal audit function and independent registered public accounting firm, and other matters identified in the Audit Committee Charter. The Audit Committee relies on the expertise and knowledge of management, the internal auditors and the independent registered public accounting firm in carrying out its responsibilities. Management is responsible for the preparation, presentation, and integrity of the Company’s consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting and disclosure controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. In addition, management is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of the Company’s system of internal control. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the consolidated financial statements and for expressing an opinion on the conformity of those financial statements with United States generally accepted accounting principles. The Company’s independent registered public accounting firm is also responsible for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee engages in an annual evaluation of the independent public accounting firm’s qualifications, assessing the firm’s quality of service, the firm’s sufficiency of resources, the quality of the communication and interaction with the firm, and the firm’s independence, objectivity, and professional skepticism. In evaluating and selecting the Company’s independent registered public accounting firm, the Audit Committee considers, among other things, historical and recent performance of the firm, an analysis of known significant legal or regulatory proceedings related to the firm, recent Public Company Accounting Oversight Board (the “PCAOB”) reports regarding the firm, industry experience, audit fee revenues, audit approach, and the independence of the firm. The Audit Committee also periodically considers the advisability and potential impact of selecting a different independent public accounting firm. In addition, the Audit Committee is involved in the lead audit partner selection process.

During fiscal year 2022, the Audit Committee fulfilled its duties and responsibilities as outlined in its charter. Specifically, the Audit Committee, among other actions:

-	reviewed and discussed with management and the independent registered public accounting firm the Company’s quarterly earnings press releases, consolidated financial statements, and related periodic reports filed with the SEC;
-	reviewed with management, the independent registered public accounting firm and the internal auditor, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the effectiveness of the Company’s internal control over financial reporting;
-	reviewed with the independent registered public accounting firm, management, and the internal auditor, as appropriate, the audit scope and plans of both the independent registered public accounting firm and internal auditor;
-	reviewed with the independent registered public accounting firm the critical audit matters expected in their report for the 2022 audit;
-	met in periodic executive sessions with each of the independent registered public accounting firm, management, and the internal auditor;
-	received the written disclosures and the annual letter from Ernst & Young LLP provided to us pursuant to PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, concerning their independence and discussed with Ernst & Young LLP their independence; and
-	reviewed and pre-approved all fees paid to Ernst & Young LLP, as described in Proposal 4–Ratification of Selection of Auditors, and considered whether Ernst & Young LLP’s provision of non-audit services to the Company was compatible with the independence of the independent registered public accounting firm.

The Audit Committee has reviewed and discussed with the Company’s management and independent registered public accounting firm the Company’s audited consolidated financial statements and related footnotes for the fiscal year ended December 31, 2022, and the independent registered public accounting firm’s report on those financial statements. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with United States generally accepted accounting principles.

28  |  The Western Union Company

REPORT OF THE AUDIT COMMITTEE

We have discussed with Ernst & Young LLP the matters required to be discussed with the Audit Committee by the applicable requirements of the PCAOB and the SEC. Such communications include, among other items, matters relating to the conduct of an audit of the Company’s consolidated financial statements under the standards of the PCAOB. This review included a discussion with management and the independent registered public accounting firm about the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s financial statements, including the disclosures relating to critical accounting policies.

In reliance on the review and discussions described above, we recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

Audit Committee

Jan Siegmund (Chair)
Richard A. Goodman
Timothy P. Murphy
Angela A. Sun
Solomon D. Trujillo

2023 Proxy Statement  |  29

COMPENSATION AND BENEFITS
COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis with management and based on such review and discussion, the Compensation Committee recommended to the Board of

Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and its Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Compensation and Benefits Committee*

Michael A. Miles, Jr. (Chair)
Martin I. Cole
Richard A. Goodman
Betsy D. Holden
Joyce Phillips

*	Angela A. Sun joined the Compensation Committee after it recommended the Compensation Discussion and Analysis to the Board.

30  |  The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

BUSINESS OVERVIEW

The Western Union Company provides people and businesses with fast, reliable, and convenient ways to send money and make payments around the world. Western Union offers its services in more than 200 countries and territories. Our business is complex: our regulatory environment is disparate and developing; our consumers are different from those addressed by traditional financial services firms; and our agent and client relationships are numerous and varied. Managing these complexities is at the center of Western

Union’s success, and our leadership must be capable of supporting our Company’s goals amid this complexity.

The Company’s key strategic pillars for 2022 are set forth in the chart below. The performance goals and objectives under our annual incentive and long-term incentive programs were designed to support these strategic pillars and to support the Company during a time of leadership transition and strategic transformation.

Please see our 2022 Annual Report on Form 10-K for more information regarding our performance.

(1)	See Annex A for a reconciliation of measures that are not based on accounting principles generally accepted in the United States (“GAAP”) to the comparable GAAP measure.

2023 Proxy Statement  |  31

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION FRAMEWORK

The Company’s executive compensation framework is designed to reinforce our executive compensation philosophy and objectives and includes the following:

WHAT WE DO

✓   Pay-for-performance and at-risk compensation.

A significant portion of our targeted annual compensation is performance-based and/or subject to forfeiture (“at-risk”), with emphasis on variable pay to reward short- and long-term performance measured against pre-established objectives informed by our Company’s strategy. For 2022, performance-based compensation comprised approximately 76% of the targeted annual compensation for our CEO and, on average, approximately 57% of the targeted annual compensation for our other NEOs, excluding Messrs. Cagwin and Adams due to their mid-year employment commencement. The remaining components of such NEOs’ 2022 targeted annual compensation consisted of base salary and service-based RSUs, with the Compensation Committee viewing RSUs as at-risk as their value fluctuates based on our stock price performance.

✓   Align compensation with stockholder interests.

Performance measures for incentive compensation are linked to the overall performance of the Company and are designed to be aligned with the creation of long-term stockholder value.

✓   Emphasis on future pay opportunity vs. current pay.

Our long-term incentive awards are equity-based, use performance and multi-year vesting provisions to encourage retention, and are designed to align our NEOs’ interests with long-term stockholder interests. For 2022, long-term equity compensation comprised approximately 75% of the targeted annual compensation for our CEO and, on average, approximately 63% of the targeted annual compensation for our other NEOs, excluding Messrs. Cagwin and Adams due to their mid-year employment commencement.

✓   Mix of performance metrics.

The Company utilizes a mix of performance metrics that emphasize both absolute performance goals, which provide the primary links between incentive compensation and the Company’s strategic operating plan and financial results, and a relative payout modifier, which measures Company performance in comparison to the S&P 500 Index.

✓   Stockholder engagement.

The Compensation Committee chair and members of management engage with stockholders regularly to discuss and understand their perceptions or concerns regarding our executive compensation program.

✓   “Clawback” policy.

The Company may recover incentive compensation paid to certain officers in the event of an accounting restatement or if such officers engaged in detrimental conduct, as defined in the clawback policy. In addition, the Company may recover incentive compensation paid to certain officers for conduct that is determined to have contributed to material compliance failures, subject to applicable laws.

✓  Robust stock ownership guidelines.

We require our executive officers to own a meaningful amount of Company stock to align them with long-term stockholder interests (6x base salary in the case of our CEO and 3x base salary for our other continuing NEOs).

✓   Include ESG metrics in compensation program.

Our annual incentive program incorporates ESG metrics, which qualitatively assess progress towards the Company’s three pillars - Integrity of Global Money Movement, Economic Prosperity, and Diversity, Equity and Inclusion. In addition, our annual incentive program incorporates compliance and leadership metrics.

✓  Multi-year vesting and/or performance periods for long-term incentive awards.

✓  Independent compensation consultant retained by the Compensation Committee.

✓  “Double trigger” severance benefits in the event of a change-in-control.

✓  Maximum payout caps for annual cash incentive compensation and PSUs.

32  |  The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

WHAT WE DON’T DO

✘  No repricing or buyout of underwater stock options without stockholder approval.

✘  No change-in-control tax gross-ups.

✘  Prohibition against pledging and hedging of Company securities by senior executives and directors.

✘  No dividends or dividend equivalents paid on unvested or unearned PSUs or RSUs.

✘  No service-based defined benefit pension plan.

CHIEF EXECUTIVE OFFICER COMPENSATION

Devin McGranahan assumed the position of President and Chief Executive Officer of the Company on December 27, 2021 and his 2022 compensation was set in 2021 after considering the input of the committee’s independent compensation consultant, market data for the CEO role, the compensation received by Mr. McGranahan at his prior employer, including the compensation that would be forfeited upon him joining the Company, and the compensation received by the Company’s prior CEO. For 2022 performance, Mr. McGranahan received an annual incentive payout of $986,000 reflecting achieved performance of 58% of target, as further described on pages 41-43.

In 2022, Mr. McGranahan’s long-term incentive allocation was comprised of 60% PSUs, 20% stock options and 20% service-based RSUs. Further information with respect to the 2022 long-term incentive awards can be found on pages 43-47.

Mr. McGranahan’s 2022 total target direct compensation (which includes base salary, target bonus opportunity and the 2022 long-term incentive grant value) was weighted significantly toward variable and performance-based incentive pay over fixed pay, and long-term, equity-based pay over annual cash compensation, because the Compensation Committee desired to tie a significant level of the CEO’s compensation to the performance of the Company.

The percentage of compensation delivered in the form of performance-based compensation in 2022 was higher for Mr. McGranahan as compared to our other NEOs because the

Compensation Committee believes that the CEO’s leadership is one of the key drivers of the Company’s success and that a greater percentage of the CEO’s total compensation should be variable as a reflection of the Company’s level of performance. Market data provided by the Compensation Committee’s independent compensation consultant supported this practice as well.

The following chart illustrates our CEO pay philosophy of heavily weighting targeted CEO compensation toward variable, performance-based pay elements.

CEO 2022 TOTAL TARGET DIRECT COMPENSATION

2022 SAY ON PAY VOTE

The Company received approximately 88% support for its “say on pay” vote at the Company’s 2022 Annual Meeting of Stockholders and an average support level of 91% for the Company’s “say on pay” votes over the last five years. After considering the 2022 “say on pay” results, the Compensation Committee determined that the Company’s executive compensation philosophy, compensation objectives, and compensation elements continued to be appropriate and did not make any specific changes to the Company’s executive compensation program in response to the 2022 “say on pay” vote. While the committee did not make any changes to the 2022 program in response to the 2022 “say on pay vote,” as further described below, the committee did refine the program to create the incentives deemed necessary during a time of leadership transition and strategic transformation.

2023 Proxy Statement  |  33

COMPENSATION DISCUSSION AND ANALYSIS

STOCKHOLDER ENGAGEMENT

Management and the Compensation Committee Chair regularly reach out to stockholders to better understand their views on the Company’s executive compensation program, the “say on pay” vote and our executive compensation disclosure. In 2022, the Company reached out to stockholders who held approximately 69% of the Company’s outstanding common stock to discuss the Company’s executive compensation program and held discussions with all stockholders who accepted the Company’s invitation. Over the past few years, the Compensation Committee and management have found these discussions to be very helpful in their ongoing evaluation of the Company’s executive compensation program, and intend to continue to obtain this feedback in the future.

ESTABLISHING AND EVALUATING EXECUTIVE COMPENSATION

INTRODUCTION

This Compensation Discussion and Analysis describes how the Compensation Committee determined 2022 executive compensation, the elements of our executive compensation program and the compensation of each of our NEOs.

The information provided should be read together with the information presented in the “Executive Compensation” section of this Proxy Statement. For 2022, the NEOs were:(1)

(1)	For 2022, the NEOs also included Raj Agrawal, former Chief Financial Officer (not pictured above). Mr. Agrawal resigned from the Company, effective September 2, 2022. Mr. Agrawal did not receive any severance benefits upon his resignation other than the retirement vesting treatment pursuant to the terms of his outstanding equity awards.
(2)	In July 2022, Matt Cagwin joined the Company as its Head of Business Unit Financial Planning and Analysis and was promoted to interim Chief Financial Officer (“CFO”) after Mr. Agrawal’s resignation from the Company. Mr. Cagwin did not participate in the Company’s 2022 annual compensation program for NEOs due to his role during 2022 as interim CFO and mid-year employment commencement. Effective January 20, 2023, Mr. Cagwin was promoted to the position of CFO. Please see “Employment Arrangements” later in this “Compensation Discussion and Analysis” for a discussion of Mr. Cagwin’s 2022 compensation arrangements as well as the compensation awarded to him upon his January 2023 promotion to CFO.
(3)	On February 24, 2023, the Company determined that Gabriella Fitzgerald would cease serving as President, North America, effective as of March 10, 2023. Upon her departure, Ms. Fitzgerald became eligible for benefits under the Company’s existing Severance/Change in Control Policy (Executive Committee Level).
(4)	Benjamin Adams joined the Company as its Chief Legal Officer on June 1, 2022. He has also served as our Interim Chief People Officer since February 2023.

34  |  The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

OUR EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES

The Compensation Committee has adopted the following compensation objectives and guiding principles to align the Company’s incentive compensation program with the Company’s overall executive compensation philosophy:

Our Executive Compensation Philosophy

The Compensation Committee believes the Company’s executive compensation program should reward actions and behaviors that build a foundation for the long-term strength and performance of the Company, while also rewarding the achievement of short-term performance goals informed by the Company’s strategy.

Objectives

•         Align executive goals and compensation with stockholder interests

•         Attract, retain and motivate outstanding executive talent

•        Pay-for-performance – Hold executives accountable and reward them for achieving financial, strategic and operating goals

Guiding Principles

•         Pay-for-Performance: Pay is significantly performance-based and at-risk, with emphasis on variable pay to reward short- and long-term performance measured against pre-established objectives informed by the Company’s strategy.

•         Align Compensation with Stockholder Interests: Link incentive payouts with the overall performance of the Company, including achievement of financial and strategic objectives, as well as individual performance and contributions, to create long-term stockholder value.

•         Stock Ownership Guidelines: Our program requires meaningful stock ownership by our executives to align them with long-term stockholder interests.

•         Emphasis on Future Pay Opportunity vs. Current Pay: Our long-term incentive awards are delivered in the form of equity-based compensation with multi-year vesting provisions to encourage retention.

•         Hire, Retain and Motivate Top Talent: Offer market-competitive compensation which clearly links payouts to actual performance, including rewarding appropriately for superior results, facilitating the hire and retention of high-caliber individuals with the skills, experience and demonstrated performance required for our Company.

•         Principled Programs: Structure our compensation programs considering corporate governance best practices and in a manner that is understandable by our participants and stockholders.

THE BOARD OF DIRECTORS AND THE COMPENSATION COMMITTEE

Our Board oversees the goals and objectives of the Company and the CEO, evaluates succession planning with respect to the CEO and evaluates the CEO’s performance. The Compensation Committee supports the Board by:

•	Establishing the Company’s compensation philosophy;
•	Overseeing the development and implementation of the Company’s compensation and benefits policies;
•	Reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and other executive officers;
•	Approving the compensation levels of each of the executive officers;
•	Approving the compensation of the CEO, with ratification by the independent directors of the Board; and
•	Overseeing critical role development and succession efforts by providing strategic direction as the Board identifies key executive skills and experience priorities.

The Compensation Committee’s responsibilities under its charter are further described in the “Corporate Governance—Committees of the Board of Directors” section of this Proxy Statement.

2023 Proxy Statement  |  35

COMPENSATION DISCUSSION AND ANALYSIS

Mr. McGranahan, while not a member of the Compensation Committee, attended portions of each meeting of the Compensation Committee in 2022 to contribute to and understand the committee’s oversight of, and decisions relating to, executive compensation. Mr. McGranahan did not attend portions of the meetings relating to his compensation. The Compensation Committee regularly conducts executive sessions without management present.

The Compensation Committee also engages in an ongoing dialog with the CEO and the committee’s independent compensation consultant in the evaluation and establishment of the elements of our executive compensation program. Further, the Compensation Committee received input from employees in the Company’s human resources department, including the Chief People Officer, in making executive compensation decisions.

COMPENSATION CONSULTANTS

During 2022, Meridian continued to provide executive and director compensation consulting services to the Compensation Committee.

 Meridian is retained by and reports directly to the Compensation Committee and participates in committee meetings. Meridian informs the committee on market trends, as well as regulatory issues and developments and how they may impact the Company’s executive compensation program. Meridian also:

•	Participates in the design of the executive compensation program to help the committee evaluate the linkage between pay and performance;
•	Reviews market data and advises the committee regarding the compensation of the Company’s executive officers;
•	Reviews and advises the committee regarding outside director compensation; and
•	Performs an annual risk assessment of the Company’s compensation program, as described in the “Executive Compensation—Risk Management and Compensation” section of this Proxy Statement.

Meridian does not provide any other services to the Company. The Compensation Committee has assessed the independence of Meridian pursuant to the NYSE rules and the Company concluded that the work performed by Meridian for the Compensation Committee did not raise any conflict of interest.

During 2022, management retained the services of Willis Towers Watson PLC (“WTW”) to assist the Company in evaluating the Company’s annual and long-term incentive programs. The Compensation Committee has assessed the independence of WTW pursuant to the NYSE rules and the Company concluded that WTW’s work did not raise any conflict of interest.

SETTING 2022 COMPENSATION

In late 2021, the Compensation Committee, working with Meridian and the CEO, engaged in a detailed review of the Company’s executive compensation program to evaluate whether the design and levels of each compensation element were:

•	Appropriate to support the Company’s strategic performance objectives, strategic transformation and leadership transition;
•	Consistent with the philosophy and objectives described under “—Our Executive Compensation Philosophy and Objectives” above; and
•	Reasonable when compared to market pay practices (see “—Market Comparison” below).

Consistent with the 2021 executive compensation program, the Company’s 2022 executive compensation program continued to be significantly weighted towards performance-based compensation and included a diversified mix of long-term incentive awards. However, for 2022, the Compensation Committee made certain modifications from the design of the 2021 executive compensation program to help create the incentives deemed necessary during a time of leadership transition and strategic transformation. In particular, recognizing that the Company was at an important inflection point with the CEO transition and the Company’s reset of its strategic operating plan, the Compensation Committee revisited the executive compensation program goals and design to develop a program that would appropriately incentivize participants as the Company continued to refine its strategic operating plan under its new leadership and retain participants over this period of transition. Accordingly, with respect to the 2022 Annual Incentive Plan, the Compensation Committee modified the performance metrics as compared to prior years by replacing the historical use of operating income with profit margin and earnings per share (“EPS”). In addition, the Compensation Committee included performance goals relating to westernunion.com revenue growth and the Company’s execution of its long-term strategic operating plan. With respect to the Long-Term Incentive Plan, the

36  |  The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee approved the grant of PSUs subject to vesting based solely on revenue growth (rather than the prior design of vesting based on revenue and operating margin), with annual performance goals established at the beginning of each year during the performance period to reflect the difficulty of establishing three-year performance goals during a time of strategic transformation at the Company. In addition, in order to simplify the program and tie a greater percentage to the achievement of performance goals within the control of management, the Compensation Committee approved the use of a TSR payout modifier rather than the stand-alone TSR PSUs that were granted in prior years. Under this design, the vesting of the 2022 PSUs could be adjusted by +/-25% based upon the Company’s relative TSR ranking. In addition, to reflect market practices, the Compensation Committee modified the vesting schedule for the service-based RSUs granted in 2022 as compared to prior years to provide for one-third annual vesting as compared to cliff vesting on the third anniversary of the grant date. Each of these changes were designed to support the Company during a time of leadership transition and strategic transformation, further align the Company’s executive compensation program with market practices and help the Company retain and incentivize its key talent.

The Compensation Committee set the annual and long-term incentive targets for the 2022 executive compensation program in February 2022. The Compensation Committee believed at the time that the performance targets were rigorous yet achievable, and therefore established the targets so that they would be achieved, at the target performance level, if the Company successfully executed against its operating plan for 2022 and the 2022-2024 performance period.

With respect to setting 2022 compensation levels, Mr. McGranahan presented to the Compensation Committee his evaluation and recommendation for each of the other then-serving NEOs and their respective salary, annual bonus targets, and long-term incentive award targets. Mr. McGranahan based his assessments on a number of factors, including but not limited to: individual performance and relative contributions to the Company’s success; the performance of the executive’s respective business unit or functional area; retention considerations; market data; compensation history; and internal equity. After consideration and discussion, the Compensation Committee reviewed and approved Mr. McGranahan’s 2022 recommendations for the then-serving NEOs other than himself.

In setting Mr. McGranahan’s 2022 compensation at the time he agreed to join the Company in November 2021, the Compensation Committee considered the input of Meridian, market data for the CEO role, the compensation received by Mr. McGranahan at his prior employer, including the compensation that would be forfeited upon him joining the Company, and the compensation received by the Company’s prior CEO. No member of management made any recommendations regarding Mr. McGranahan’s compensation or, except for the Company’s Chief People Officer, participated in the portions of the Compensation Committee meeting or in the meeting of the independent directors of the Board during which Mr. McGranahan’s compensation was determined or ratified.

MARKET COMPARISON

For 2022, the Compensation Committee considered market pay practices when setting executive compensation, but did not target percentile ranks of specific compensation elements or total target direct compensation against the market data. Instead, the committee used market data to assess the overall competitiveness and reasonableness of the Company’s executive compensation program.

While the Compensation Committee considers relevant market pay practices when setting executive compensation, it does not believe it is appropriate to establish compensation levels based only on market practices. The Compensation Committee believes that compensation decisions are complex and require a deliberate review of Company and individual performance and peer compensation levels. The factors that influence the amount of compensation awarded include, but are not limited to:

•	Market competition for a particular position;

•	Experience and past performance inside or outside the Company;

•	Role and responsibilities within the Company;

•	Tenure with the Company and associated institutional knowledge;

•	Long-term potential with the Company;

•	Innovative thinking and leadership;

•	Money transfer or financial services industry expertise;

•	Personal performance and contributions;

•	Succession planning;

•	Past and future performance objectives; and

•	Value of the position within the Company.

2023 Proxy Statement  |  37

COMPENSATION DISCUSSION AND ANALYSIS

As further discussed below, the Compensation Committee considered market data from both an executive compensation peer group and a general industry compensation survey, but did not assign a specific weight to either data source.

The Compensation Committee believes that the Company’s executive compensation peer group should reflect the markets in which the Company competes for business, executive talent and capital. Accordingly, the Company’s peer group includes companies meeting either of the following criteria:

•	Global brands providing virtual products or services; or

•	Companies involved with payment and/or processing services.

In 2021, Meridian was asked to re-evaluate the Company’s peer group. Based on this review, in December 2021, the Compensation Committee approved changes to the Company’s peer group to further align the median revenues of the peer group with the Company’s revenues. As a result, the Compensation Committee approved the removal of Ameriprise Financial, Inc., Comerica Incorporated, Northern Trust Corporation, Sabre Corporation, and State Street Corporation, and the addition of Bread Financial Holdings, Inc., Genpact Limited, Jack Henry & Associates, Inc., Paychex, Inc., and SS&C Technologies Holdings, Inc. to the Company’s peer group.

The executive compensation peer group used for evaluating 2022 compensation decisions consisted of the companies below. Meridian compiled compensation information from the peer group based on the publicly filed documents of each member of the peer group. Based on the information below, the Company estimates that it is between the 25th and 50th percentiles of the peer group in terms of revenues, above the 75th percentile of the peer group in terms of percentage of total revenues outside of the US, and below the 25th percentile of the peer group in terms of market capitalization.

PEER GROUP	FISCAL YEAR 2021 REVENUES* (IN MILLIONS)	INTERNATIONAL BUSINESS (% OF TOTAL REVENUES OUTSIDE OF THE US)	MARKET CAP (AS OF 12/31/2021) (IN MILLIONS)
Bread Financial Holdings, Inc. (formerly Alliance Data Systems Corporation)	$2,728	**	$3,314
Broadridge Financial Solutions, Inc.	$4,994	12%	$21,861
CME Group Inc.	$4,679	**	$82,108
Discover Financial Services	$11,869	0%	$33,868
eBay Inc.	$10,420	52%	$41,629
Euronet Worldwide, Inc.	$2,995	73%	$6,299
Fidelity National Information Services, Inc.	$13,877	26%	$66,465
Fiserv, Inc.	$16,226	14%	$68,525
FLEETCOR Technologies, Inc.	$2,834	37%	$18,175
Genpact Limited	$4,022	75%	$9,982
Global Payments Inc.	$8,524	17%	$39,223
Intercontinental Exchange, Inc.	$7,146	32%	$77,057
Jack Henry & Associates, Inc.	$1,758	0%	$12,364
MoneyGram International, Inc.	$1,284	58%	$723
Nasdaq, Inc.	$5,886	18%	$35,118
Paychex, Inc.	$4,057	1%	$49,249
PayPal Holdings, Inc.	$25,371	46%	$221,568
SS&C Technologies Holdings, Inc.	$5,051	28%	$20,845
25th Percentile	$3,252	14%	$13,817
50th Percentile	$5,022	27%	$34,493
75th Percentile	$9,946	47%	$62,161
*	All data was compiled by Meridian who obtained peer company financial market intelligence from S&P Capital IQ.
**	Data not available for this metric.

38  |  The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee also referenced general industry compensation survey data in evaluating executive pay in order to consider a broader perspective on market practices. To assist the committee in its review of the general industry compensation survey data, Meridian extracts compensation information from the surveys with respect to companies with annual revenues generally ranging from $3 billion to $6 billion. For the 2022 compensation review, Meridian compiled compensation data from general industry compensation surveys provided by WTW (which included data from companies with annual revenues between $3 billion and $6 billion), and peer group data taken directly from peer group proxy statements or from the Equilar Top 25 database. Executive positions were matched to the peer group proxy data and third-party survey data based on job title, functional matches, and pay rank.

Use of Tally Sheets

The Compensation Committee reviews tally sheets that present historical and current compensation data, valuations of future equity vesting, value of option exercises in the past five years, as well as analyses for hypothetical terminations and retirements to allow the Compensation Committee to consider the Company’s obligations under such circumstances. The tally sheets provide additional context for the committee in determining and assessing NEO compensation.

THE WESTERN UNION 2022 EXECUTIVE COMPENSATION PROGRAM

Pay-For-Performance and At-Risk Compensation

The principal components of the Company’s 2022 annual executive compensation program were annual base salary, annual incentive awards, and long-term incentive awards in the form of PSUs, stock options (for Mr. McGranahan) and RSUs. The Compensation Committee designed the 2022 executive compensation program so that performance-based pay elements (Annual Incentive Plan awards, PSUs and, if applicable, stock options) would constitute a significant portion of the executive compensation awarded, determined at target levels. The following charts illustrate the mix of the targeted annual compensation for Mr. McGranahan and the average targeted annual compensation for the other NEOs, excluding Messrs. Cagwin and Adams due to their mid-year employment commencement, and the portion of that compensation that is performance-based and/or at-risk.

For purposes of these charts, the percentage of targeted annual compensation was determined based on the annual base salary and target incentive opportunities applicable to the continuing NEOs as of December 31, 2022. Mr. Cagwin is excluded from the chart below in light of the interim nature of his role during 2022 and his mid-year commencement of employment, and Mr. Adams is similarly excluded from the chart in light of his mid-year commencement of employment.

CEO 2022 TOTAL TARGET DIRECT COMPENSATION	NEO 2022 TOTAL TARGET DIRECT COMPENSATION

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COMPENSATION DISCUSSION AND ANALYSIS

ELEMENTS OF 2022 EXECUTIVE COMPENSATION PROGRAM

The following table lists the material elements of the Company’s 2022 executive compensation program for the Company’s NEOs. The Compensation Committee believes that the design of the Company’s executive compensation program focuses on performance-based compensation elements, provides alignment with the Company’s short- and long-term financial and strategic priorities at the time through the annual and long-term incentive programs, and provides alignment with stockholder interests.

	Fixed	At-Risk / Performance-Based

	Base Salary	Annual Incentive Awards	PSUs	Stock Options (CEO only)	RSUs

Key Characteristics	Fixed compensation component payable in cash.	Variable compensation component payable in cash based on performance against annually established performance objectives.

PSUs vest based on the Company’s achievement of financial performance objectives, with a payout modifier based on the Company’s relative TSR performance.

The value of PSUs is also dependent on our stock price over the performance period.

PSUs accrue dividend equivalents, with dividend equivalents paid only to the extent the underlying shares vest.

Non-qualified stock options granted with an exercise price equal to fair market value on the date of grant that expire 10 years after grant and become exercisable in 25% annual increments over a four-year vesting period based on continued service during the vesting period.

The value of stock options is dependent on our stock price over the option term.

RSUs vest in one-third annual increments based on continued service during the vesting period.

The value of RSUs is dependent on our stock price over the vesting period.

RSUs accrue dividend equivalents, with dividend equivalents paid only to the extent the underlying shares vest.

Why We Pay This Element	Establish a pay foundation at competitive levels to attract and retain talented executives.

Motivate and reward executives for performance on key financial, strategic and/or individual performance goals over the year.

Hold our executives accountable, with payouts based on actual performance against pre-established and communicated performance goals.

Align the interests of executives with those of our stockholders by focusing the executives on the Company’s financial and TSR performance over a multi-year period.

Hold our executives accountable, with payouts varying from target based on actual performance against pre-established and communicated performance goals.

Align interests of the CEO with those of our stockholders by focusing on long-term stock price appreciation over the option term.

Competitive with market practices in order to attract and retain top executive talent.

Align the interests of executives with those of our stockholders by focusing the executives on long-term objectives over a multi-year vesting period, with the value of the award fluctuating based on stock price performance.

How We Determine Amount*	Experience, job scope, responsibilities, market data, internal equity, and individual performance.

Internal pay equity, market practice, corporate and individual performance.

Cash payouts ranging from 0% to 175% of target based on the achievement of financial and strategic goals, with an additional +/- 25% modifier for participants other than Mr. McGranahan based on performance with respect to a metric supporting key ESG initiatives, compliance, leadership and a personalized objective for each NEO.

Internal pay equity, market practice and individual performance.

PSUs are subject to vesting ranging from 0% to 200% of target based on revenue growth during the 2022-2024 performance period, with an additional +/-25% modifier based on the Company’s TSR performance relative to the S&P 500 Index over the 2022-2024 performance period.

				Internal pay equity, market practice and individual performance.	Internal pay equity, market practice and individual performance.
*	See the “Setting 2022 Compensation” section for further information regarding the determination of 2022 compensation levels.

40  |  The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

Each of Western Union’s 2022 executive compensation program elements is described in further detail below.

Base Salary

Our philosophy is that base salaries should meet the objectives of attracting and retaining the executives needed to lead the business. Base salary is a fixed compensation component payable in cash. None of our NEOs received a base salary increase during 2022. Base salaries for Messrs. McGranahan and Adams were established at the time they agreed to join the Company (in November 2021 and May 2022, respectively) based on market data, considering the scope of each such employee’s role and responsibilities within the organization.

The following table sets forth each NEO’s 2021 and 2022 base salary levels as of December 31 of each year (or, in the case of Mr. Agrawal, as of his last day of employment):

EXECUTIVE	2021 BASE SALARY ($000)	2022 BASE SALARY ($000)
Devin McGranahan	1,000.0	1,000.0
Gabriella Fitzgerald	550.0	550.0
Jean Claude Farah	500.0	500.0
Benjamin Adams	N/A	450.0
Raj Agrawal	650.0	650.0

Annual Incentive Compensation

Our Annual Incentive Plan is designed to motivate and reward our NEOs for achieving short-term performance objectives. We believe the program supports our “pay-for-performance” culture.

Target payout opportunities under the Annual Incentive Plan are expressed as a percentage of a participant’s annual base salary. None of our NEOs received an Annual Incentive Plan target increase with respect to 2022.

Potential payouts ranged from 0% to 175% of target based on the achievement of pre-established financial and strategic goals. To measure individual performance against key objectives for the Company as well as the executive’s success in fulfilling the executive’s responsibilities, the total payout under the Annual Incentive Plan for the participating NEOs other than Mr. McGranahan was subject to a +/- 25% modifier based on the Compensation Committee’s assessment versus metrics relating to leadership, compliance and ESG as well as an individual performance goal tailored to each participating NEO’s functional area. In addition to the ESG metrics, the Compensation Committee believes the compliance and leadership metrics support key ESG initiatives for the Company. Payouts for the NEOs (other than Mr. McGranahan) were capped at 200% of each individual’s target bonus opportunity, with Mr. McGranahan’s payout capped at 175% of his target bonus opportunity.

The Annual Incentive Plan was based on the achievement of financial and strategic goals weighted at 70% and 30%, respectively. The weighting of the performance measures reflects the desire of the Compensation Committee to tie a significant portion of annual incentive compensation to performance measures that the committee believes are meaningful to and readily accessible by our investors, while at the same time emphasizing strategic performance objectives focused on the Company’s growth imperatives and execution of its long-term strategic plan and compliance objectives.

Financial Performance and Goal Setting. Consistent with prior years, the Compensation Committee set the annual incentive targets for the 2022 Annual Incentive Plan in February 2022. In order to better align the incentives with the Company’s long-term strategy, for 2022, the Compensation Committee approved certain modifications to the financial component of the Annual Incentive Plan. In particular, the financial component of the 2022 Annual Incentive Plan measures performance based on adjusted revenue, adjusted profit margin, and adjusted EPS targets, weighted 50%, 30% and 20%, respectively, as compared to the prior practice of having two equally weighted goals relating to revenue and operating income. The change in performance metrics was made after considering the Company’s strategic transformation and market data and, in particular, the prevalence of EPS goals in peer programs, and to better incentivize the leveraging of both income statement and balance sheet objectives to drive growth opportunities. The Compensation Committee believed at the time that the performance targets were rigorous yet achievable, and therefore established the targets so that they would be achieved, at the target performance level, if the Company successfully executed against its operating plan for 2022.

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COMPENSATION DISCUSSION AND ANALYSIS

	2022 TARGET*	2022 ACTUAL RESULTS	ACHIEVEMENT (%)
Adjusted Total Revenue	$4,730M - $4,758M	$4,512M	0%
Adjusted Profit Margin	21.3% - 21.5%	22.0%	125%
Adjusted EPS	$1.96 – $1.98	$1.92	85%
Overall Achievement			55%
*	2022 target and actual results for total revenue exclude Argentina inflation and are shown on a constant currency basis, calculated assuming no changes in the currency exchange rates from 2021 currency exchange rates. 2022 target and actual results for profit margin and EPS exclude special items, such as acquisition and divestiture costs, Russia/Belarus exit costs, Business Solutions exit costs, Business Solutions operating results (excluded on a pro forma basis from 2022 and 2021 results), the gain on the sale of Business Solutions, the impact of Russia/Belarus operating results, severance and other expenses from our operating excellence initiatives, and the reversal of significant uncertain tax positions. The performance curve provided payout opportunities for performance ranging from $4,651M to $4,837M for revenue, 20.0% to 22.8% for profit margin, and $1.87 to $2.07 for EPS.

When the financial and strategic performance measures were established, the committee determined that the effect of currency fluctuations, acquisitions and divestitures, including related costs, and the Business Solutions business in light of the pending agreement to sell the business, should be excluded from both the establishment of goals as well as the determination of payout calculations, and the financial impact in the Russia/CIS region as a result of the conflict in Ukraine should be excluded from the determination of payout calculations, to more closely align with the underlying operating performance of the business.

As described above, the Compensation Committee set the 2022 financial performance goals by establishing payout ranges based on the Company’s revenue, profit margin, and EPS. These performance measures were used in order to tie annual incentive compensation to measures of the Company’s financial performance that the committee deemed meaningful to and readily accessible by our investors as well as aligned with the Company’s strategy.

The Compensation Committee established the performance goals and corresponding payout percentages based upon input from management regarding the Company’s expected performance in the upcoming year and considering the continued uncertainty caused by the ongoing COVID-19 pandemic as well as the Company’s new long-term strategy planning that was underway at the time the goals were established. The Compensation Committee designed the goals to encourage strong, focused performance by our executives, with the intention of balancing profitable revenue growth with a focus on expense and capital management. The 2022 performance goals provided a maximum initial payout level of 175% of target if adjusted revenue and EPS grew by 4.0% and 5.1%, respectively, as compared to 2021 adjusted performance. In addition, the Company would need to achieve adjusted profit margin 1.4% above the midpoint of the target for 2022 for maximum payout on this metric.

Strategic Performance and Goal Setting. Participants in the 2022 Annual Incentive Plan had 30% of their award opportunity tied to the achievement of pre-established performance objectives based upon the Company’s strategic operating plan, with a focus on the Company’s growth imperatives (as measured by C2C westernunion.com money transfer revenue), implementation and execution of global compliance priorities, and a qualitative assessment of the attainment of certain delivery milestones as part of the Company’s long-term strategic plan, each weighted at 33.33% of overall strategic performance. Performance levels of the objectives were designed to be achievable, but required the coordinated, cross-functional focus and effort of the executives. Based on the achievement of the strategic performance objectives, the Compensation Committee certified a payout equal to 67% of each NEO’s target allocated to the strategic performance objectives.

Individual Performance Modifier and Goal Setting. Other than for Mr. McGranahan, each participating NEO’s payout under the 2022 Annual Incentive Plan was subject to a +/- 25% modifier based on the Compensation Committee’s assessment of individual and business unit performance. In making its assessment, the Compensation Committee considered the recommendations of Mr. McGranahan based on his review of the performance of each participating NEO against the objectives established by the committee at the beginning of the year with respect to the individual performance modifier. For 2022, the application of the individual performance modifier was determined based on performance with respect to leadership objectives, an individual compliance evaluation, an individualized key performance indicator for each NEO, and an ESG metric, which qualitatively assesses progress towards the Company’s three pillars - Integrity of Global Money Movement, Economic Prosperity, and Diversity, Equity and Inclusion.

The Compensation Committee believes that the performance objectives established for the application of the individual performance modifier are indicators of our executives’ success in fulfilling their responsibilities to the Company, supporting the Company’s strategic operating plan and executing on key Company initiatives. The committee believes that including an assessment of contributions towards compliance initiatives and the Company’s progress towards the Company’s three pillars (Integrity of Global Money Movement, Economic Prosperity, and Diversity, Equity and Inclusion) reinforces these objectives as priorities throughout the organization. The performance required to receive a positive adjustment under the individual performance modifier was designed to be achievable, but required strong and consistent performance by the executive.

42  |  The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

Based on the Compensation Committee’s assessment of individual and business unit performance, the committee did approve individual performance modifiers for certain of the participating NEOs ranging from -10% to -5%.

Compliance Evaluation. The 2022 award agreements under the Annual Incentive Plan are subject to the Company’s clawback policy, which specifically authorizes the clawback of annual incentive payments due to compliance failures. In early 2023, the Compensation Committee determined that each participating NEO met the compliance-related evaluation criteria and therefore determined that each NEO remained eligible for a bonus with respect to 2022.

NEO Payouts Under the 2022 Annual Incentive Plan. The following table sets forth each participating NEO’s 2022 target award opportunity expressed (i) as a percentage of 2022 base salary and (ii) in dollars and the annual incentive payouts received by each participating NEO. As a result of Mr. Agrawal’s resignation, Mr. Agrawal was not eligible to receive any payment under the 2022 Annual Incentive Plan.

EXECUTIVE	TARGET BONUS AS A % OF BASE SALARY	TARGET AWARD OPPORTUNITY ($000)	FINANCIAL OBJECTIVES PAYOUT ($000)	STRATEGIC OBJECTIVES PAYOUT AT 67% OF TARGET ($000)	FINAL BONUS ($000)
Devin McGranahan	170%	1,700.0	646.2	339.8	986.0
Gabriella Fitzgerald	110%	605.0	214.9	105.8	320.7
Jean Claude Farah	110%	550.0	181.6	82.4	264.0
Benjamin Adams	90%	405.0	153.9	81.0	234.9
Raj Agrawal	100%	650.0	N/A	N/A	N/A

Long-Term Incentive Compensation

The objectives for the long-term incentive awards for 2022 were to:

•	Align the interests of our executives with the interests of our stockholders by focusing on objectives that support stock price appreciation;

•	Increase cross-functional executive focus in the coming years on Company performance through PSU awards with vesting tied to the achievement of absolute performance goals;

•	Continue executive focus on stockholder returns through the use of a relative TSR payout modifier; and

•	Retain the services of executives through multi-year vesting provisions.

The Company’s stockholder-approved Long-Term Incentive Plan allows the Compensation Committee to award various forms of long-term incentive grants, including stock options, RSUs, and performance-based equity and cash awards. The Compensation Committee approves all equity grants made to our senior executives, with the equity grants made to the CEO ratified by the independent members of the Board. When making regular annual equity grants, the Compensation

Committee’s practice is to approve them during the first quarter of each year as part of the annual compensation review. In addition to the factors listed in the table under “Elements of 2022 Executive Compensation Program,” the Compensation Committee also considers dilution of the Company’s outstanding shares when making equity grants.

2022 Annual Long-Term Incentive Awards. In early 2022, the Compensation Committee granted the then-serving NEOs long-term incentive awards under the Long-Term Incentive Plan. Excluding Mr. McGranahan, none of our then-serving NEOs received a long-term incentive award target increase with respect to 2022. 2022 represented the first annual grant for Mr. McGranahan, the value of which was determined at the time of his November 2021 offer of employment after considering the input of the committee’s independent compensation consultant, market data for the CEO role, the compensation received by Mr. McGranahan at his prior employer, and the compensation received by the Company’s prior CEO. Mr. Adams did not participate in the 2022 annual long-term incentive award program due to his mid-year commencement of employment.

The following table sets forth the target award value, as of the date of grant, of the 2022 long-term incentive awards received by each NEO:

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COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE	TARGET GRANT VALUE ($000)
Devin McGranahan	8,000.0
Gabriella Fitzgerald	1,900.0
Jean Claude Farah	1,500.0
Raj Agrawal	2,800.0

Once the target grant value was set for each NEO, the grant value was then allocated among PSUs, RSUs and stock options, as applicable. In 2022, the Compensation Committee granted the long-term incentive allocation indicated below to each of the then-serving NEOs as of the time of the February grants:*

CEO 2022 LONG-TERM INCENTIVE AWARDS	OTHER NEO 2022 LONG-TERM INCENTIVE AWARDS
*	For purposes of the “Other NEO 2022 Long-Term Incentive Awards” chart, Messrs. Cagwin and Adams are excluded from this chart as they were not employed by the Company as of the date of the February grants.

The Compensation Committee believes that this mix is appropriate because it is designed to align the interests of our NEOs with the interests of our stockholders, drive long-term performance with respect to strategic measures, support retention of our NEOs and align with market practices as reported by Meridian. The committee believes that this mix also represents a balanced reflection of stockholder returns and financial performance.

2022 PSU Awards. The 2022 PSUs will vest based on performance against revenue growth goals, measured on a constant currency basis and excluding the impact of Argentina inflation, with a +/- TSR payout modifier for TSR relative to the S&P 500 Index and subject to a maximum payout of 200% of target. For 2022, the Compensation Committee approved a PSU design that will measure revenue performance annually during each year of the three-year performance period, with each performance year equally weighted, the goals for each year established at the beginning of each of the three years in the performance period and the payout based on an average of the performance during each year over the three-year performance period. This represents a change from the 2021 PSU program, which included stand-alone TSR PSUs and Financial PSUs, with the Financial PSUs payout to be determined based on performance goals for each year of the three-year performance period set at the beginning of the three-year performance period. The committee approved these design changes in light of the

Company’s evolving strategic operating plan at the time the goals were set and in order to provide for increased flexibility in light of the continued economic uncertainty caused by the ongoing COVID-19 pandemic. In addition, the committee determined to replace the stand-alone TSR PSUs with a TSR modifier to simplify the program design and create a greater linkage between the PSU program and performance within the control of management. While financial performance will be measured on an annual basis, the TSR payout modifier will be determined based on a three-year performance period and the PSUs will remain subject to a full three years of stock price fluctuations as the awards do not vest until the third anniversary of the grant date (February 2025), except as otherwise provided under the Company’s Executive Severance Policy or the Long-Term Incentive Plan and related award agreement.

For the first year of the three-year performance period, the Compensation Committee required revenue ranging between $4,730M and $4,758M in order for the NEOs to earn a target payout with respect to the portion of the PSUs allocated to the first year of the three-year performance period. Similar to the Annual Incentive Plan design, to recognize the economic uncertainty caused by the pandemic, the committee approved a target payout range rather than having one performance goal equating to target payout. The Company experienced revenue decline in 2022, resulting in 0% of the portion of the 2022 PSUs attributable to the first year of

44  |  The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

the three-year performance period eligible for vesting. In addition, with respect to the TSR payout modifier, relative TSR results between the 25th and 75th percentiles of the S&P 500 Index will be interpolated linearly (i.e., +/- 1% change from the 50th percentile), such that relative TSR results for 50th percentile performance will not result in the application of any TSR modifier (whereas relative TSR results for 60th percentile performance would result in the application of a + 10% TSR payout modifier).

The Compensation Committee approved the use of revenue growth in conjunction with the TSR modifier in order to place an emphasis on absolute Company performance while aligning to stockholder interests. The Compensation Committee utilized revenue as an element in both the Company’s Annual Incentive Plan and long-term incentive program. When designing the Company’s 2022 executive compensation program, the Compensation Committee evaluated a range of performance metrics for purposes of the Company’s incentive programs and considered input from management and Meridian. Based on such review, the Compensation Committee determined that revenue continues to be viewed as a core driver of the Company’s performance and stockholder value creation and should remain a component in both the Annual Incentive Plan and long-term incentive program. In recognition of the Company’s use of revenue in both the annual and long-term incentive programs, the Compensation Committee continued its historical practice of supplementing the primary performance measures under the Annual Incentive Plan and long-term incentive program with additional performance measures in order to strike an appropriate balance with respect to incentivizing top-line growth, profitability, non-financial business imperatives and stockholder returns over both the short-term and long-term horizons.

Similar to the Annual Incentive Plan, when the financial performance objectives were established for the PSUs, the committee determined that the effect of currency fluctuations, acquisitions and divestitures, the Business Solutions business, and the financial impact in the Russia/CIS region as a result of the conflict in Ukraine should be excluded from the payout calculations.

The following table sets forth each participating NEO’s threshold, target and maximum award opportunity with respect to the 2022 PSUs:

	2022 PSUs WITH TSR MODIFIER AWARD OPPORTUNITY
EXECUTIVE	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Devin McGranahan	77,336	257,788	515,576
Gabriella Fitzgerald*	17,666	58,885	117,770
Jean Claude Farah	13,946	46,488	92,976
Raj Agrawal*	26,033	86,777	173,554
*	In connection with Ms. Fitzgerald’s and Mr. Agrawal’s separation from the Company, and as a result of Mr. Agrawal satisfying the age and service requirements for retirement vesting treatment, or, in the case of Ms. Fitzgerald, the Severance Policy, they will be eligible to receive prorated vesting of their 2022 PSU award based upon their period of service during the vesting period and actual performance during the performance period (resulting in a threshold, target, and maximum award opportunity of 6,126 units, 20,417 units, and 40,834 units for Ms. Fitzgerald and 4,537 units, 15,123 units, and 30,246 units, for Mr. Agrawal, respectively).

Annual RSU Awards. Service-vesting RSUs are granted to our NEOs to support retention and alignment of our NEOs’ interests with the interests of our stockholders. The 2022 annual RSU grants vest in one-third annual increments, subject to the NEO’s continued service or as otherwise provided for under the Company’s Executive Severance Policy or the Long-Term Incentive Plan and related award agreement. The Compensation Committee changed the vesting schedule as compared to the prior three-year cliff vesting schedule to further align with market practices.

The following table sets forth each participating NEO’s 2022 annual RSU grant:

EXECUTIVE	ANNUAL RSU GRANT (#)
Devin McGranahan	85,930
Gabriella Fitzgerald*	39,257
Jean Claude Farah	30,992
Raj Agrawal*	57,852
*	In connection with Ms. Fitzgerald’s and Mr. Agrawal’s separation from the Company, and as a result of Mr. Agrawal satisfying the age and service requirements for retirement vesting treatment, or in the case of Ms. Fitzgerald, the Severance Policy, Ms. Fitzgerald and Mr. Agrawal received prorated vesting of their 2022 RSU award based upon their period of service during the vesting period.

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COMPENSATION DISCUSSION AND ANALYSIS

Stock Option Award. With respect to Mr. McGranahan, stock options were granted to further emphasize the achievement of long-term objectives and encourage long-term value creation as the stock options will have value to Mr. McGranahan only if the Company’s stock price appreciates from the date of grant. The stock options have a 10-year term and vest in 25% annual increments over four years, subject to Mr. McGranahan’s continued service or as otherwise provided for under the Company’s Executive Severance Policy or the Long-Term Incentive Plan and related award agreement. For 2022, Mr. McGranahan received a stock option award representing the right to purchase 461,096 shares of the Company’s common stock, subject to the satisfaction of the underlying service-based vesting conditions.

2020 PSU Awards. Under the terms of the 2020 PSUs, 2022 represented the final year of the three-year performance period for the 2020 Financial PSUs and the 2020 TSR PSUs. The 2020 Financial PSUs vested based on the extent to which the Company’s constant currency average growth rate for revenue and operating margin (each weighted 50%) met certain goals over a cumulative three-year performance period. The 2020 TSR PSUs were scheduled to vest based on the Company’s achievement of relative TSR performance versus the S&P 500 Index over a three-year performance period.

The 2020 Financial PSU and 2020 TSR PSU performance objectives and the achievement levels are set forth in the tables below. While the performance periods for the 2020 PSUs concluded as of December 31, 2022, these awards remained subject to service-based vesting conditions until the third anniversary of the grant date (February 2023). Pursuant to the terms of the underlying award agreements and consistent with the adjustment methodology used in prior years, the Compensation Committee excluded from the 2020 Financial PSU payout calculations costs incurred in connection with the Company’s WU Way Next Generation Initiative in 2020 and expenses incurred in connection with the Company’s acquisition and divestiture activity from 2020 through 2022. The 2020 revenue growth was adjusted to exclude Speedpay and Paymap due to the 2019 dispositions. Exclusions in 2022 also included Business Solutions exit costs, the impact of Business Solutions operating results, severance and other expenses from our operating expense redeployment program, Russia/Belarus exit costs and the impact of Russia/Belarus operating results.

2020 FINANCIAL PSUs (PERFORMANCE PERIOD 2020-2022)
PERFORMANCE OBJECTIVES	2020 FINANCIAL PSU PERFORMANCE GOALS	ACTUAL PERFORMANCE*
Targeted constant currency average growth rate for revenue, and operating margin, each measured over the three-year performance period	Revenue growth rate: 3.5% Operating margin: 22.0%	Revenue growth rate = below threshold Operating margin = 21.7% achievement
Overall Attainment Level 34%
*	At constant currency, calculated assuming no changes in the currency exchange rates from the prior year’s currency exchange rates.

Based on performance over the three-year performance period, as described above, the 2020 PSUs vested as follows for each of the participating NEOs:

2020 TSR PSUs (PERFORMANCE PERIOD 2020-2022)
PERFORMANCE GOALS
PERFORMANCE OBJECTIVE	THRESHOLD	TARGET	MAXIMUM	ACTUAL PERFORMANCE
TSR relative to S&P 500 Index*	30th percentile	60th percentile	90th percentile	4th percentile
Overall Attainment Level 0%
*	Relative TSR performance for purposes of the 2020 TSR PSUs was calculated based on the terms of the 2020 TSR PSU award agreement, which requires using a beginning stock price calculated as the average company closing stock price for all trading days during December 2019 and an ending stock price calculated as the average company closing stock price for all trading days during December 2022. In determining the TSR for the companies in the S&P 500 Index, the S&P companies comprising the S&P 500 Index on December 31, 2022 were used.

46  |  The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

Based on performance over the three-year performance period, as described above, the 2020 PSUs vested as follows for each of the participating NEOs:

EXECUTIVE*	2020 TARGET FINANCIAL PSUs (#)	2020 EARNED FINANCIAL PSUs (#)	2020 TARGET TSR PSUs (#)	2020 EARNED TSR PSUs (#)
Raj Agrawal	45,767	13,148	21,958	—
Jean Claude Farah	20,023	6,808	9,607	—
*	Mr. McGranahan and Ms. Fitzgerald commenced employment with the Company following the commencement of the performance period and, accordingly, did not receive 2020 PSUs. In connection with his departure and as a result of satisfying the age and service requirements for retirement vesting treatment, Mr. Agrawal received prorated vesting of his 2020 PSU award based upon his period of service during the vesting period and actual performance during the performance period.

2021 PSU Awards. Under the terms of the 2021 PSUs, 2022 represented the second year of the three-year performance period for the 2021 Financial PSUs and the 2021 TSR PSUs. The 2021 Financial PSU awards will vest based on performance metrics relating to a targeted constant currency growth rate for revenue, excluding the impact of Argentina inflation, and operating margin (each weighted 50%), measured annually during each year of the three-year performance period, with each performance year equally weighted. Based on 2022 performance, the Company experienced a decline of 2.9% for total revenue and operating margin of 22.0%, resulting in 34% of the portion of the 2021 Financial PSUs attributable to the second year of the three-year performance period eligible for vesting based on the NEO’s continued service through February 2024. The 2021 TSR PSUs will have performance and payouts determined based on performance over the three-year cumulative performance period ending December 31, 2023.

Other Elements of Compensation

To remain competitive with other employers and to attract, retain, and motivate highly talented executives and other employees, we provide the benefits listed in the following table to our U.S.-based employees:

BENEFIT OR PERQUISITE	NAMED EXECUTIVE OFFICERS	OTHER OFFICERS AND KEY EMPLOYEES	ALL FULL-TIME AND REGULAR PART-TIME EMPLOYEES
401(k) Plan	✔	✔	✔
Supplemental Incentive Savings Plan (a nonqualified defined contribution plan)	✔	✔
Severance and Change-in-Control Benefits (Double-Trigger)	✔	✔	✔
Health and Welfare Benefits	✔	✔	✔
Limited Perquisites	✔	✔

Severance and Change-in-Control Benefits. The Company has an Executive Severance Policy for our executive officers. Due to his interim role as CFO during 2022, Mr. Cagwin participated in the Company’s Severance Policy for Tier I Employees. Upon promotion to CFO in January 2023, Mr. Cagwin became a participant in the Executive Severance Policy.

These severance policies help accomplish the Company’s compensation philosophy of attracting and retaining exemplary talent. The Compensation Committee believes it is appropriate to provide executives with the rewards and protections afforded by these severance policies. These policies reduce the need to negotiate individual severance arrangements with departing executives and protect our executives from termination for circumstances not of their doing. The committee also believes these policies promote management independence and help retain, stabilize, and focus the executive officers in the event of a change-in-control. In the event of a change-in-control, the Executive Severance Policy’s severance benefits are payable only upon a “double trigger.” This means that severance benefits are triggered only when an eligible executive is involuntarily terminated (other than for cause, death, or disability), or terminates his or her own employment voluntarily for “good reason” (including a material reduction in title or position, reduction in base salary or bonus opportunity or an increase in the executive’s commute to his or her current principal working location of more than 50 miles without consent) within 24 months after the date of a change-in-control. The Company’s Severance Policy for Tier I Employees does not provide for enhanced severance in connection with a change-in-control. Severance benefits under these policies are conditioned upon the executive

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COMPENSATION DISCUSSION AND ANALYSIS

executing an agreement and release that includes, among other things, non-solicitation and, in the case of the Executive Severance Policy, non-competition restrictive covenants and a release of claims against the Company. In connection with her departure in March 2023, Ms. Fitzgerald became eligible for severance benefits under the Executive Severance Policy.

The Executive Severance Policy was amended in February 2023, effective May 1, 2023, to eliminate the legacy tax gross-up provision with respect to change-in-control benefits, a provision which no longer had any operative effective. Accordingly, no executive officer of the Company is eligible for excise tax gross-up payments under the Executive Severance Policy or otherwise.

As noted below, Mr. Farah is subject to an employment agreement, which is a customary practice for executives located in the United Arab Emirates (“UAE”). Under the terms of Mr. Farah’s employment agreement, he is required to receive three months’ notice of termination of employment or, in lieu of such notice, three months of pay. In addition, Mr. Farah is also eligible for statutory end of service gratuity/severance amounts in accordance with local law. Any amounts due to Mr. Farah under the Executive Severance Policy will be reduced by any end of service gratuity/severance paid under the terms of his employment agreement or as required by local law.

Please see the “Executive Compensation—Potential Payments Upon Termination or Change-in-Control” section of this Proxy Statement for further information regarding the Executive Severance Policy, including the treatment of awards upon qualifying termination events or a change-in-control.

Employment Arrangements. The Company generally executes an offer of employment before an executive joins the Company. This offer describes the basic terms of the executive’s employment, including his or her start date, starting salary, annual incentive target and long-term incentive award target. The terms of the executive’s employment are based thereafter on sustained good performance rather than contractual terms, and the Company’s policies, such as the Executive Severance Policy, will apply as warranted.

In 2022, the Company and Mr. Cagwin entered into an offer of employment outlining the basic terms of Mr. Cagwin’s employment as Head of Business Unit Financial Planning and Analysis. In addition to setting forth Mr. Cagwin’s start date, starting salary of $425,000, annual incentive target of $212,500, and 2023 long-term incentive award target of $425,000, Mr. Cagwin’s offer of employment also included sign-on equity awards with a target grant date fair value of $1,250,000. The sign-on equity award was delivered 80% as time-based RSUs, vesting in one-third annual installments on the first three anniversaries of the grant date, and 20% as PSUs with the same performance metrics applicable to the 2022 PSUs delivered to the other NEOs. Mr. Cagwin’s 2022 annual incentive award was subject to the same financial performance metrics applicable to the other NEOs, as described above, but was not subject to the strategic goals.

In addition, Mr. Cagwin’s payout under the Annual Incentive Plan was subject to an individual performance modifier based on the CEO’s recommendation and tied to overall performance for the year as compared to established stretch individual goals. Mr. Cagwin’s new hire equity award was in lieu of a 2022 annual equity grant from the Company and determined based on competitive market data. During 2022, Mr. Cagwin was a participant in the Company’s Severance Policy for Tier I Employees. Mr. Cagwin’s offer of employment provided for certain relocation benefits in connection with his relocation to Denver, Colorado, provided that a pro-rated portion of expenses incurred by the Company as a result of such relocation must be repaid in the event that Mr. Cagwin terminates his employment voluntarily or is terminated by the Company for cause within 24 months following his relocation.

In connection with his September 2022 promotion to interim CFO, Mr. Cagwin was awarded a monthly stipend of $10,000 for each month of service as interim CFO. As noted above, in January 2023, Mr. Cagwin was promoted to the position of CFO. In connection with such promotion, the Compensation Committee approved an annual base salary of $525,000, a target bonus under the Annual Incentive Plan of 100% of base salary and equity awards with a target grant date fair value of $2,150,000 to be delivered in the same mix as the equity vehicles delivered to the Company’s other NEOs.

In 2022, the Company entered into an offer of employment with Mr. Adams outlining the basic terms of Mr. Adams’ employment as Chief Legal Officer. In addition to setting forth Mr. Adams’ start date, starting salary of $450,000, annual incentive target of $405,000, and 2023 long-term incentive award target of $1,060,000, Mr. Adams’ offer of employment also included a sign-on equity award with a target grant date fair value of $1,500,000. The sign-on equity award was delivered in the form of time-based RSUs, vesting in one-third annual installments on the first three anniversaries of the grant date. Mr. Adams’ offer of employment also provides for certain relocation benefits in connection with his relocation to Denver, Colorado, provided that a pro-rated portion of expenses incurred by the Company as a result of such relocation must be repaid in the event that Mr. Adams terminates his employment voluntarily or is terminated by the Company for cause within 24 months following his relocation. In addition, the offer letter provides that Mr. Adams will be eligible for commuting expenses for travel to the Company’s headquarters prior to his relocation.

Under certain circumstances, the Compensation Committee recognizes that special arrangements with respect to an executive’s employment may be necessary or desirable. For example, Mr. Farah and a subsidiary of the Company entered into an employment contract in June 2008 with respect to Mr. Farah’s employment with the Company. Employment contracts are a competitive market practice in the UAE where Mr. Farah resides, and the Compensation Committee believes the terms of his contract are consistent with those for similarly situated executives in the UAE. Please see the “Executive Compensation—Narrative to Summary

48  |  The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Table and Grants of Plan-Based Awards Table—Employment Arrangements” section of this Proxy Statement for a description of the material terms of the employment agreement with Mr. Farah.

Retirement Savings Plans. The Company executives on U.S. payroll are eligible for retirement benefits through a qualified defined contribution 401(k) plan, the Incentive Savings Plan, and a nonqualified defined contribution plan, the Supplemental Incentive Savings Plan (“SISP”). The SISP provides a vehicle for additional deferred compensation with contributions from the Company. We maintain the Incentive Savings Plan and the SISP to encourage our employees to save some percentage of their cash compensation for their eventual retirement. The committee believes that these types of savings plans are consistent with competitive pay practices, and are an important element in attracting and retaining talent in a competitive market. Please see the 2022 Nonqualified Deferred Compensation Table in the “Executive Compensation” section of this Proxy Statement for further information regarding the Company’s retirement savings plans.

Retention Arrangement. In 2022, the Compensation Committee granted Mr. Agrawal a cash retention award of $700,000, payable on the 12-month anniversary of the grant date. This retention award was provided to incentivize Mr. Agrawal to remain with the Company, particularly during a period of leadership transition. Mr. Agrawal forfeited this award upon his resignation from the Company in September 2022.

Benefits and Perquisites. The Company’s global benefit philosophy for employees, including executives, is to provide a package of benefits consistent with local practices and competitive within individual markets. While employed with the Company, each of our NEOs participates in the health and welfare benefit plans and fringe benefit programs generally available to all other Company employees in the individual market in which they are located. For example, Mr. Farah resides in the UAE where it is customary to provide certain fringe benefits, including annual housing, education, transportation, health and wellness and technology allowances.

The Company provided its NEOs with limited, yet competitive perquisites and other personal benefits that the Compensation Committee believes are consistent with the Company’s philosophy of attracting and retaining exemplary executive talent and, in some cases, such as the annual physical examination, the Company provides such personal benefits because the committee believes they are in the interests of the Company and its stockholders. The committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs.

Occasionally, Mr. McGranahan’s spouse or other guests accompanied him on corporate aircraft when the aircraft was already scheduled for business purposes and could accommodate additional passengers. In certain of those cases, there was no additional aggregate incremental cost to the Company and, as a result, no amount is reflected with respect to those cases in the “2022 All Other Compensation Table.” Also, in connection with the Company’s sponsorship of certain events and partnerships with various organizations and venues, certain perquisites, including tickets and parking access, are made available to officers and employees of the Company, including Mr. McGranahan and the other NEOs. These perquisites have no additional aggregate incremental cost to the Company, and therefore, no amount is reflected in the “2022 All Other Compensation Table.”

Stock Ownership Guidelines

To align our executives’ interests with those of our stockholders and to assure that our executives own meaningful levels of Company stock throughout their tenures with the Company, the Compensation Committee established stock ownership guidelines that require each of the continuing NEOs to own shares of the Company’s common stock worth a specified multiple of base salary. Under the stock ownership guidelines, the executives must retain, until the required ownership guideline levels have been achieved and thereafter if required to maintain the required ownership levels, at least 50% of after-tax shares resulting from the vesting of RSUs, including PSUs. The chart below shows the salary multiple guidelines and the equity holdings that count towards the requirement as of the Record Date. Each continuing NEO subject to the guidelines has met, or is progressing towards meeting, his or her respective ownership guideline.

EXECUTIVE	GUIDELINE	STATUS
Devin McGranahan	6x salary	Must hold 50% of after-tax shares until guideline is met
Matt Cagwin	3x salary	Must hold 50% of after-tax shares until guideline is met
Jean Claude Farah	3x salary	Meets guideline
Benjamin Adams	3x salary	Must hold 50% of after-tax shares until guideline is met

WHAT COUNTS TOWARD THE GUIDELINE	WHAT DOES NOT COUNT TOWARD THE GUIDELINE
✔ Company securities owned personally	✘ Stock options
✔ Shares held in any Company benefit plan	✘ PSUs
✔ After-tax value of service-based restricted stock awards and RSUs

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COMPENSATION DISCUSSION AND ANALYSIS

Prohibition Against Pledging and Hedging of the Company’s Securities

The Company’s insider trading policies prohibit the Company’s executive officers and directors from pledging the Company’s securities, and prohibit all Company employees, including executive officers, and directors from engaging in hedging or short-term speculative trading of the Company’s securities, including, without limitation, short sales or put or call options involving the Company’s securities.

Clawback Policy

The Company maintains a clawback policy under which the Company may, in the Compensation Committee’s discretion and subject to applicable law, “clawback” incentive compensation paid to certain officers of the Company (generally defined as an individual subject to Section 16 of the Exchange Act as well as the Company’s CCO) in the event of an accounting restatement or if such officer engaged in detrimental conduct, as defined in the clawback policy.

In addition, the Company is permitted under the clawback policy, in the Compensation Committee’s discretion and subject to applicable laws, to clawback incentive compensation paid to such officers for conduct that is determined to have directly contributed to material compliance failures resulting in a failure to comply with applicable laws or regulations. Under this policy, if the Compensation Committee determines that incentive compensation is subject to clawback, the Company, subject to the direction of the committee, has broad discretion to effect recovery of such amounts, including requiring a cash payment, canceling outstanding or deferred awards, reducing future compensation, seeking recovery of any gain or profit realized by the officer on the sale or other disposition of any equity-based awards, or other appropriate means. The Company continues to monitor this policy to ensure that it is consistent with applicable laws and will review and modify the policy as necessary to reflect the final NYSE listing rules adopted to implement the compensation recovery requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).

50  |  The Western Union Company

EXECUTIVE COMPENSATION

The following table contains compensation information for our NEOs for the year ended December 31, 2022 and, to the extent required under the SEC executive compensation disclosure rules, the years ended December 31, 2021 and December 31, 2020.

2022 SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($000)(1)	BONUS ($000)(2)	STOCK AWARDS ($000)(3)	OPTION AWARDS ($000)(3)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($000)(4)	CHANGE IN PENSION VALUE AND NON-QUALIFIED DEFERRED COMPENSATION EARNINGS ($000)	ALL OTHER COMPENSATION ($000)(5)	TOTAL ($000)
Devin McGranahan President and Chief Executive Officer	2022	1,000.0	—	3,407.1	1,600.0	986.0	—	248.6	7,241.7
	2021	17.4	1,000.0	6,500.0	6,600.0	—	—	—	14,117.4
	2020	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Matt Cagwin Chief Financial Officer	2022	234.5	—	1,091.5	—	56.4	—	118.8	1,501.2
	2021	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2020	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Gabriella Fitzgerald Former President, North America	2022	550.0	100.0	1,193.8	—	320.7	—	36.2	2,200.7
	2021	166.7	100.0	2,000.0	—	471.9	—	11.7	2,750.3
	2020	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Jean Claude Farah(6) President, Middle East and Asia Pacific	2022	500.0	—	942.5	—	264.0	—	176.0	1,882.5
	2021	500.0	—	1,500.0	—	429.0	—	175.7	2,604.7
	2020	500.0	—	1,050.0	—	324.5	—	174.4	2,048.9
Benjamin Adams Chief Legal Officer and Interim Chief People Officer	2022	262.5	—	1,500.0	—	234.9	—	61.0	2,058.4
	2021	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2020	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Raj Agrawal Former Chief Financial Officer	2022	438.3	—	1,759.3	—	—	—	39.2	2,236.8
	2021	650.0	—	2,800.0	—	507.0	—	48.2	4,005.2
	2020	646.7	—	2,400.0	—	377.0	—	86.7	3,510.4

Footnotes:

(1)	Except with respect to salary adjustments in connection with promotions, any salary adjustments are effective as of March of each reporting year. With respect to Mr. Cagwin, this amount also includes the monthly stipend of $10,000 for each month of service as interim CFO. In the case of Messrs. Cagwin, Adams and Agrawal, 2022 salary amounts are pro-rated to reflect their period of service with the Company during 2022.
(2)	The amount reported in this column for Mr. McGranahan for 2021 represents a cash sign-on bonus in the amount of $1,000,000, which was paid within 30 days of Mr. McGranahan’s employment start date. This cash sign-on bonus was subject to pro-rata repayment in the event Mr. McGranahan voluntarily resigned from the Company (other than due to good reason) or was terminated for cause prior to the one-year anniversary of his start date. The amounts reported in this column for Ms. Fitzgerald for 2021 and 2022 represent the first and second installments of a cash sign-on award in the amount of $200,000, the first installment of which was paid within 30 days of Ms. Fitzgerald’s employment start date and the second installment of which was paid on the six-month anniversary of Ms. Fitzgerald’s employment start date. This cash sign-on bonus was subject to pro-rata repayment in the event Ms. Fitzgerald voluntarily resigned from the Company or was terminated for cause prior to the one-year anniversary of her start date.
(3)	The amounts reported in these columns for 2022 represent equity grants to the NEOs under the Long-Term Incentive Plan. The amounts reported in these columns are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The amounts included in the Stock Awards column for the PSUs granted during 2022 are calculated based on the probable satisfaction of the performance conditions for such awards as of the date of grant. As disclosed in the “Compensation Discussion and Analysis,” for the 2022 PSUs, the Compensation Committee established the revenue performance goal for the first year of the three-year performance period with the annual goals for the subsequent years in the three-year performance period to be set at the beginning of each applicable year during the

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EXECUTIVE COMPENSATION

performance period. In accordance with FASB ASC Topic 718, the value of the 2022 PSUs is based on one-third of the full number of shares subject to the 2022 PSUs for which the target revenue growth goal was established in 2022. The remaining portion of the 2022 PSUs that will be linked to goals for subsequent years will be reported in the Summary Compensation Table for those years in which the goals are established. Assuming the highest level of performance is achieved for the 2022 PSUs, the maximum value for the one-third portion of the 2022 PSUs granted in 2022 under FASB ASC Topic 718 would be as follows ($000): Mr. McGranahan -$3,614.2; Mr. Cagwin -$183.0; Ms. Fitzgerald - $867.6; Mr. Farah - $684.9; and Mr. Agrawal - $1,278.5. Dividend equivalents with respect to the 2022 PSUs and 2022 RSUs will be paid to the extent the underlying PSUs and RSUs are earned. See Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the years ended December 31, 2022, 2021 and 2020, respectively, for a discussion on the relevant assumptions used in calculating the amounts reported for the applicable year.

(4)	For 2022, the amounts reflect the actual cash bonus received under the Annual Incentive Plan.
(5)	Amounts included in this column for 2022 are set forth by category in the 2022 All Other Compensation Table below.
(6)	For 2022, Mr. Farah’s salary was denominated in U.S. dollars but was paid to or on behalf of Mr. Farah in Emirati dirham, based on a conversion rate of 0.272261. Contributions made to the Caisse des Français de l’Etranger (the “CFE Retirement Fund”) on behalf of Mr. Farah were denominated in euros and converted to U.S. dollars for disclosure in this Proxy Statement. The conversion rates of 1.131254047, 1.089778218, 1.055097529, and 1.055097529 were applied for quarters one, two, three, and four, respectively.

2022 ALL OTHER COMPENSATION TABLE

NAME	PERQUISITES & OTHER PERSONAL BENEFITS ($000)(1)	TAX REIMBURSEMENTS ($000)(2)	COMPANY CONTRIBUTIONS TO DEFINED CONTRIBUTION PLANS ($000)(3)	INSURANCE PREMIUMS ($000)	TOTAL ($000)
Devin McGranahan	127.1	38.9	80.0	2.6	248.6
Matt Cagwin	76.9	32.2	9.4	0.3	118.8
Gabriella Fitzgerald	0.1	—	34.7	1.4	36.2
Jean Claude Farah	144.6	—	7.9	23.5	176.0
Benjamin Adams	35.4	14.5	10.5	0.6	61.0
Raj Agrawal	0.3	—	36.7	2.2	39.2

Footnotes:

(1)	Amounts shown in this column for the NEOs consist of the following:
•	For Mr. McGranahan, includes the incremental cost or valuation of personal jet usage ($74.0), personal use of company car, and relocation expenses ($49.8). Based on a comprehensive security assessment conducted by an independent security firm, the Board of Directors advised Mr. McGranahan to utilize the Company’s leased aircraft for personal travel at the Company’s expense. Those personal travel expenses reported in this column were valued on the basis of the aggregate incremental cost to the Company and represent the amount accrued for payment or paid directly to the third-party vendor from which the Company leases corporate aircraft. In addition, for Mr. McGranahan, the amount includes relocation expenses in connection with his relocation to the Company’s corporate headquarters as required per the terms of his offer letter. Relocation expenses included household goods and temporary housing. Per the terms of his offer letter, a pro-rated portion of expenses incurred by the Company as a result of Mr. McGranahan’s relocation must be repaid in the event that Mr. McGranahan terminates his employment voluntarily or is terminated by the Company for cause within 24 months following his relocation. The incremental value associated with the relocation expenses were valued on the basis of the amount reimbursed to the third-party vendor or Mr. McGranahan, as applicable.
•	For Mr. Cagwin, the amounts in this column include commuting expenses ($57.3) and corporate housing provided by the Company prior to his relocation to the Company’s corporate headquarters. The incremental cost associated with the commuting expenses were valued on the amount reimbursed directly to Mr. Cagwin.
•	For Mr. Adams, the amounts in this column include commuting expenses and corporate housing provided by the Company prior to his relocation to the Company’s corporate headquarters.
•	For Mr. Farah, the amounts in this column include housing ($108.9), education, and transportation allowances.
(2)	Amounts shown in this column represent tax reimbursements paid to the NEOs with respect to relocation and other expenses.
(3)	Amounts shown in this column represent (i) contributions made by the Company on behalf of each of the NEOs, except for Mr. Farah, to the Company’s Incentive Savings Plan and/or the SISP and (ii) contributions made by the Company on behalf of Mr. Farah to the CFE Retirement Fund.

52  |  The Western Union Company

EXECUTIVE COMPENSATION

The following table summarizes awards made to our NEOs in 2022.

2022 GRANTS OF PLAN-BASED AWARDS TABLE

NAME	GRANT DATE	APPROVAL DATE	ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)		ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)(3)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)(4)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/Sh)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($000)(5)
			TARGET ($000)	MAXIMUM ($000)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Devin McGranahan			1,700.0	2,975.0
	2/24/2022	2/24/2022			25,779	85,930	171,859				1,807.1
	2/24/2022	2/24/2022						85,930			1,600.0
	2/24/2022	2/24/2022							461,096	18.62	1,600.0
Matt Cagwin			97.2	194.4
	8/5/2022	8/1/2022			1,527	5,090	10,180				91.5
	8/5/2022	8/1/2022						61,088			1,000.0
Gabriella Fitzgerald			605.0	1,210.0
	2/23/2022	2/23/2022			5,889	19,629	39,257				433.8
	2/23/2022	2/23/2022						39,257			760.0
Jean Claude Farah			550.0	1,100.0
	2/23/2022	2/23/2022			4,649	15,496	30,992				342.5
	2/23/2022	2/23/2022						30,992			600.0
Benjamin Adams			405.0	810.0
	6/1/2022	5/15/2022						83,893			1,500.0
Raj Agrawal			650.0	1,300.0
	2/23/2022	2/23/2022			8,678	28,926	57,852				639.3
	2/23/2022	2/23/2022						57,852			1,120.0

Footnotes:

(1)	These amounts consist of the target and maximum cash award levels set in 2022 under the Annual Incentive Plan. The amount actually paid to each NEO is included in the Non-Equity Incentive Plan Compensation column in the 2022 Summary Compensation Table. In the case of Mr. Cagwin, his target and maximum cash awards were pro-rated to reflect the period during 2022 in which he was employed by the Company based on his annual approved target of $212.5. In connection with his separation from the Company, Mr. Agrawal forfeited his 2022 award under the Annual Incentive Plan. Please see “Compensation Discussion and Analysis” for further information regarding the Annual Incentive Plan.
(2)	These amounts represent the threshold, target and maximum PSUs granted under the Long-Term Incentive Plan. As noted above, the Compensation Committee established the performance goal for the first year of the three-year performance period with the annual goals for the subsequent years in the three-year performance period to be set at the beginning of each applicable year during the performance period. In accordance with FASB ASC Topic 718, reported in this table is one-third of the full number of shares subject to the 2022 PSUs for which target revenue growth goal was established in 2022. These PSUs are generally scheduled to vest on February 23, 2025 (or, in the case of Mr. McGranahan, February 24, 2025, and Mr. Cagwin, August 5, 2025), subject to the achievement of performance metrics related to revenue growth during 2022, with the vesting subject to a TSR payout modifier which could result in the vesting level based on revenue growth being adjusted by +/-25% based upon the Company’s relative TSR ranking. In connection with Mr. Agrawal’s departure and as a result of him satisfying the age and service requirements for retirement vesting treatment, Mr. Agrawal is eligible to receive pro-rated vesting of his 2022 PSUs based on actual performance results and his period of service during the vesting period. Please see “Compensation Discussion and Analysis” for further information regarding this award. The PSU award includes cash dividend equivalent rights entitling the recipient to cash dividend equivalents for dividends paid with respect to Company common stock subject to the award during the PSU vesting period. The cash dividend equivalents are subject to the same vesting conditions as the underlying PSUs.
(3)	These amounts represent RSUs granted under the Long-Term Incentive Plan to the NEOs and which vest in three substantially equal installments on the first, second and third anniversaries of the grant date, provided that the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy, the Long-Term Incentive Plan or the underlying equity award agreement. In connection with his departure and as a result of satisfying the age and service requirements for retirement vesting treatment, Mr. Agrawal

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EXECUTIVE COMPENSATION

was eligible to receive prorated vesting of his 2022 RSUs based on his period of service during the vesting period. Please see “Compensation Discussion and Analysis” for further information regarding these RSU grants. Each RSU award includes cash dividend equivalent rights entitling the recipient to cash dividend equivalents for dividends paid with respect to the Company common stock subject to the award during the RSU vesting period. The cash dividend equivalents are subject to the same vesting conditions as the underlying RSUs.

(4)	This amount represents stock options granted under the Long-Term Incentive Plan to Mr. McGranahan. These options were granted subject to vesting in 25% increments on each of the first through fourth year anniversaries of the date of grant, in each case, provided that Mr. McGranahan is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy, the Long-Term Incentive Plan or the underlying equity award agreement. Please see “Compensation Discussion and Analysis” for further information regarding these awards.
(5)	The amounts shown in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. In the case of the PSUs, in accordance with FASB ASC Topic 718, the aggregate grant date fair value computed for the 2022 PSUs is based on one-third of the full number of shares subject to the 2022 PSUs for which target revenue growth goal was established in 2022. The remaining portion of the 2022 PSUs that will be linked to goals for subsequent years will be reported in the Grants of Plan-Based Awards Table for those years in which the goals are established. See Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of the relevant assumptions used in calculating the amounts.

NARRATIVE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

EMPLOYMENT ARRANGEMENTS

As noted in the “Compensation Discussion and Analysis,” the Company generally executes an offer of employment prior to the time an executive joins the Company which describes the basic terms of the executive’s employment, including his or her start date, starting salary, bonus target, and long-term incentive award target. The terms of the executive’s employment are based thereafter on sustained good performance rather than contractual terms, and the Company’s policies, such as the Executive Severance Policy, will determine the benefits to be received by senior executives, including our NEOs, upon termination of employment from the Company. Please see the “—Potential Payments Upon Termination or Change-in-Control” section for a description of the policy.

As noted in the “Compensation Discussion and Analysis,” under certain circumstances, the Compensation Committee recognizes that special arrangements with respect to an executive’s employment may be necessary or desirable. Accordingly, during 2022, Mr. Farah was a party to an employment agreement, which reflects competitive practices in the employment location of Mr. Farah at the time his agreement became effective. The terms of Mr. Farah’s employment agreement provide for (i) eligibility to participate in an annual incentive program and Long-Term Incentive Plan and (ii) eligibility to participate in retirement, health, and welfare benefit programs on the same basis as similarly situated employees in the UAE. Mr. Farah’s employment agreement also includes non-competition, non-solicitation, and confidentiality provisions.

AWARDS

In 2022, the Compensation Committee granted annual equity grants under the Long-Term Incentive Plan consisting of (i) 60% PSUs (vesting based on revenue goals established each year during the three-year performance period, subject to a +/- 25% payout modifier for our TSR performance over the three-year performance period), 20% stock options, and 20% service-based RSUs for Mr. McGranahan, and (ii) 60% PSUs (vesting based on revenue goals established each year during the three-year performance period, subject to a +/- 25% payout modifier for our TSR performance over the three-year performance period) and 40% service-based RSUs for the other NEOs (excluding Mr. McGranahan,

Mr. Cagwin and Mr. Adams). In the case of Mr. Cagwin, in lieu of receiving a 2022 long-term incentive award, Mr. Cagwin received a sign-on equity award delivered 80% as time-based RSUs, vesting in one-third annual installments, and 20% as PSUs with the same performance metrics applicable to the 2022 PSUs delivered to the other NEOs. In the case of Mr. Adams, in lieu of receiving a 2022 long-term incentive award, Mr. Adams received a sign-on equity award delivered in the form of time-based RSUs, vesting in one-third annual installments on the first three anniversaries of the grant date. Please see the “Compensation Discussion and Analysis” section of this

54  |  The Western Union Company

EXECUTIVE COMPENSATION

Proxy Statement for further information regarding the 2022 long-term incentive awards, including the performance metrics applicable to the 2022 PSUs.

At its February 2022 meeting, the Compensation Committee established performance objectives to be considered under the Annual Incentive Plan for the 2022 plan year.

As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, participants are eligible to receive a cash payout ranging from 0% to 175% of target based on the achievement of pre-established corporate financial and strategic goals. The total payout under the Annual Incentive Plan for the participating NEOs other than Messrs. McGranahan and Cagwin is subject to a +/- 25% modifier based on the Compensation Committee’s assessment of individual performance with respect to key performance indicators relating to leadership objectives, an individual compliance evaluation, an individualized key performance indicator for each NEO, and an ESG metric, which qualitatively assesses progress towards the Company’s three pillars - Integrity of Global Money Movement, Economic Prosperity, and Diversity, Equity and Inclusion. For Mr. Cagwin, the total payout under the Annual Incentive Plan is subject to a +/- 25% individual performance modifier based on the CEO’s recommendations and tied to overall performance for the year as compared to established stretch individual goals. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for more information regarding the annual incentive awards, including the performance metrics applicable to such awards.

SALARY AND BONUS IN PROPORTION TO TOTAL COMPENSATION

As noted in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee heavily weighted total direct compensation toward performance-based elements, which include annual incentive compensation, PSUs and stock options, in order to hold executives accountable and reward them for the results of the Company. Our Compensation Committee structured the compensation program to give our NEOs substantial alignment with stockholders, while also permitting the committee to incentivize the NEOs to pursue performance that it believes increases stockholder value. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for a description of the objectives of our compensation program and overall compensation philosophy.

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EXECUTIVE COMPENSATION

The following table provides information regarding outstanding option awards and unvested stock awards held by each of the NEOs on December 31, 2022.

2022 OUTSTANDING EQUITY AWARDS AT FISCAL
YEAR-END TABLE

	OPTION AWARDS				STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($000)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(2)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($000)(1)
Devin McGranahan		461,096(3)	18.62	2/24/2032	85,930(5)	1,183.3
	537,459	1,612,379(4)	17.70	12/27/2031	183,616(6)	2,528.4
Matt Cagwin					61,088(7)	841.2
Gabriella Fitzgerald					39,257(5)	540.6
					61,444(8)	846.1
Jean Claude Farah					30,992(5)	426.8
	44,818		19.27	2/19/2025	19,149(9)	263.7
	10,127		15.99	2/20/2024	12,014(10)	165.4	31,915(12)	439.5
					6,808(11)	93.7	6,064(13)	83.5
Benjamin Adams					83,893(14)	1,155.2
Raj Agrawal	84,034		19.27	9/2/2024
	65,823		15.99	2/20/2024			30,522(12)	420.3
	134,063		14.00	2/20/2023			5,799(13)	79.9

Footnotes:

(1)	The market value of shares or units of stock that have not vested reflects the closing stock price of $13.77 per share on December 30, 2022.
(2)	Based on adjusted revenue growth attainment in 2022, no value has been included in this table for the first tranche of the PSUs granted in 2022 which were scheduled to vest on February 23, 2025 (or, in the case of Mr. McGranahan, February 24, 2025, and Mr. Cagwin on August 5, 2025). Additionally, excluded from this table are 257,788, 15,272, 58,885, and 46,488 PSUs (at target) for Mr. McGranahan, Mr. Cagwin, Ms. Fitzgerald, and Mr. Farah, respectively, with respect to the portion of the 2022 PSUs associated with performance goals to be established in 2023 and 2024. In connection with his separation from the Company, Mr. Agrawal’s 2022 PSUs will vest on a pro-rated basis due to the satisfaction of the age and service requirements for retirement vesting and subject to the achievement of the underlying performance goals.
(3)	These options were awarded on February 24, 2022, subject to vesting in 25% increments on each of the first through fourth year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy, the Long-Term Incentive Plan or the equity award agreement.
(4)	These options were awarded on December 27, 2021, subject to vesting in 25% increments on each of the first through fourth year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy, the Long-Term Incentive Plan or the equity award agreement.

56  |  The Western Union Company

EXECUTIVE COMPENSATION

(5)	Represents RSUs that are scheduled to vest in three substantially equal installments on the first, second and third anniversaries of the grant date commencing on February 23, 2023 (or, in the case of Mr. McGranahan, February 24, 2023); provided that the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy, the Long-Term Incentive Plan or the equity award agreement. In connection with Ms. Fitzgerald’s and Mr. Agrawal’s separations from the Company, Mr. Agrawal received and Ms. Fitzgerald will receive prorated vesting of their 2022 RSU award based upon their period of service during the vesting period in accordance with the terms of the underlying award agreements or, in the case of Ms. Fitzgerald, the Severance Policy.
(6)	Represents RSUs that vested on February 1, 2023.
(7)	Represents RSUs that were awarded on August 5, 2022, which vest in three substantially equal installments on the first, second and third anniversaries of the grant date; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Long-Term Incentive Plan or the equity award agreement.
(8)	Represents RSUs that were awarded on September 13, 2021, which vest in three substantially equal installments on the first, second and third anniversaries of the grant date; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy, the Long-Term Incentive Plan or the equity award agreement. In connection with Ms. Fitzgerald’s separation from the Company, she will receive a prorated vesting of her 2021 RSU award based upon her period of service during the vesting period in accordance with the terms of the Severance Policy.
(9)	Represents RSUs that are scheduled to vest on February 18, 2024; provided that the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy, the Long-Term Incentive Plan or the equity award agreement.
(10)	Represents RSUs that vested on February 19, 2023.
(11)	Represents PSUs that vested on February 19, 2023 based on the Company’s revenue and EBIT performance over the 2020-2022 performance period.
(12)	Represents PSUs that are scheduled to vest on February 18, 2024 based on the Company’s revenue and operating margin performance, measured annually during the 2021-2023 performance period; provided that the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy, the Long-Term Incentive Plan or the equity award agreement. In accordance with the SEC executive compensation disclosure rules, the amounts reported are based on achieving the target performance goals. In connection with his separation from the Company, Mr. Agrawal’s PSUs will vest on a pro-rated basis due to the satisfaction of the age and service requirements for retirement vesting.
(13)	Represents PSUs that are scheduled to vest on February 18, 2024 based on the Company’s TSR performance relative to the S&P 500 Index over the 2021-2023 performance period; provided that the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy, the Long-Term Incentive Plan or the equity award agreement. In accordance with the SEC executive compensation disclosure rules, the amounts reported are based on achieving the threshold performance goals. In connection with his separation from the Company, Mr. Agrawal’s PSUs will vest on a pro-rated basis due to the satisfaction of the age and service requirements for retirement vesting.
(14)	Represents RSUs that were awarded on June 1, 2022, which vest in three substantially equal installments on the first, second and third anniversaries of the grant date; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy, the Long-Term Incentive Plan or the equity award agreement.

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EXECUTIVE COMPENSATION

The following table provides information concerning the exercise of stock options and vesting of stock awards during 2022 for each of the NEOs.

2022 OPTION EXERCISES AND STOCK VESTED TABLE

NAME	OPTION AWARDS		STOCK AWARDS
	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($000)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($000)
Devin McGranahan	—	—	183,616	3,121.5
Matt Cagwin	—	—	—	—
Gabriella Fitzgerald	—	—	30,722	454.1
Jean Claude Farah	33,401	59.6	25,898	507.9
Benjamin Adams	—	—	—	—
Raj Agrawal	—	—	123,939	2,001.3

The following table provides information regarding compensation that has been deferred by our NEOs pursuant to the terms of our SISP.

2022 NONQUALIFIED DEFERRED COMPENSATION TABLE

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($000)(1)	REGISTRANT CONTRIBUTIONS IN LAST FY ($000)(2)	AGGREGATE EARNINGS/ (LOSS) IN LAST FY ($000)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($000)	AGGREGATE BALANCE AT LAST FYE ($000)(3)
Devin McGranahan	50.0	67.8	(15.8)	—	152.0
Matt Cagwin	54.2	2.2	(0.3)	—	56.1
Gabriella Fitzgerald	32.5	22.5	(3.7)	—	67.5
Jean Claude Farah	—	—	—	—	—
Benjamin Adams	—	—	—	—	—
Raj Agrawal	46.4	24.5	(444.2)	—	2,021.6

Footnotes:

(1)	These amounts represent deferrals of the NEO’s salary and compensation received under the Annual Incentive Plan and are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns in the 2022 Summary Compensation Table.
(2)	These amounts are included in the “All Other Compensation” column in the 2022 Summary Compensation Table.
(3)	Amounts in this column include the following amounts that were previously reported in the Summary Compensation Table as compensation for 2021 and 2020 (in $000s): Mr. Agrawal–$194.6.

58  |  The Western Union Company

EXECUTIVE COMPENSATION

INCENTIVE SAVINGS PLAN

We maintain a defined contribution retirement plan (the “Incentive Savings Plan” or “ISP”) for our employees on United States payroll, including each of our NEOs other than Mr. Farah. The ISP is structured with the intention of qualifying under Section 401(a) of the Internal Revenue Code. Under the ISP, participants are permitted to make contributions up to the maximum allowable amount under the Internal Revenue Code. For 2022, each participating NEO was eligible to receive a Company contribution equal to 4%

of his or her eligible compensation. During 2022, Mr. Farah participated in the CFE Retirement Fund, which provides for continued coverage under the French State Social Security System for French citizens who work outside of France. On behalf of the employee, the CFE Retirement Fund contributes to the National Retirement Insurance Fund (“CNAV”) allowing the employee to receive pension benefits from the CNAV upon retirement.

SUPPLEMENTAL INCENTIVE SAVINGS PLAN

We maintain a nonqualified supplemental incentive savings plan, the SISP, for certain of our employees on U.S. payroll, including each of our NEOs other than Mr. Farah. Under the SISP, participants may defer up to 80% of their salaries, including commissions and incentive compensation (other than annual bonuses), and may make a separate election to defer up to 80% of any annual bonuses and up to 100% of any performance-based cash awards they may earn. The SISP also provides participants the opportunity to receive credits for matching contributions equal to the difference between the Company contributions that a participant could receive under the ISP but for the contribution and compensation limitations imposed by the Internal Revenue Code, and the Company contributions allowable to the participant under the ISP. Participants are generally permitted to choose from among the mutual funds available for investment under the ISP for purposes of determining the imputed earnings, gains, and losses applicable to their SISP accounts. The SISP is unfunded. Participants may specify the timing of the payment of their accounts by choosing either a specified payment date or electing payment upon separation from service (or a date up to five years following separation from service), and in either case may elect to receive their accounts in a lump sum or in annual or quarterly installments over a period of up to ten years. With respect to each year’s contributions and imputed earnings, the participant may make a separate distribution election. Subject to the requirements of Section 409A of the Internal Revenue Code, applicable Internal Revenue Service guidance, and the terms of the SISP, participants may receive an early payment in the event of a severe financial hardship and may make an election to delay the timing of their scheduled payment by a minimum of five years.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

EXECUTIVE SEVERANCE POLICY

In 2022, we maintained the Executive Severance Policy for the payment of certain benefits to senior executives, including each of our NEOs, other than Mr. Cagwin, upon termination of employment from the Company and upon a change in control of the Company. Under the Executive Severance Policy, an eligible executive will become eligible for benefits if (i) prior to a change-in-control, he or she is involuntarily terminated by the Company other than on account of death or disability or for cause, or (ii) after a change-in-control, he or she is involuntarily terminated by the Company other than on account of death or disability or for cause, or he or she terminates employment voluntarily for “good reason” (which may arise from a material reduction in title or position, reduction in base salary or bonus opportunity or an increase in the executive’s commute to his or her current principal working location of more than 50 miles without consent) within 24 months after the date of the change-in-control. Under the Executive Severance Policy, a change-in-control is generally defined to include:

•	The acquisition by a person or entity of 35% or more of either the outstanding shares of the Company or the combined voting power of such shares, with certain exceptions;

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EXECUTIVE COMPENSATION

•	An unapproved change in a majority of the Board members within a 24-month period; and
•	Certain corporate restructurings, including certain mergers, dissolution and liquidation.

The Executive Severance Policy provided for the following severance and change-in-control benefits as of December 31, 2022:

•	A severance payment equal to the senior executive’s base pay plus target bonus for the year in which the termination occurs (the “base severance pay”) multiplied by 1.5 (multiplied by two in the case of the CEO and all senior executives who terminate for an eligible reason within 24 months following a change-in-control). For terminations prior to a change-in-control a senior executive employed by the Company for 12 months or less would be entitled to receive a severance payment equal to the base severance pay and, for every month employed in excess of 12 months, an additional severance payment equal to a pro rata portion of the base severance pay, up to a maximum severance payment equal to the senior executive’s base severance pay, multiplied by 1.5 (multiplied by two in the case of the CEO).
•	A cash payment equal to the lesser of (i) the senior executive’s prorated target bonus under the Annual Incentive Plan for the year in which the termination occurs and (ii) the maximum bonus which could have been paid to the senior executive under the Annual Incentive Plan for the year in which the termination occurs, based on actual Company performance during such year. No bonus will be payable unless the Compensation Committee certifies that the performance goals under the Annual Incentive Plan have been achieved for the year in which the termination occurs (except for eligible terminations following a change-in-control).
•	A lump sum payment equal to the difference between active employee health care premiums and continuation coverage premiums for 18 months of coverage.
•	At the discretion of the Compensation Committee, outplacement benefits may be provided to the executive.
•	All awards made pursuant to our Long-Term Incentive Plan, including those that are performance-based, generally will become fully vested and exercisable if a senior executive is involuntarily terminated without cause or terminates employment for good reason, in either case, within 24 months following a change-in-control. In such event, the right to exercise stock options will continue for 24 months (36 months in the case of the CEO) after the senior executive’s termination (but not beyond the applicable expiration date for the stock options).
•	If a senior executive is involuntarily terminated without cause and no change-in-control has occurred, awards granted pursuant to our Long-Term Incentive Plan generally will vest on a prorated basis based on the period served during the vesting period, and stock options will remain exercisable until the end of severance period under the Executive Severance Policy, but not beyond the applicable expiration date for the stock options.
•	Any benefits triggered by a change-in-control are subject to an automatic reduction to avoid the imposition of excise taxes under Section 4999 of the Internal Revenue Code in the event such reduction would result in a better after-tax result for the executive.

The provision of severance benefits under the Executive Severance Policy is conditioned upon the executive executing an agreement and release which includes, among other things, non-competition and non-solicitation restrictive covenants, as well as a release of claims against the Company. These restrictive covenants vary in duration, but generally do not exceed two years.

As noted earlier, Mr. Farah is subject to an employment agreement, which is a customary practice for executives located in the UAE. Under the terms of Mr. Farah’s employment agreement, he is required to receive three months’ notice of termination of employment or, in lieu of such notice, three months of pay. In addition, Mr. Farah is also eligible for statutory end of service gratuity/severance amounts in accordance with local law. Any amounts due to Mr. Farah under the Executive Severance Policy will be reduced by any end-of-service gratuity/severance paid under the terms of his employment agreement or as required by local law.

As noted in the “Compensation Discussion and Analysis,” during 2022 Mr. Agrawal separated from the Company. Due to his satisfaction of the age and service requirements under his outstanding equity award agreements, Mr. Agrawal became eligible for retirement vesting in accordance with the terms of these agreements (estimated value $13.77, based on the closing stock price on December 30, 2022 and assuming target payout for the PSUs).

60  |  The Western Union Company

EXECUTIVE COMPENSATION

SEVERANCE POLICY FOR TIER I EMPLOYEES

As of December 31, 2022, we maintained the Western Union Company Severance Policy (Tier I Employees) for the benefit of certain eligible employees of the Company, including Mr. Cagwin, upon a qualifying termination of employment with the Company. Under the Severance Policy for Tier I Employees, an eligible employee will become eligible for benefits if the employee experiences an involuntary termination of employment with the Company as a direct result of position elimination or reduction in force (excluding employees who are offered a comparable position with either the Company or a successor or accept employment with an such entity).

In general, the Severance Policy for Tier I Employees provided for the following benefits for eligible employees as of December 31, 2022:

•	A lump sum cash severance payment equal to a fixed number of weeks or months of such employee’s annual rate of base cash compensation as of the employee’s termination date (ranging between two months and twelve months for salaried employees), with the amount of severance determined based upon the employee’s number of years of service and annual rate of base cash compensation as of the termination date; and
•	A lump sum payment equal to the difference between active employee health care premiums and continuation coverage premiums for the duration of the employee’s applicable severance period;

The provision of severance benefits under the Severance Policy for Tier I Employees is conditioned upon the employee executing an agreement and release which includes, among other things, non-solicitation, non-disclosure, confidentiality, and non-disparagement restrictive covenants, as well as a release of claims against the Company.

For each of the NEOs serving as executive officers as of December 31, 2022, we have quantified the potential payments upon termination under various termination circumstances in the tables set forth below. These tables assume that the covered termination took place on December 31, 2022. As of December 31, 2022, none of our continuing NEOs were eligible for retirement vesting. As noted in the “Compensation Discussion and Analysis,” on February 24, 2023, the Company determined that Gabriella Fitzgerald would cease serving as President, North America, effective as of March 10, 2023. Upon her departure, Ms. Fitzgerald became eligible for benefits under the Executive Severance Policy for an involuntary termination other than for death, disability or cause, as described below.

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EXECUTIVE COMPENSATION

PAYMENTS UPON TERMINATION OR
CHANGE-IN-CONTROL TABLES

TERMINATION FOLLOWING A CHANGE-IN-CONTROL(1)
NAME	SEVERANCE ($000)(2)	WELFARE BENEFITS ($000)(3)	LONG-TERM INCENTIVES(4)			DEU ACCRUAL ($000)	TOTAL ($000)
			STOCK OPTIONS ($000)	PSUs ($000)	RSUs ($000)
Devin McGranahan	3,686.0	31.0	—	3,549.7	3,711.7	495.7	11,474.1
Matt Cagwin	375.2	—	—	210.3	841.2	35.9	1,462.6
Gabriella Fitzgerald	1,764.5	11.0	—	810.9	1,386.7	178.9	4,152.0
Jean Claude Farah	2,364.0	—	—	1,340.3	855.9	246.5	4,806.7
Benjamin Adams	1,089.9	30.8	—	—	1,155.2	59.1	2,335.0

INVOLUNTARY TERMINATION OTHER THAN FOR DEATH, DISABILITY, OR CAUSE
NAME	SEVERANCE ($000)(2)	WELFARE BENEFITS ($000)(3)	LONG-TERM INCENTIVES(4)			DEU ACCRUAL ($000)	TOTAL ($000)
			STOCK OPTIONS ($000)	PSUs ($000)	RSUs ($000)
Devin McGranahan	3,686.0	31.0	—	—	2,528.4	172.6	6,418.0
Matt Cagwin	375.2	3.3	—	—	—	—	378.5
Gabriella Fitzgerald	1,764.5	11.0	—	—	125.8	12.9	1,914.2
Jean Claude Farah	1,839.0	—	—	466.7	321.9	109.7	2,737.3
Benjamin Adams	1,089.9	30.8	—	—	—	—	1,120.7

DEATH OR DISABILITY
NAME	SEVERANCE ($000)	WELFARE BENEFITS ($000)	LONG-TERM INCENTIVES(4)			DEU ACCRUAL ($000)	TOTAL ($000)
			STOCK OPTIONS ($000)	PSUs ($000)	RSUs ($000)
Devin McGranahan	—	—	—	3,549.7	3,711.7	495.7	7,757.1
Matt Cagwin	—	—	—	210.3	841.2	35.9	1,087.4
Gabriella Fitzgerald	—	—	—	810.9	1,386.7	178.9	2,376.5
Jean Claude Farah	—	—	—	1,340.3	855.9	246.5	2,442.7
Benjamin Adams	—	—	—	—	1,155.2	59.1	1,214.3

Footnotes:

(1)	Under the Executive Severance Policy, following a change-in-control, an eligible executive will become entitled to severance benefits if he or she is involuntarily terminated by the Company other than on account of death or disability or for cause, or he or she terminates employment voluntarily for good reason within 24 months after the date of the change-in-control. Under the Severance Policy for Tier I Employees, Mr. Cagwin is not entitled to enhanced severance in the event of a change-in-control, and consequently the cash severance and welfare benefit amounts reflected here represent the severance benefits to which he would be entitled under that policy in the event of a qualifying termination.
(2)	In accordance with the Executive Severance Policy, amounts in this column represent severance payments equal to (i) the lesser of the NEO’s (x) 2022 target bonus and (y) 2022 bonus based on actual performance, plus (ii) 1.5 times (two times in the case of the CEO and in the case of all senior executives who terminate for an eligible reason within 24 months following a change-in-control) the sum of the NEO’s base salary and target bonus, with the exception of Mr. McGranahan, Ms. Fitzgerald and Mr. Adams, who have each been with the Company for less than two years as of December 31, 2022. Due to this fact, in accordance with the Executive Severance Policy in effect on December 31, 2022, the amounts for Mr. McGranahan, Ms. Fitzgerald and Mr. Adams represent payments equal to 1 times, 1.25 times, and 1 times, respectively, the sum of his or her base salary and target bonus for the current year in the case of an involuntary termination not in connection with a change in control. In accordance with the Severance Policy for Tier I Employees, the amount in this column for Mr. Cagwin represents 6 months of his annual rate of base cash compensation as of December 31, 2022.
(3)	Amounts in this column represent a lump sum cash payment equal to the product of (i) the difference in cost between the NEO’s actual health premiums and COBRA health premiums (if applicable) as of December 31, 2022, and (ii) 18, the number of months of continuing COBRA coverage (or, in the case of Mr. Cagwin, 6, the number of months in his severance period pursuant to the Severance Policy for Tier I Employees).

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EXECUTIVE COMPENSATION

(4)	Amounts in these columns reflect the long-term incentive awards to be received upon a termination or a change-in-control calculated in accordance with the Executive Severance Policy and the Long-Term Incentive Plan. In the case of stock grants, the equity value represents the value of the shares determined by multiplying the closing stock price of $13.77 per share on December 30, 2022 by the number of unvested RSUs or, in the case of PSUs, by the number of shares to be awarded based on target achievement. In the case of option awards, the equity value was determined by multiplying (i) the spread between the exercise price and the closing stock price of $13.77 per share on December 30, 2022 and (ii) the number of unvested option shares that would vest following a qualifying termination or termination due to death or disability. The calculation with respect to unvested long-term incentive awards reflects the following additional assumptions under the Executive Severance Policy and the Long-Term Incentive Plan:
EVENT	STOCK OPTIONS**	RSUs**	PSUs
Change-in-control and qualifying termination within subsequent 24-month period	Accelerate	Accelerate Accrued dividend equivalents would be distributed on accelerated RSUs.

Accelerated vesting and award is payable to the extent earned based on actual performance results

Accrued dividend equivalents would be distributed on accelerated PSUs (excluding PSUs with vesting based solely on TSR performance and granted prior to 2022).

Change-in-control (without termination of employment)	Vesting continues under normal terms	Vesting continues under normal terms	Vesting continues under normal terms

Involuntary termination without cause (outside the 24-month period following a change-in-control)*

*If the NEO would satisfy the age and service requirements for retirement, then the NEO would receive retirement vesting under this termination scenario.

Prorated vesting by grant based on period served during vesting period

Prorated vesting by grant based on period served during vesting period; if termination occurs prior to the one-year anniversary of the grant date, the awards are forfeited

Accrued dividend equivalents would be distributed on accelerated RSUs.

Prorated vesting by grant based on actual performance results and period served during vesting period; if termination occurs prior to the one-year anniversary of the grant date, the awards are forfeited

Accrued dividend equivalents would be distributed on accelerated PSUs (excluding PSUs with vesting based solely on TSR performance and granted prior to 2022).

Death or disability	Accelerate	Accelerate Accrued dividend equivalents would be distributed on accelerated RSUs.

Accelerated vesting and award is payable to the extent earned based on actual performance results

Accrued dividend equivalents would be distributed on accelerated PSUs (excluding PSUs with vesting based solely on TSR performance and granted prior to 2022).

Retirement[10]	Prorated vesting by grant based on period served during vesting period, with an exercise period equal to the earlier of (i) two years post-termination (three years, in the case of the CEO if termination is a severance-eligible event) and (ii) the expiration date	Prorated vesting by grant based on period served during vesting period Accrued dividend equivalents would be distributed on accelerated RSUs.

Prorated vesting by grant based on actual performance results and period served during vesting period

Accrued dividend equivalents would be distributed on accelerated PSUs (excluding PSUs with vesting based solely on TSR performance and granted prior to 2022).

**	The new hire awards for Mr. McGranahan provide for accelerated vesting in the event of a termination by the Company other than for cause or by Mr. McGranahan for good reason or in the event of a change in control in which the awards are not assumed by the surviving company.

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EXECUTIVE COMPENSATION

RISK MANAGEMENT AND COMPENSATION

Appropriately incentivizing behaviors which foster the best interests of the Company and its stockholders is an essential part of the compensation-setting process. The Company believes that risk-taking is necessary for continued innovation and growth, but that risks should be encouraged within parameters that are appropriate for the long-term health and sustainability of the business. As part of its compensation setting process, the Company evaluates the merits of its compensation programs through a comprehensive review of its compensation policies and programs to determine whether they encourage unnecessary or inappropriate risk-taking by the Company’s executives and employees below the executive level. Based on this review, the Company has concluded that the risks arising from its compensation programs are not reasonably likely to have a material adverse effect on the Company.

Management and the independent compensation consultant review the Company’s compensation programs, including the broad-based employee programs and the programs tied to the performance of individual business units. The team maps the level of “enterprise” risk for each business area, as established through the Company’s enterprise risk management oversight process, with the level of compensation risk for the associated incentive programs. In developing the risk assessment, the team reviews the compensation programs within each business area for:

•	The mix of fixed versus variable pay;
•	The performance metrics to which pay is tied;
•	Whether the pay opportunity is capped;
•	The timing of payout;
•	Whether “clawback” adjustments are permitted;
•	The use of equity awards; and
•	Whether stock ownership guidelines apply.

Annual incentive awards and long-term incentive awards granted to executives are tied primarily to corporate performance goals, including revenue and operating margin growth, and strategic performance objectives. The Compensation Committee believes that these metrics encourage performance that supports the business as a whole. The executive annual incentive awards include a maximum payout opportunity equal to 175% of target, subject to a +/-25% individual performance-based modifier for NEOs other than Mr. McGranahan. Our executives are also expected to meet share ownership guidelines in order to align the executives’ interests with those of our stockholders. Further, the Company’s clawback policy permits the Company to recover incentive compensation paid to designated executives (including our officers who are subject to Section 16 of the Exchange Act as well as the Company’s CCO) in the event of an accounting restatement or if the executive engaged in detrimental conduct, as defined in the clawback policy. This policy helps to discourage inappropriate risks, as executives will be held accountable for misconduct which is harmful to the Company’s financial and reputational health. In addition, the Company’s clawback policy and specific clawback provisions in its annual and long-term incentive award agreements allow the Company to “claw back” executive pay if the executive engages in conduct that is determined to have contributed to material compliance failures, subject to applicable law.

64  |  The Western Union Company

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Act, we are providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Mr. McGranahan, our CEO.

To understand this disclosure, we think it is important to give context to our operations. As noted above, The Western Union Company provides people and businesses with fast, reliable, and convenient ways to send money and make payments around the world. As a global organization, approximately 86% of our employees are located outside of the United States, with our employees located in more than 50 countries. We strive to create a competitive global compensation program in terms of both the position and the geographic location in which the employee is located. As a result, our compensation program varies amongst each local market, in order to allow us to provide a competitive total rewards package.

Given the leverage of our executive compensation program towards performance-based elements, we expect that our pay ratio disclosure will fluctuate year-to-year based on the Company’s performance against the pre-established performance goals.

Ratio

For 2022,

•	The median of the annual total compensation of all of our employees, other than Mr. McGranahan, was $36,144.
•	Mr. McGranahan’s annual total compensation, as reported in the Total column of the 2022 Summary Compensation Table, was $7,241.7 thousand.
•	Based on this information, the ratio of the annual total compensation of Mr. McGranahan to the median of the annual total compensation of all employees is estimated to be 200 to 1.

Identification of Median Employee

We selected November 1, 2022 as the date on which to determine our median employee. As of that date, we had approximately 8,900 employees. For purposes of identifying the median employee, we considered the aggregate of the following compensation elements for each of our employees, as compiled from the Company’s payroll records:

•	Base Salary
•	Target Annual Bonus
•	Actual Equity Awards
•	Target Commissions

We selected the above compensation elements as they represent the Company’s principal broad-based compensation elements. In addition, we measured compensation for purposes of determining the median employee using the 12-month period ending December 31, 2022.

Using this methodology, we determined that our median employee was a full-time, salaried employee working in Europe. For purposes of this disclosure, we converted such employee’s compensation from the employee’s local currency to U.S. dollars using an exchange rate as of December 31, 2022. In determining the annual total compensation of the 2022 median employee, we calculated such employee’s 2022 compensation in accordance with Item 402(c)(2)(x) of Regulation S-K as required pursuant to SEC executive compensation disclosure rules. This calculation is the same calculation used to determine total compensation for purposes of the 2022 Summary Compensation Table with respect to each of the NEOs.

2023 Proxy Statement  |  65

PAY VERSUS PERFORMANCE

PAY VERSUS PERFORMANCE
YEAR(1)	SUMMARY COMPENSATION TABLE TOTAL FOR MCGRANAHAN ($000)(2)	SUMMARY COMPENSATION TABLE TOTAL FOR ERSEK ($000)(2)	COMPENSATION ACTUALLY PAID TO MCGRANAHAN ($000)(3)	COMPENSATION ACTUALLY PAID TO ERSEK ($000)(3)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOS ($000)(2)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOS ($000)(3)	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:(4)		NET INCOME ($000,000)	ADJUSTED REVENUE ($000,000)(6)
							TOTAL SHAREHOLDER RETURN ($)	PEER GROUP TOTAL SHAREHOLDER RETURN ($)(5)
2022	7,241.7	N/A	782.4	N/A	1,975.9	1,109.0	59.44	118.77	910.6	4,512
2021	14,117.4	10,834.6	9,871.5	639.4	3,277.1	1,402.5	72.40	132.75	805.8	5,012
2020	N/A	10,336.4	N/A	(7,515.9)	3,566.7	1,069.0	85.33	98.31	744.3	4,918

(1)	The Principal Executive Officer (“PEO”) and NEOs for the applicable years were as follows:
-	2022: Devin McGranahan served as the Company’s Chief Executive Officer for the entirety of 2022 and the Company’s other NEOs were: Matt Cagwin; Jean Claude Farah; Gabriella Fitzgerald; Benjamin Adams; and Raj Agrawal.
-	2021: Devin McGranahan assumed the role of the Company’s Chief Executive Officer on December 27, 2021 and Hikmet Ersek served as Chief Executive Officer during 2021 through his December 27, 2021 retirement. The Company’s other NEOs for 2021 were: Raj Agrawal; Michelle Swanback; Jean Claude Farah; and Gabriella Fitzgerald.
-	2020: Hikmet Ersek served as the Company’s Chief Executive Officer for the entirety of 2020 and the Company’s other NEOs for 2021 were: Raj Agrawal; Michelle Swanback; Jean Claude Farah; and Khalid Fellahi.

(2)	Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Messrs. McGranahan and Ersek and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s NEOs for the applicable year other than the PEOs for such years.
(3)	To calculate compensation actually paid (“CAP”), adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Messrs. McGranahan and Ersek and for the average of the other NEOs is set forth following the footnotes to this table.
(4)	Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2019. Historic stock price performance is not necessarily indicative of future stock price performance.
(5)	The TSR Peer Group consists of the Standard & Poor’s Composite – 500 Financials Index (the “S&P 500 Financials Index”), an independently prepared index that includes companies in the financial services industry.
(6)	As noted in the “Compensation Discussion and Analysis,” for 2022, the Compensation Committee determined that adjusted revenue continues to be viewed as a core driver of the Company’s performance and stockholder value creation and, accordingly, was utilized as a component in both the Annual Incentive Plan and long-term incentive program. Total adjusted revenue represents revenue adjusted to exclude Argentina inflation and the effect of currency fluctuations. In 2022, adjusted revenue also excluded the impact of Business Solutions revenues in light of the pending agreement to sell the business, and the impact of Russia/Belarus revenues as a result of the conflict in Ukraine.

66	The Western Union Company

EXECUTIVE COMPENSATION

CAP ADJUSTMENTS
YEAR	SUMMARY COMPENSATION TABLE TOTAL ($000)(a)	MINUS GRANT DATE FAIR VALUE OF STOCK OPTION AND STOCK AWARDS GRANTED IN FISCAL YEAR ($000)(b)	PLUS FAIR VALUE AT FISCAL YEAR-END OF OUTSTANDING AND UNVESTED STOCK OPTION AND STOCK AWARDS GRANTED IN FISCAL YEAR ($000)(c)	PLUS/(MINUS) CHANGE IN FAIR VALUE OF OUTSTANDING AND UNVESTED STOCK OPTION AND STOCK AWARDS GRANTED IN PRIOR FISCAL YEARS ($000)(d)	PLUS FAIR VALUE AT VESTING OF STOCK OPTION AND STOCK AWARDS GRANTED IN FISCAL YEAR THAT VESTED DURING FISCAL YEAR ($000)(e)	PLUS/(MINUS) CHANGE IN FAIR VALUE AS OF VESTING DATE OF STOCK OPTION AND STOCK AWARDS GRANTED IN PRIOR YEARS FOR WHICH APPLICABLE VESTING CONDITIONS WERE SATISFIED DURING FISCAL YEAR ($000)(f)	MINUS FAIR VALUE AS OF PRIOR FISCAL YEAR-END OF STOCK OPTION AND STOCK AWARDS GRANTED IN PRIOR FISCAL YEARS THAT FAILED TO MEET APPLICABLE VESTING CONDITIONS DURING FISCAL YEAR ($000)(g)	PLUS DOLLAR VALUE OF DIVIDENDS OR OTHER EARNINGS PAID ON STOCK AWARDS IN FISCAL YEAR AND PRIOR TO VESTING DATE ($000)(h)	EQUALS COMPENSATION ACTUALLY PAID ($000)
Devin McGranahan
2022	7,241.7	(5,007.1)	1,723.5	(2,527.5)	—	(648.2)	—	—	782.4
2021	14,117.4	(13,100.0)	8,854.1	—	—	—	—	—	9,871.5
Hikmet Ersek
2021	10,834.6	(8,200.0)	3,064.3	(5,871.4)	—	811.9	—	—	639.4
2020	10,336.4	(8,200.0)	4,865.4	(13,777.1)	—	(740.6)	—	—	(7,515.9)

Other NEOs (Average)(i)
2022	1,975.9	(1,297.4)	572.5	(164.7)	—	22.7	—	—	1,109.0
2021	3,277.1	(2,200.0)	1,115.4	(854.6)	—	64.6	—	—	1,402.5
2020	3,566.7	(2,412.5)	1,670.1	(1,693.2)	—	(62.1)	—	—	1,069.0
(a)	Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the Other NEOs, amounts shown represent averages.
(b)	Represents the grant date fair value of the stock option and stock awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(c)	Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested option awards and stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(d)	Represents the change in fair value during the indicated fiscal year of the outstanding and unvested option awards and stock awards held by the applicable NEO as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.
(e)	Represents the fair value at vesting of the option awards and stock awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(f)	Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each option award and stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(g)	Represents the fair value as of the last day of the prior fiscal year of the option award and stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(h)	Represents the dollar value of any dividends or other earnings paid on stock awards in the indicated fiscal year and prior to the vesting date that are not otherwise included in the total compensation for the indicated fiscal year. The Company does not pay dividends or other earnings on unvested stock awards.
(i)	See footnote 1 above for the NEOs included in the average for each year.

2023 Proxy Statement	67

EXECUTIVE COMPENSATION

Relationship Between Pay and Performance

We believe the “Compensation Actually Paid” in each of the years reported above and over the three-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance” as the “Compensation Actually Paid” fluctuated year-over-year, primarily due to the result of our varying levels of achievement against pre-established performance goals under our Annual Incentive Plan and our Long-Term Incentive Plan, including our adjusted revenue performance, and our stock performance.

TSR: Company versus Peer Group and CAP

As shown in the chart below, the Company’s three-year cumulative TSR for the period of 2020-2022 is less than the three-year cumulative TSR for companies included in our peer group TSR. While the average CAP for the other NEOs is relatively aligned with the Company’s TSR, the CAP for the PEO position was impacted by the new hire grants received by Mr. McGranahan in 2021 in connection with the commencement of his employment and the CAP for Mr. Ersek in 2020 was impacted by the decline in the Company’s stock price from December 31, 2019 through December 31, 2020.

COMPENSATION ACTUALLY PAID (CAP) VS WESTERN UNION
AND PEER GROUP TSR

68	The Western Union Company

EXECUTIVE COMPENSATION

CAP Versus Adjusted Revenue (Company Selected Measure)

The chart below demonstrates the relationship between CAP amounts for our PEO and each of our NEOs and our adjusted revenue for the applicable fiscal year. Variations in the CAP amounts for our PEO and other NEOs are due in large part to the significant emphasis the Company places on long-term incentives, the value of which fluctuates most significantly based on the vesting level of our PSU awards and changes in stock price over time. As noted in the “Compensation Discussion and Analysis,” the Compensation Committee	determined that adjusted revenue continues to be viewed as a core driver of the Company’s performance and stockholder value creation and, accordingly, was utilized as a component in both the Annual Incentive Plan and long-term incentive program. While the average CAP for the other NEOs is relatively aligned with the Company’s adjusted revenue performance, the CAP for the PEO position was impacted by the new hire grants received by Mr. McGranahan in 2021 in connection with the commencement of his employment and the CAP for Mr. Ersek in 2020 was impacted by the decline in the Company’s stock price from December 31, 2019 through December 31, 2020.

COMPENSATION ACTUALLY PAID (CAP) VS ADJUSTED REVENUE

2023 Proxy Statement	69

EXECUTIVE COMPENSATION

CAP Versus Net Income

The chart below demonstrates the relationship between CAP amounts for our PEO and our other NEOs and our net income. Net income is not a component of our executive compensation program. Variations in the CAP amounts for	our PEO and other NEOs are due in large part to the significant emphasis the Company places on long-term incentives, the value of which fluctuates most significantly based on the vesting level of our PSU awards and changes in stock price over time.

COMPENSATION ACTUALLY PAID (CAP) VS NET INCOME

Performance Measures Used to Link Company
Performance and CAP to the NEOs

Below is a list of financial performance measures, which in the Company’s assessment represent the most important financial performance measures used by the Company to link CAP to the NEOs for 2022 to Company performance. As noted in the “Compensation Discussion and Analysis,” the Company used both financial and non-financial performance measures in order to link compensation paid to NEOs to Company performance in 2022. To measure individual performance against key objectives for the Company as well as the executive’s success in fulfilling the executive’s responsibilities, the total payout under the Annual Incentive Plan for the participating NEOs other than Mr. McGranahan in 2022 was subject to a +/- 25% modifier based on the Compensation Committee’s assessment versus non-financial performance metrics relating to leadership, compliance and ESG (as well as an individual performance goal tailored to each participating NEO’s functional area). These goals were included in the Annual Incentive Plan design to reinforce these objectives as priorities throughout the organization. Please see the “Compensation Discussion and Analysis” for further information regarding how each of these goals is calculated as well as the Company’s use of strategic and non-financial goals in its executive compensation program.

•	Adjusted Revenue
•	Adjusted Profit Margin
•	Adjusted Earnings Per Share
•	Consumer-to-Consumer westernunion.com Money Transfer Revenue
•	Total Shareholder Return
•	Company Stock Price

70	The Western Union Company

PROPOSAL 2
ADVISORY VOTE TO APPROVE
EXECUTIVE COMPENSATION

The Company is providing stockholders an advisory vote to approve executive compensation as required by Section 14A of the Exchange Act. The advisory vote to approve executive compensation is a nonbinding vote on the compensation of the Company’s NEOs, as described in the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in this Proxy Statement. The advisory vote to approve executive compensation is not a vote on the Company’s general compensation policies or the compensation of the Company’s Board of Directors. The Dodd-Frank Act requires the Company to hold the advisory vote to approve executive compensation at least once every three years. At the 2017 Annual Meeting of Stockholders, the Company asked stockholders to indicate if it should hold an advisory vote to approve the compensation of named executive officers every one, two or three years, with the Board recommending an annual advisory vote. Our stockholders approved this recommendation. Accordingly, the Company is again asking stockholders to approve the compensation of NEOs as disclosed in this Proxy Statement.

At the 2022 Annual Meeting of Stockholders, the Company provided stockholders with the opportunity to cast an advisory vote to approve the compensation of the Company’s NEOs as disclosed in the Proxy Statement for the 2022 Annual

Meeting of Stockholders, and the Company’s stockholders overwhelmingly approved the proposal, with approval by approximately 88% of the votes cast for the proposal at the 2022 Annual Meeting of Stockholders.

The Company believes that its compensation policies and procedures, which are outlined in the “Compensation Discussion and Analysis” section of this Proxy Statement, support the goals of:

•	Aligning our executives’ goals with our stockholders’ interests;
•	Attracting, retaining, and motivating outstanding executive talent; and
•	Pay-for-performance - Holding our executives accountable and rewarding their achievement of financial, strategic and operating goals.

The Compensation Committee of the Board continually reviews the Company’s executive compensation and benefits program to evaluate whether it supports these goals and serves the interests of the Company’s stockholders. The Company’s executive compensation practices include the following, as discussed in more detail in the “Compensation Discussion and Analysis” section of this Proxy Statement:

WHAT WE DO	WHAT WE DON’T DO

✓  Pay-for-performance and at-risk compensation.

✓  Align compensation with stockholder interests.

✓  Emphasis on future pay opportunity vs. current pay.

✓  Mix of performance metrics.

✓  Stockholder engagement.

✓  “Clawback” policy.

✓  Robust stock ownership guidelines.

✓  Include ESG metrics in compensation program.

✓  Multi-year vesting and/or performance periods for long-term incentive awards.

✓  Independent compensation consultant retained by Compensation Committee.

✓  “Double trigger” severance benefits in the event of a change-in-control.

✓  Maximum payout caps for annual cash incentive compensation and PSUs.

×  No repricing or buyout of underwater stock options without stockholder approval.

×  No change-in-control tax gross ups.

×  No dividends or dividend equivalents paid on unvested or unearned PSUs or RSUs.

×  Prohibition against pledging and hedging of Company securities by senior executives and directors.

×  No service-based defined benefit pension plan.

2023 Proxy Statement  |  71

PROPOSAL 2 ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

We believe that our executive compensation practices, in combination with a competitive market review, limited executive perquisites, and reasonable severance pay multiples contribute to an executive compensation program that is competitive yet strongly aligned with stockholder interests.

The Board recommends that you vote in favor of the following “say-on-pay” resolution:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, each as set forth in the Company’s Proxy Statement for its 2023 Annual Meeting of Stockholders.

REQUIRED VOTE

The affirmative vote of the holders of a majority of shares of the Company’s Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required to approve this Proposal 2.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.

72  |  The Western Union Company

PROPOSAL 3
ADVISORY VOTE ON THE FREQUENCY OF THE VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are providing the Company’s stockholders with the opportunity to cast a non-binding vote on whether a non-binding stockholder vote to approve the compensation of our named executive officers (such as a vote similar to Proposal 2) should occur every one, two or three years.

The Board has determined that an advisory vote on executive compensation every one year continues to be the best approach for the Company based on a number of considerations, including the vote frequency which the Board believes the majority of our investors prefer.

Stockholders are not voting to approve or disapprove of the Board’s recommendation. Instead, the proxy card provides stockholders with four choices with respect to this proposal: (1) one year; (2) two years; (3) three years or (4) abstaining from voting on the proposal. We are asking our stockholders to indicate their support for the non-binding advisory vote on executive compensation to be held every one year.

The option receiving the greatest number of votes will be considered the frequency recommended by the Company’s stockholders. Even though this vote will neither be binding on the Company or the Board, the Board of Directors will take into account the result of the vote when determining the frequency of future say-on-pay votes.

REQUIRED VOTE

The option receiving the greatest number of votes will be considered the frequency recommended by the Company’s stockholders.

Because your vote is advisory, it will not be binding on the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE ONE YEAR WITH RESPECT TO PROPOSAL 3.

2023 Proxy Statement  |  73

PROPOSAL 4
RATIFICATION OF SELECTION OF AUDITORS

The Board of Directors and the Audit Committee believe it is in the best interest of the Company and its stockholders to recommend to the stockholders the ratification of the selection of Ernst & Young LLP, independent registered public accounting firm, to audit the accounts of the Company and its subsidiaries for 2023. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since the Company became a public company in 2006. Consistent with the regulations adopted pursuant to the

Sarbanes-Oxley Act of 2002, the lead audit partner having primary responsibility for the audit and the concurring audit partner are rotated every five years.

A representative of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

SUMMARY OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES FOR 2022 AND 2021

Fees for professional services provided by our independent auditors, Ernst & Young LLP, for fiscal years 2022 and 2021, respectively, included the following (in millions):

	2022	2021
Audit Fees(1)	$6.0	$7.5
Audit-Related Fees(2)	$1.5	$1.1
Tax Fees(3)	$0.8	$0.8
All Other Fees(4)	$—	$0.1
(1)	“Audit Fees” primarily include fees related to (i) the integrated audit of the Company’s annual consolidated financial statements and internal controls over financial reporting; (ii) the review of its quarterly consolidated financial statements; (iii) statutory audits required domestically and internationally; (iv) comfort letters, consents and assistance with and review of documents filed with the SEC; and (v) other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the PCAOB (United States).
(2)	“Audit-Related Fees” primarily include fees, not included in “Audit Fees” above, related to (i) service auditor examinations; (ii) attest services that are not required by statute or regulation; and (iii) consultation concerning financial accounting and reporting standards that are not classified as “Audit Fees.”
(3)	“Tax Fees,” which incorporate both tax advice and tax planning services, primarily include fees related to (i) consultations, analysis and assistance with domestic and foreign tax matters, including value-added and goods and services taxes; (ii) local tax authority audits; and (iii) other miscellaneous tax consultations, including tax services requested as part of the Company’s procedures for commercial agreements, the acquisition of new entities, and other potential business transactions.
(4)	“All Other Fees” consist of fees for professional services other than the services reported above.

During 2022 and 2021, all audit and non-audit services provided by the independent registered public accounting firm were pre-approved, consistent with the pre-approval policy of the Audit Committee. The pre-approval policy requires that all services provided by the independent registered public accounting firm be pre-approved by the Audit Committee or one or more members of the Audit Committee designated by the Audit Committee.

74  |  The Western Union Company

PROPOSAL 4 RATIFICATION OF SELECTION OF AUDITORS

REQUIRED VOTE

The affirmative vote of the holders of a majority of shares of the Company’s Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required to approve this Proposal 4. In the event the stockholders fail to ratify the selection of Ernst & Young LLP, the Audit Committee of the Board of Directors will consider it a direction to select another independent registered public accounting firm for the subsequent year. Even if the selection is ratified, the Audit Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year, if it feels that such a change would be in the best interest of the Company and its stockholders.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND THAT YOU VOTE FOR PROPOSAL 4.

2023 Proxy Statement  |  75

PROPOSAL 5
APPROVAL OF AMENDMENT TO THE
AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION TO LIMIT LIABILITY OF
CERTAIN OFFICERS

After careful consideration, and for the following reasons, the Board recommends that stockholders vote “FOR” the proposal to amend our Charter to provide for the exculpation of officers as permitted by Delaware law.

The Delaware Corporation Law (the “DGCL”) was recently amended to permit Delaware companies to exculpate their officers for personal liability in certain actions. Previously, exculpation was only available for directors. After careful consideration, the Board approved an amendment to our Charter to include the exculpation of officers pursuant to these recent amendments to the DGCL. The Charter currently provides only for the exculpation of directors in Article Sixth, Section A.

As amended, the DGCL only permits, and our proposed amendment would only permit, exculpation of officers for claims that do not involve breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violations of law, or any transaction in which the officer derived an improper personal benefit. In addition, the exculpation of officers would not apply to claims brought by or in the right of the corporation, such as derivative claims. If the proposed amendment is adopted, the types of claims that would be barred against certain senior officers are a subset of those claims that are already barred against directors under our Charter, as permitted by the DGCL.

Officers, like directors, are exposed to a substantial risk of lawsuits or proceedings seeking to impose personal monetary liability. Officer exculpation is intended to enable our officers to exercise their business judgment in furtherance of the interests of our stockholders while minimizing the potential for distraction posed by frivolous lawsuits and costs which are often borne by the Company either directly, through indemnification, or indirectly through higher insurance premiums. Without officer exculpation, the potential for such frivolous claims may impede our ability to attract and retain quality executives to work on our behalf, present barriers to our ability to accomplish our business objectives due to the diversion of management attention and result in a waste of corporate resources.

The Board believes that eliminating personal monetary liability for officers under the circumstances permitted by the DGCL is reasonable and appropriate. This limitation provides the proper balance between stockholders’ interest in accountability and their interest in limiting the assertion of potentially frivolous claims for negligence. We expect that many of our peers incorporated in Delaware, with whom we compete for executive talent, will adopt exculpation clauses that limit the personal liability of officers in their Certificates of Incorporation. Although the amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any officer, we believe a failure to adopt the proposed amendment could impact our recruitment and retention of exceptional officer candidates who may conclude that, without the protection of exculpation, the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of the Company.

Taking into account the limits on the type of claims for which officers’ liability would be exculpated, and the benefits the Board believes would accrue to the Company and its stockholders, the Board determined that it is in the best interests of the Company and our stockholders to amend the Charter as described herein.

This description of the proposed amendment to the Charter is qualified by the full text of the amendment to Article Sixth, Section A, of the Charter, which is attached to this Proxy Statement as Annex B. In Annex B, additions of text to our Charter are indicated by underlining.

76  |  The Western Union Company

PROPOSAL 5 APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

REQUIRED VOTE

The proposed amendment to our Charter requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote on the subject matter. If this proposal to amend our Charter is approved by our stockholders, the resulting Amended and Restated Certificate of Incorporation for the

Company will be filed with the Secretary of State of the State of Delaware shortly after the Annual Meeting. If this proposal to amend our Charter is not adopted and approved, the current Charter will remain unchanged.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 5.

2023 Proxy Statement  |  77

PROPOSAL 6
STOCKHOLDER PROPOSAL REGARDING
STOCKHOLDER RIGHT TO ACT BY WRITTEN
CONSENT

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, owner of more than $2,000 worth of shares of the Company’s Common Stock, has notified the Company that he intends to present a proposal for consideration at the Annual Meeting. As required by the

Exchange Act, the text of the stockholder proposal and supporting statement appear as submitted to the Company by the proponent. The Board and the Company accept no responsibility for the contents of the proposal or the supporting statement.

PROPOSAL 6 - SHAREHOLDER RIGHT TO ACT BY WRITTEN CONSENT

Shareholders request that our board of directors take the necessary steps to permit written consent by the shareholders entitled to cast the minimum number of votes that would be necessary to authorize an action at a meeting at which all shareholders entitled to vote thereon were present and voting. This includes shareholder ability to initiate any appropriate topic for written consent.

This proposal topic won impressive 51% Western Union shareholder support at the 2017 WU annual meeting.

This proposal is all the more important at Western Union due to our restricted right to call for a special shareholder meeting. The only WU shares that can formally participate in calling for special shareholder meeting are the shares that are held for at least one continuous year.

Requiring one continuous year of stock ownership can serve as a poison pill. No company has ever cited in it annual meeting proxy a single example of shareholders ever successfully calling for a special shareholder meeting at a company that excludes all shares not held for one continuous full year. This is evidence of a poison pill attached to an important shareholder right.

Action by written consent and calling for a special shareholder meeting are hardly ever used by shareholders but the main point of these rights is that it gives shareholders at least significant standing to engage effectively with management.

Management will have an incentive to genuinely engage with shareholders if shareholders have a realistic option of acting by written consent or calling a special shareholder meeting. Management likes to claim that shareholders have multiple means to communicate with management but in most cases these are low impact means that are as effective as mailing a post card to the CEO. A right to act by written consent is an important step for effective shareholder engagement with management.

Western Union shareholders need the right to act by written consent to help make up for the poison pill attached to our right to call for a special shareholder meeting. Improving corporate governance at WU could eventfully help the price of our poor performing WU stock that has dropped from $26 in 2020.

Shareholder Right to Act by Written Consent -- Proposal 6

78  |  The Western Union Company

PROPOSAL 6 STOCKHOLDER PROPOSAL REGARDING STOCKHOLDER RIGHT TO ACT BY WRITTEN CONSENT

BOARD’S STATEMENT OPPOSING THE PROPOSAL

After careful consideration, and for the following reasons, the Board believes that the proposal is not in the best interests of the Company or its stockholders, and the Board recommends voting “AGAINST” this proposal.

Stockholder engagement efforts and prior voting suggest limited stockholder support for the proposal. After a proposal to establish the right of stockholders to act by written consent received approximately 51% approval at the 2017 annual meeting of stockholders, the Board engaged with the Company’s top 25 stockholders to solicit input regarding the most appropriate response to the approval of the proposal. The stockholders in this group who agreed to speak with the Company are believed by the Company to have held approximately 49% of the Company’s outstanding stock as of December 31, 2017.

- A significant majority of these stockholders (representing approximately 31% of the Company’s outstanding stock as of December 31, 2017) indicated that a reduction in the ownership threshold required under the Company’s existing special meeting right was preferable to implementing a right for stockholders to act by written consent.

- In response, the Board reduced the ownership threshold for stockholders to call a special meeting from 20% to 10%, subject to stockholder approval.

- Stockholders voted on an amendment to the Company’s Charter to approve the reduced special meeting ownership threshold at the 2018 annual meeting of stockholders. This proposal passed with the favorable vote of approximately 83% of all outstanding shares.

-  The proponent presented a similar stockholder proposal at the 2021 annual meeting of stockholders that received 32.5% of votes cast in favor.

The Company believes that permitting stockholder action by written consent could lead to substantial confusion and disruption for stockholders. The Board believes that permitting stockholder action by written consent is not an appropriate corporate governance model for a widely-held public company like Western Union. Consider the following:

- Currently, any matter that Western Union or its stockholders wish to present for a stockholder vote must be presented at a meeting of the stockholders, thus allowing all stockholders to consider, discuss and vote on the pending matter.

-  In contrast, the written consent proposal at issue would permit a group of stockholders with no fiduciary duties to other stockholders to initiate action without prior notice, either to the other stockholders or to the Company, and without giving all stockholders an opportunity to participate and consider arguments, including those of the Company, for and against the action.

-  Stockholder action by written consent would allow for the solicitation of multiple, even conflicting, written consents by multiple stockholder groups, potentially creating substantial confusion and disruption for stockholders.

The Board of Directors is already highly accountable to stockholders. The proposal suggests that the written consent right is necessary to keep the Board accountable to stockholders. Our current policies, however, implement the goal of accountability without the governance risk to stockholders and the Company associated with action by written consent as contemplated by the proposal. The Company has implemented a comprehensive package of corporate governance practices and policies that enable stockholders to hold the Board accountable and, where necessary, take quick action to support their interests. Elements of this comprehensive package include:

- the Board of Directors is declassified, with majority voting for uncontested Director elections;

-  the Company was among the first U.S. Companies to adopt the “proxy access” right for its stockholders;

-  a stockholder or group of stockholders holding 10% or more of our outstanding shares may call a special meeting;

-  our Amended and Restated Certificate of Incorporation and By-Laws have no supermajority provisions; and

- the Company regularly seeks to engage with its stockholders to better understand their perspectives.

The Board has repeatedly responded to stockholder concerns and the Company’s existing corporate governance practices and policies give stockholders sufficient means to take actions which might otherwise be taken by written consent. There is, accordingly, no need for stockholders to be provided with the right to act by written consent.

Required Vote; Recommendation Only

The affirmative vote of the holders of a majority of shares of the Company’s Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required to approve this proposal. Stockholders should be aware that this proposal is simply a request that the Board take action stated in the proposal. Approval of this proposal may not result in the requested action being taken by the Board, and therefore, its approval would not effectuate the actions requested by the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 6.

2023 Proxy Statement  |  79

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information, as of December 31, 2022, about our Common Stock that may be issued upon the exercise of options and settlement of other equity awards under all compensation plans under which equity securities are reserved for issuance. The Company’s 2015 Long-Term Incentive Plan, 2006 Long-Term Incentive Plan and 2006 Non-Employee Director Equity Compensation Plan are our only equity compensation plans pursuant to which our equity securities are authorized for issuance.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	12,775,810(1)	$18.68(2)	14,065,248(3)
Equity compensation plans not approved by security holders	—	N/A	—
Total	12,775,810(1)	$18.68(2)	14,065,248(3)

Footnotes:

(1)	Includes 6,387,411 restricted stock units, PSUs, deferred stock units, and bonus stock units that were outstanding on December 31, 2022 under the Company’s 2015 Long-Term Incentive Plan, 2006 Long-Term Incentive Plan, and 2006 Non-Employee Director Equity Compensation Plan. Restricted stock unit awards, deferred stock unit awards and bonus stock units may be settled only for shares of Common Stock on a one-for-one basis. The number included for PSUs reflects grant date units awarded. Assuming maximum payout for PSU grants that have not completed the required performance period, the number of securities to be issued would increase by 1,566,195. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for further information regarding the 2018 PSUs, including the performance metrics applicable to such awards.
(2)	Only option awards were used in computing the weighted-average exercise price.
(3)	This amount represents shares of Common Stock available for issuance under the Company’s 2015 Long-Term Incentive Plan. Awards available for grant under the Company’s 2015 Long-Term Incentive Plan include stock options, stock appreciation rights, restricted stock, restricted stock units, bonus stock, bonus stock units, deferred stock units, performance grants, and any combination of the foregoing awards.

80  |  The Western Union Company

STOCK BENEFICIALLY OWNED BY DIRECTORS,
EXECUTIVE OFFICERS AND OUR LARGEST
STOCKHOLDERS

The following table sets forth the beneficial ownership of Common Stock by each person or group that is known by us to be the beneficial owner of more than 5% of our Common Stock, all directors and nominees, each of the executive officers named in the 2022 Summary Compensation Table contained in this Proxy Statement, and all directors and executive officers as a group. Except as otherwise noted, (i) the information is as of March 15, 2023, (ii) each person has sole voting and investment power of the shares, and (iii) the business address of each person shown below is 7001 East Belleview Avenue, Denver, Colorado 80237.

NAME OF BENEFICIAL OWNER	ADDRESS	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENTAGE OF OUTSTANDING SHARES
5% Owners
BlackRock, Inc.	55 East 52nd Street, New York, NY 10055	64,651,878(1)	16.7%(1)
The Vanguard Group	100 Vanguard Blvd., Malvern, PA 19355	47,330,106(2)	12.26%(2)
DIRECTORS AND NAMED EXECUTIVE OFFICERS(3)
Martin I. Cole		53,139	*
Richard A. Goodman		101,398	*
Betsy D. Holden		28,130	*
Jeffrey A. Joerres		23,743	*
Devin B. McGranahan		873,353	*
Michael A. Miles, Jr.		10,078	*
Timothy P. Murphy		35,369	*
Joyce A. Phillips		15,285	*
Jan Siegmund		89,247	*
Angela A. Sun		29,312	*
Solomon D. Trujillo(4)		199,194	*
Matt Cagwin		6,242	*
Raj Agrawal(5)		649,341	*
Benjamin Adams		0	*
Jean Claude Farah		357,362	*
Gabriella Fitzgerald(6)		30,864	*
All directors and executive officers as a group (19 persons)		2,572,209	*

*	Less than 1%

(1)	The number of shares held and percentage of outstanding shares were obtained from the holder’s Amendment No. 13 to Schedule 13G filing with the Securities and Exchange Commission filed January 24, 2023, which reports ownership as of December 31, 2022. The Schedule 13G filing indicates that the holder had sole voting power over 61,073,112 shares, sole dispositive power over 64,651,878 shares, shared voting power over 0 shares, and shared dispositive power over 0 shares.

2023 Proxy Statement  |  81

STOCK BENEFICIALLY OWNED BY DIRECTORS, EXECUTIVE OFFICERS AND OUR LARGEST STOCKHOLDERS

(2)	The number of shares held and percentage of outstanding shares were obtained from the holder’s Amendment No. 10 to Schedule 13G filing with the Securities and Exchange Commission filed February 9, 2023, which reports ownership as of December 30, 2022. The Schedule 13G filing indicates that the holder had sole voting power over 0 shares, sole dispositive power over 46,420,483 shares, shared voting power over 285,175 shares, and shared dispositive power over 909,623 shares.
(3)	The number of shares reported includes shares covered by options that are exercisable within 60 days of March 15, 2023 as follows: Mr. Cole, 9,208; Mr. Goodman, 101,281; Ms. Holden, 23,130; Mr. Joerres, 11,448; Mr. McGranahan, 652,733; Mr. Miles, 0; Mr. Murphy, 20,084; Ms. Phillips, 0; Mr. Siegmund, 79,247; Ms. Sun 22,620; Mr. Trujillo, 179,769; Mr. Cagwin (Chief Financial Officer), 0; Benjamin Adams (Chief Legal Officer and Interim Chief People Officer), 0; Mr. Farah (President, Middle East and Asia Pacific), 54,945; Ms. Fitzgerald (former President, North America), 0; Mr. Agrawal (former Chief Financial Officer) 283,920; and all directors and executive officers as a group, 1,439,552.
(4)	Mr. Trujillo shares with his spouse through a family trust the power to vote or direct the vote of, and the power to dispose or direct the disposition of, 11,800 shares.
(5)	Mr. Agrawal (former Chief Financial Officer) resigned from the Company effective September 2, 2022. The share ownership information included for Mr. Agrawal is to the Company’s knowledge as of his departure date, and included 331,411 shares held jointly with Mr. Agrawal’s spouse.
(6)	Ms. Fitzgerald (former President, North America) left the Company on March 10, 2023. The share ownership information included for Ms. Fitzgerald is to the Company’s knowledge as of her departure date.

82  |  The Western Union Company

CERTAIN TRANSACTIONS AND OTHER MATTERS

We or one of our subsidiaries may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, nominees for directors, 5% or more beneficial owners of our Common Stock, and immediate family members of these persons. We refer to transactions involving amounts in excess of $120,000 and in which the related person has a direct or indirect material interest as “related person transactions.” Each related person transaction must be approved in accordance with the Company’s written Related Person Transactions Policy by the Corporate Governance, ESG, and Public Policy Committee of the Board of Directors or, if the Corporate Governance, ESG, and Public Policy Committee of the Board of Directors determines that the approval of such related person transaction should be considered by all disinterested members of the Board of Directors, by the vote of a majority of such disinterested members. Other than as described below, there have been no related person transactions since January 1, 2022.

During 2022, N.A. Zeid, the brother-in-law of Mr. Farah served as the principal executive officer of one of the Company’s money transfer agents in the Middle East region. In 2022, the agent generated approximately 1.5% of the Company’s overall revenue and was paid approximately $15 million in commissions for its services as a money transfer agent. Mr. Farah does not receive any direct benefit from the Company’s relationship with the agent. Internal controls are in place to preclude Mr. Farah from making decisions on behalf of the Company with respect to the agent or otherwise being involved in the Company’s relationship with the agent. Pursuant to the Company’s Related Person Transactions Policy, the relationship was approved by the Corporate Governance, ESG, and Public Policy Committee.

The Corporate Governance, ESG, and Public Policy Committee considers all relevant factors when determining whether to approve a related person transaction, including, without limitation, the following:

-	the size of the transaction and the amount payable to a related person;
-	the nature of the interest of the related person in the transaction;
-	whether the transaction may involve a conflict of interest; and
-	whether the transaction was undertaken in the ordinary course of business of the Company; and
-	whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

The Company’s Related Person Transactions Policy is available through the “Investor Relations, Corporate Governance” portion of the Company’s website, www.westernunion.com.

* * *

This Proxy Statement is provided to you at the direction of the Board of Directors.

Darren Dragovich,
Secretary

2023 Proxy Statement  |  83

ANNEX A

RECONCILIATION OF NON-GAAP MEASURES
(in millions, unless indicated otherwise)

Western Union’s management believes the non-GAAP financial measures presented provide meaningful supplemental information regarding our operating results to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business, because they provide consistency and comparability to prior periods.

A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provides a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below. All adjusted year-over-year changes were calculated using prior year amounts.

REVENUES
	2021	2022
Revenues (GAAP)	$5,070.8	$4,475.5
Foreign currency translation impact(a)	(18.3)	185.5
Less Business Solutions revenues, constant currency (non-GAAP)(a)(b)	(405.9)	(216.4)
Adjusted revenues (non-GAAP)	$4,646.6	$4,444.6
Revenues (GAAP) - YoY % change	5%	(12)%
Adjusted revenues (non-GAAP) - YoY % change	4%	(4)%
OPERATING INCOME
	2021	2022
Operating income (GAAP)	$1,123.1	$884.9
Acquisition and divestiture costs(c)	15.7	6.2
Russia/Belarus exit costs(d)	N/A	10.0
Business Solutions exit costs(d)	N/A	7.7
Operating expense redeployment program costs(e)	N/A	21.8
Less Business Solutions operating income(b)	N/A	(56.6)
Adjusted operating income (non-GAAP)	$1,138.8	$874.0
Operating margin (GAAP)	22.1%	19.8%
Adjusted operating margin (non-GAAP)	22.5%	N/A
Adjusted operating margin, excluding Business Solutions operating income (non-GAAP)	N/A	20.4%

2023 Proxy Statement  |  A-1

EARNINGS PER SHARE
	2021	2022
Diluted earnings per share (GAAP) ($- dollars)	$1.97	$2.34
Pretax impacts from the following:
Acquisition and divestiture costs(c)	0.03	0.01
Gain on investment sale(f)	(0.12)	N/A
Debt extinguishment costs(g)	0.04	N/A
Pension settlement charge(h)	0.27	N/A
Business Solutions gain(b)	N/A	(0.64)
Business Solutions exit costs(d)	N/A	0.02
Russia/Belarus exit costs(d)	N/A	0.03
Operating expense redeployment program costs(e)	N/A	0.06
Income tax expense/(benefit) impacts from the following:
Change in permanent reinvestment assertion related to the sale of Business Solutions(i)	0.04	N/A
Reversal of significant uncertain tax positions(j)	N/A	(0.21)
Other adjustments(b)(c)(d)(e)(f)(g)(h)	(0.04)	0.15
Adjusted diluted earnings per share (non-GAAP) ($- dollars)	$2.19	$1.76

(a)	Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. We believe that this measure provides management and investors with information about revenue results and trends that eliminates currency volatility while increasing the comparability of the Company’s underlying results and trends.
(b)	During 2021, the Company entered into an agreement to sell its Business Solutions business to Goldfinch Partners LLC and The Baupost Group LLC (collectively, the “Buyer”) and received cash consideration of $887.2 million, net of cash divested, subject to the remaining close and regulatory capital adjustments. The sale will be completed in three closings, the first of which occurred on March 1, 2022 with the entirety of the cash consideration collected at that time and allocated to the closings on a relative fair value basis. The first closing excluded the operations in the European Union and the United Kingdom and resulted in a gain of $151.4 million. The second closing, which includes the United Kingdom operations, occurred on December 31, 2022 and resulted in a gain of $96.9 million. The third closing, which includes the European Union operations, is currently expected in the second quarter of 2023, pending regulatory approvals. Revenues have been adjusted to exclude the carved out financial information for the Business Solutions business to compare the year-over-year changes and trends in the Company’s continuing businesses, excluding the effects of this divestiture. While the sale of the Company’s Business Solutions business does not qualify for or represent discontinued operations, the Company has also adjusted operating income, beginning in the first quarter of 2022 and concurrent with the sale, to exclude the carved out direct profit of the Business Solutions business. The operations of the Business Solutions business to be sold in the third closing will continue to be included in Revenues and Operating income after the second closing. However, between the first and third closings, the Company is required to pay the Buyer a measure of the profits from these operations, while owned by the Company, adjusted for other charges, and this expense is recognized in Other income/(expense), net. Therefore, the Company believes that providing this information enhances investors’ understanding of the profitability of the Company’s remaining businesses. The Company has also excluded the gain on the sale, net of related taxes from its results, as management believes that excluding the impact from the gain on sale of the Business Solutions business will provide investors with a clearer and more meaningful comparison of results. These financial measures are non-GAAP measures and should not be considered a substitute for the GAAP measures.
(c)	Represents the impact from expenses incurred in connection with the Company’s acquisition and divestiture activity, including for the review and closing of these transactions. The Company believes that, by excluding the effects of these charges that can impact operating trends, management and investors are provided with a measure that increases the comparability of the Company’s underlying operating results.
(d)	Represents the exit costs incurred in connection with the divestiture of the Business Solutions business and the suspension of operations in Russia and Belarus, primarily related to severance and non-cash impairments of property and equipment, an operating lease right-of-use asset, and other intangible assets. While certain of the expenses are identifiable to the Company’s segments, the expenses are not included in the measurement of segment operating income provided to the Chief Operating Decision Maker for purposes of performance assessment and resource allocation. These expenses are therefore excluded from the Company’s segment operating income results. These expenses have been excluded from operating income and diluted earnings per share, net of related taxes. The Company believes that, by excluding the effects of these charges that can impact operating trends, management and investors are provided with a measure that increases the comparability of the Company’s underlying operating results.
(e)	Represents severance, non-cash impairments of operating lease right-of-use assets and property and equipment, and other expenses associated with the Company’s program to redeploy expenses in its cost base through optimizations in vendor management, real estate, marketing, and people costs. The expenses are not included in the measurement of segment operating income provided to the Chief Operating Decision Maker for purposes of performance assessment and resource allocation. The Company believes excluding the impact of these expenses will provide investors with a more meaningful comparison of operating results.

A-2  |  The Western Union Company

(f)	On April 12, 2021, the Company sold a substantial majority of the noncontrolling interest it held in a private company for cash proceeds of $50.9 million. As a result, the Company recorded a pre-tax gain in the second quarter of 2021. The gain on the sale and the income taxes on the gain have been removed from adjusted results. The Company believes excluding the impact of this gain will provide investors with a more meaningful comparison of results with the historical periods presented.
(g)	On April 1, 2021, the Company repaid $500 million of aggregate principal amount of 3.6% unsecured notes due in 2022 and incurred approximately $14.8 million of costs, excluding accrued interest, in connection with the repayment. The cost associated with the repayment was recorded to Other income/(expense), net, in the second quarter of 2021. The costs associated with the payment and related tax benefit have been removed from adjusted results. The Company believes excluding the impact of this charge will provide investors with a more meaningful comparison of results with the historical periods presented.
(h)	Represents the settlement charges for the Company’s defined benefit pension plan incurred in the fourth quarter of 2021. On July 22, 2021, the Company’s Board of Directors approved a plan to terminate and settle this frozen defined benefit plan, and during the fourth quarter of 2021, the Company settled its obligations under the plan and transferred the corresponding amount of plan assets to the insurer. The expenses associated with the pension settlement were recorded to Pension settlement charges within Total other income/(expense), net. The Company believes excluding the impact of this charge will provide investors with a more meaningful comparison of results with the historical periods presented.
(i)	Represents the tax impact from changes to certain of the Company’s permanent reinvestment assertions related to its decision to classify its Business Solutions business as held for sale in 2021. The Company believes excluding the impact of this charge will provide investors with a more meaningful comparison of results with the historical periods presented.
(j)	Represents non-cash reversals of significant uncertain tax positions. While the Company continues to reverse its uncertain tax positions upon settlements with taxing authorities, the lapse of the applicable statute of limitations, and other events, the Company has excluded certain reversals of uncertain tax positions in the third and fourth quarter of 2022 because of the significance of these reversals on its reported results. The Company believes excluding these reversals provides a more meaningful comparison of results to the historical periods presented.

2023 Proxy Statement  |  A-3

ANNEX B

PROPOSED AMENDMENT TO ARTICLE SIXTH, SECTION A OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE WESTERN UNION COMPANY TO LIMIT THE LIABILITY OF CERTAIN OFFICERS

A. A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or ~~to~~ officer to the fullest extent permitted by Delaware law. For purposes of this Article SIXTH, Section A, “officer” shall have the meaning provided in Section 102(b)(7) of the GCL, as it presently exists or may hereafter be amended from time to time.

B-1  |  The Western Union Company

Western Union
Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

FPO

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Items 1, 2, 4 and 5, and 1 Year for Item 3.

Election of directors:

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1a. Martin I. Cole	☐	☐	☐	**1f.** Timothy P. Murphy	☐	☐	☐
1b. Betsy D. Holden	☐	☐	☐	**1g.** Jan Siegmund	☐	☐	☐

Please fold here – Do not separate

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1c. Jeffrey A. Joerres	☐	☐	☐	**1h.** Angela A. Sun	☐	☐	☐
1d. Devin B. McGranahan	☐	☐	☐	**1i.** Solomon D. Trujillo	☐	☐	☐
1e. Michael A. Miles, Jr.	☐	☐	☐				

Other Matters:

2. Advisory Vote to Approve Executive Compensation		☐ For	☐ Against	☐ Abstain
3. Advisory Vote on the Frequency of the Vote on Executive Compensation	☐ 1 year	☐ 2 years	☐ 3 Years	☐ Abstain
4. Ratification of Selection of Ernst & Young LLP as our Independent Registered Public Accounting Firm for 2023		☐ For	☐ Against	☐ Abstain
5. Amendment to the Charter to limit liability for certain officers		☐ For	☐ Against	☐ Abstain

The Board of Directors Recommends a Vote AGAINST Item 6.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2, 4 AND 5, 1 YEAR FOR ITEM 3, AND AGAINST ITEM 6. For shares held in The Western Union Company Incentive Savings Plan (the Plan), the Plan's Trustee will vote the shares as directed. If no direction is given on how to vote the shares to the Trustee by mail on or before May 9, 2023 or by Internet or phone by 11:59 p.m. (EDT) on May 9, 2023, the Plan's Trustee will vote your shares held in the Plan in the same proportion as the shares for which it receives instructions from all other participants in the Plan.

Date ______________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

THE WESTERN UNION COMPANY

ANNUAL MEETING OF STOCKHOLDERS

May 12, 2023
8:00 a.m. (MDT)

The Western Union Company Corporate Headquarters
7001 East Belleview Avenue
Denver, Colorado 80237

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 12, 2023.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2, 4 and 5, "1 YEAR" for Item 3, and "AGAINST" Item 6.

By signing the proxy, you revoke all prior proxies and appoint Devin McGranahan and Darren Dragovich and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments and postponements thereof.

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET
www.proxypush.com/wu
Use the Internet to vote your proxy until 11:59 p.m. (EDT) on May 11, 2023. Scan the QR code on front for mobile voting.

PHONE
1-866-883-3382
Use a touch-tone telephone to vote your proxy until 11:59 p.m. (EDT) on May 11, 2023.

MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided in time to be received by May 11, 2023.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.